                                                                   Exhibit 10(s)




                      AMENDED AND RESTATED MASTER AGREEMENT


                          Dated as of October 31, 2001

                                      among

                               AARON RENTS, INC.,
                            as Lessee and Guarantor,

                        SUNTRUST BANKS, INC., as Lessor,


                        SOUTHTRUST BANK, N.A., as Lender,

                                       and

                             SUNTRUST BANK, as Agent

                                TABLE OF CONTENTS

                                                                             Page
SECTION 1   DEFINITIONS; INTERPRETATION.....................................   2

SECTION 2   ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
            NATURE OF TRANSACTION...........................................   2

      SECTION 2.1   Agreement to Acquire, Construct, Fund and Lease.........   2

      SECTION 2.2   Fundings of Purchase Price, Development Costs
                    and Construction Costs..................................   3

      SECTION 2.3   Funded Amounts and Interest and Yield Thereon...........   5

      SECTION 2.4   Lessee Owner for Tax Purposes...........................   7

      SECTION 2.5   Amounts Due Under Lease.................................   8

SECTION 3   CONDITIONS PRECEDENT; DOCUMENTS.................................   8

      SECTION 3.1   Conditions to the Obligations of the Funding
                    Parties on each Closing Date............................   8

      SECTION 3.2   Additional Conditions for the Initial Closing
                    Date....................................................  14

      SECTION 3.3   Conditions to the Obligations of Lessee.................  15

      SECTION 3.4   Conditions to the Obligations of the Funding
                    Parties on each Funding Date............................  16

      SECTION 3.5   Completion Date Conditions..............................  17

SECTION 4   REPRESENTATIONS.................................................  19

      SECTION 4.1   Representations of Lessee...............................  19

      SECTION 4.2   Survival of Representations and Effect of
                    Fundings................................................  26

      SECTION 4.3   Representations of the Lessor...........................  26

      SECTION 4.4   Representations of each Lender..........................  27

SECTION 5   COVENANTS OF THE LESSEE.........................................  27

      SECTION 5.1   Financial Statements and Other Information..............  27

      SECTION 5.2   Notices of Material Events..............................  30

      SECTION 5.3   Existence; Conduct of Business..........................  30

      SECTION 5.4   Compliance with Laws, Etc...............................  31

      SECTION 5.6   Books and Records.......................................  31

      SECTION 5.7   Visitation, Inspection, Etc.............................  31

      SECTION 5.8   Maintenance of Properties; Insurance....................  32

      SECTION 5.9   Use of Proceeds and Letters of Credit...................  32

      SECTION 5.10  Total Debt to EBITDA Ratio..............................  32

      SECTION 5.11  Total Adjusted Debt to Total Adjusted Capital
                    Ratio...................................................  32

      SECTION 5.12  Fixed Charge Coverage Ratio.............................  33

      SECTION 5.13  Minimum Consolidated Net Worth..........................  33

      SECTION 5.14  Indebtedness............................................  33

      SECTION 5.15  Negative Pledge.........................................  35

      SECTION 5.16  Fundamental Changes.....................................  36

      SECTION 5.17  Investments, Loans, Etc.................................  37

      SECTION 5.18  Restricted Payments.....................................  38

      SECTION 5.19  Sale of Assets..........................................  39

      SECTION 5.20  Transactions with Affiliates............................  39

      SECTION 5.21  Restrictive Agreements..................................  39

      SECTION 5.22  Sale and Leaseback Transactions.........................  40

      SECTION 5.23  Amendment to Material Documents.........................  40

      SECTION 5.24  Accounting Changes......................................  40

      SECTION 5.25  Further Assurances......................................  40

      SECTION 5.26  Additional Required Appraisals..........................  41

SECTION 6   TRANSFERS BY LESSOR AND LENDER..................................  41

      SECTION 6.1   Lessor Transfers........................................  41

      SECTION 6.2   Lender Transfers........................................  41

      SECTION 6.3   Distribution and Application of Rent Payments...........  42

      SECTION 6.4   Distribution and Application of Purchase
                    Payment.................................................  42

      SECTION 6.5   Distribution and Application to Funding Party
                    Balances of Lessee Payment of Recourse
                    Deficiency Amount Upon Exercise of Remarketing
                    Option..................................................  42

      SECTION 6.6   Distribution and Application to Funding Party
                    Balances of Remarketing Proceeds of Leased
                    Property................................................  43

      SECTION 6.7   Distribution and Application of Payments
                    Received When an Event of Default Exists or Has
                    Ceased to Exist Following Rejection of the
                    Lease...................................................  45

      SECTION 6.8   Distribution of Other Payments..........................  46

      SECTION 6.9   Timing of Agent Distributions...........................  46

      SECTION 6.10  Release of Leased Properties............................  46

SECTION 7   INDEMNIFICATION.................................................  47

      SECTION 7.1   General Indemnification.................................  47

      SECTION 7.2   Environmental Indemnity.................................  49

      SECTION 7.3   Proceedings in Respect of Claims........................  51

      SECTION 7.4   General Tax Indemnity...................................  54

      SECTION 7.5   Increased Costs, etc....................................  61

      SECTION 7.6   End of Term Indemnity...................................  67

SECTION 8   MISCELLANEOUS...................................................  68

      SECTION 8.1   Survival of Agreements..................................  68

      SECTION 8.3   Expenses................................................  68

      SECTION 8.4   Liabilities of the Funding Parties; Sharing of
                    Payments................................................  69

      SECTION 8.5   Liabilities of the Agent................................  70

      SECTION 8.6   Effect of Amendment and Restatement.....................  70


APPENDIX A  Definitions and Interpretation

                                    SCHEDULES
SCHEDULE 2.2                 Commitments
SCHEDULE 4.1(e)              Environmental Matters
SCHEDULE 4.1(n)              Subsidiaries
SCHEDULE 5.14                Outstanding Indebtedness
SCHEDULE 5.15                Existing Liens
SCHEDULE 5.17                Existing Investments

                                    EXHIBITS
EXHIBIT A                    Form of Funding Request
EXHIBIT B                    Form of Assignment of Lease and Rents
EXHIBIT C                    Form of Security Agreement and Assignment
EXHIBIT D                    Form of Mortgage
EXHIBIT E                    [Reserved]
EXHIBIT F                    Form of Environmental Audit Reliance Letter
EXHIBIT G                    Forms of Opinions of Counsel
EXHIBIT H                    Form of Lessee Certification of Construction
                             Completion

EXHIBIT I                    Form of Payment Date Notice
EXHIBIT J                    Form of Assignment and Assumption Agreement

                      AMENDED AND RESTATED MASTER AGREEMENT


      THIS AMENDED AND RESTATED MASTER AGREEMENT, dated as of October 31, 2001 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Master Agreement"), is among AARON RENTS, INC., a Georgia corporation ("Lessee"); SUNTRUST BANKS, INC., a Georgia corporation, as Lessor (the "Lessor"), SOUTHTRUST BANK, N.A., a national banking association (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "Lenders" and individually as a "Lender"), and SUNTRUST BANK, a Georgia banking corporation, as Agent (the "Agent").

                              PRELIMINARY STATEMENT

      The parties hereto have entered into the Master Agreement, dated as of September 20, 1996 (the "Existing Master Agreement") and wish to amend and restate the Existing Master Agreement as set forth herein. In accordance with the terms and provisions of the Existing Master Agreement and the Existing Operative Documents and of this Master Agreement, the Lease, the Lease Participation Agreement, the Loan Agreement and the other Operative Documents,
(i) the Lessor has acquired, and contemplates acquiring, Land from time to time, and has leased and contemplates leasing such Land to the Lessee, (ii) the Lessee, as agent for Lessor, has constructed and wishes to construct Buildings on such Land for the Lessor and, when completed, to lease such Buildings from the Lessor as part of the Leased Property under the Lease, (iii) the Lessee, as agent, wishes to obtain, and the Lessor is willing to provide, funding for the acquisition of the Land and the construction of Buildings, (iv) the Lessor wishes to sell, and the Lease Participant wishes to purchase, a participation interest in the Lessor's rights under the Lease, (v) the Lessor wishes to obtain, and Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land and the construction of the Buildings, and (vi) the Lessee is willing to provide its Guaranty to the Lease Participant, the Lenders and the Lessor.

      In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1
                           DEFINITIONS; INTERPRETATION

      Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Master Agreement.

                                    SECTION 2
                 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                              NATURE OF TRANSACTION

      SECTION 2.1 Agreement to Acquire, Construct, Fund and Lease.

            (a) Land. Subject to the terms and conditions of this Master Agreement, with respect to each parcel of Land identified by the Construction Agent, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land, and any Building thereon, from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement, (ii) the Lessor hereby agrees to lease such Land, and any Building thereon, to the Lessee pursuant to the Lease, and (iii) the Lessee hereby agrees to lease such Land, and any Building thereon, from the Lessor pursuant to the Lease.

            (b) Building. With respect to each parcel of Land on which a Building is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lenders and the Lessor agree to fund the Construction Costs with respect to such Building, (iii) the Lessor shall lease such Building as part of such Leased Property to the Lessee pursuant to the Lease, and (iv) the Lessee shall lease such Building from the Lessor pursuant to the Lease.

      SECTION 2.2 Fundings of Purchase Price, Development Costs and Construction Costs.

            (a) Initial Funding and Payment of Purchase Price for Land and Development Costs on Closing Date. Subject to the terms and conditions of this Master Agreement, on the Closing Date for any Land and any Building thereon, each Lender shall make available, or arrange to make available, to the Lessor its initial Loan with respect to such Land in an amount equal to the product of such Lender's Commitment Percentage times the purchase price for the Land and any Building thereon and the Construction Costs incurred by the Construction Agent, as Agent for the Lessor, through such Closing Date, which funds the Lessor shall use, together with Lessor funds in an amount equal to the product of the Lessor's Commitment Percentage times the purchase price for the related Land and the Construction Costs incurred by the Construction Agent, as agent for the Lessor, through such Closing Date, to purchase the Land from the applicable Seller pursuant to the applicable Purchase Agreement and to pay to the Lessee the amount of such Construction Costs, and the Lessor shall lease such Land to the Lessee pursuant to the Lease.

            (b) Subsequent Fundings and Payments of Construction Costs during Construction Term. Subject to the terms and conditions of this Master Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for each parcel of Land until the related Construction Term Expiration Date, (i) each Lender shall make available, or arrange to make available, to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the Lessee for such Funding Date, which funds the Lessor hereby directs the Lender to pay over, or cause to be paid over, to the Agent, for distribution to the Construction Agent, as agent for the Lessor, as set forth in paragraph (d), and
(ii) the Lessor shall pay over to the Agent, for distribution to the Construction Agent, as agent for the Lessor, its own funds (which shall constitute a part of and an increase in the Lessor's Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

            (c) Aggregate Limits on Funded Amounts. The aggregate amount that the Funding Parties shall be committed to provide, or cause to be provided, as Funded Amounts under this Master Agreement, the Loan Agreement and the Lease Participation Agreement shall not exceed (x) with respect to each Leased Property the costs of purchase and construction of such Leased Property and the related closing and financing costs, or (y) $25,000,000 in the aggregate for all Leased Properties; provided, however, that in the event that the Lessee exercises a Partial Purchase Option, the amount set forth in this clause (y) shall be reinstated to the extent of the Funded Amounts paid by the Lessee in connection with such Partial Purchase Option. The aggregate amount that any Funding Party shall be committed to fund, or cause to be funded, under this Master Agreement, the Lease Participation Agreement and the Loan Agreement shall not exceed the lesser of (i) such Funding Party's Commitment and (ii) such Funding Party's Commitment Percentage of the aggregate Fundings requested under this Master Agreement.

            (d) Notice, Time and Place of Fundings. With respect to each Funding, the Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior written notice not later than 11:00 a.m, Atlanta, Georgia time, three Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of Exhibit A (a "Funding Request"), specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, the Leased Property to which such Funding relates, whether such Funding shall be a LIBOR Advance, a Base Rate Advance or a combination thereof and the Rent Period(s) therefor. All documents and instruments required to be delivered on such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, the Construction Agent and the Agent. Each Funding shall occur on a Business Day and shall be in an amount equal to $250,000 or an integral multiple of $25,000 in excess thereof. All remittances made by, or caused to be made by, any Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, the Construction Agent, with receipt by the Construction Agent not later than 12:00 noon, Atlanta, Georgia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Section 3; such funds shall
(1) in the case of the initial Funding on a Closing Date, be used to pay the purchase price to the applicable Seller for the related Land and any Building thereon and pay Construction Costs related to such Land, and (2) in the case of each subsequent Funding in respect of a Construction Land Interest to be paid to the Construction Agent, as agent for the Lessor, for the payment or reimbursement of Construction Costs incurred through such Funding Date and not previously paid or reimbursed.

            (e) Deemed Representation for Each Funding. Each Funding Request by the Lessee or the Construction Agent shall be deemed a reaffirmation of the Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty by the Lessee to the Lessor, the Agent, the Lease Participant and the Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price of the related Land and any Building thereon and Construction Costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that are then due to third parties in respect of the Construction, or amounts paid by the Construction Agent to third parties in respect of the Construction for which the Construction Agent has not previously been reimbursed by a Funding (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of the Lessee set forth in Section 4.1 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

            (f) Not Joint Obligations. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, each Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund amounts in the aggregate in excess of such Funding Party's Commitment.

      SECTION 2.3 Funded Amounts and Interest and Yield Thereon.

            (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall accrue yield ("Yield") at a rate equal to (1) with respect to the portion thereof constituting a LIBOR Advance, the sum of (i) the Adjusted LIBO Rate, plus (ii) the Applicable Margin per annum, and (2) with respect to the portion thereof constituting a Base Rate Advance, the sum of (i) the Base Rate, plus (ii) the Applicable Margin, in each case, computed using the actual number of days elapsed and a 360 day year. If all or a portion of the principal amount of or yield on the Lessor's Invested Amounts shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment). Any change in the Yield rate on the Lessor's Invested Amounts resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such Base Rate changes as provided in the definition thereof.

            (b) Each Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement.

            (c) During the Construction Term, in lieu of the payment of accrued interest, on each Payment Date, each Lender's Funded Amount in respect of a Construction Land Interest shall automatically be increased by the amount of interest accrued on the related Loans pursuant to the Loan Agreement during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause such Lender's Funded Amount to exceed such Lender's Commitment, in which event the Lessee shall pay such excess amount to such Lender in immediately available funds on such

Payment Date). Similarly, during the Construction Term, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount in respect of such Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Land during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lessor's Invested Amount to exceed the Lessor's Commitment, in which event the Lessee shall pay such excess amount to the Lessor in immediately available funds on such Payment
Date). Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties, and without the need for delivery of a Funding Request.

            (d) Three Business Days prior to the last day of each Rent Period, the Lessee shall deliver (which delivery may be by facsimile) to the Lessor and the Agent a notice substantially in the form of Exhibit I (each, a "Payment Date Notice"), appropriately completed, specifying the allocation of the Funded Amounts related to such Rent Period to LIBOR Advances and Base Rate Advances and the Rent Periods therefor, provided that no such allocation to LIBOR Advances shall be in an amount less than $250,000. Each such Payment Date Notice shall be irrevocable. If no such notice is given, the Funded Amounts shall be allocated to a LIBOR Advance with a Rent Period of three (3) months.

            (e) Lessee hereby agrees to pay to each Funding Party an unused fee (the "Unused Fee") for each day from the date hereof until the Funding Termination Date equal to (i) the Applicable Percentage per annum times (ii) the difference between such Funding Party's Commitment and its outstanding Lessor's Invested Amount or the principal of its outstanding Loans, as applicable, times
(iii) 1/360. Such unused fee shall be payable with the proceeds of Advances in arrears on each Quarterly Payment Date and on the Funding Termination Date; on each such Quarterly Payment Date during the Construction Period and on the Funding Termination Date, each Funding Party's Funded Amount shall be automatically increased by its Commitment Percentage of the aggregate unused fee due on such date pursuant to this Section 2.3(e).

      SECTION 2.4 Lessee Owner for Tax Purposes. With respect to each Leased Property, it is the intent of the Lessee and the Funding Parties that for federal, state and local tax purposes and commercial and bankruptcy law purposes the Lease shall be treated as the repayment of, and security provisions with respect to, a loan made by the Lessor to the Lessee, and that the Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property and all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal. Nevertheless, the Lessee acknowledges and agrees that neither the Agent, nor any Funding

Party, nor any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that the Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

      SECTION 2.5 Amounts Due Under Lease. With respect to each Leased Property, anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee and the Funding Parties that: (i) the amount and timing of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable with respect to interest on, and principal of, the Loans in respect of such Leased Property and Yield on, and principal of, the Lessor's Invested Amounts, if any, in respect of such Leased Property on each Payment Date; (ii) if the Lessee elects the Purchase Option or the Partial Purchase Option with respect to a Leased Property or becomes obligated to purchase such Leased Property under the Lease, the Funded Amounts in respect of such Leased Property, all interest and Yield thereon and all other obligations of the Lessee owing to the Funding Parties in respect of the Leased Property shall be paid in full by the Lessee, (iii) if the Lessee properly elects the Remarketing Option, the principal amount of, and accrued interest on, the A Loans and the A Percentage of the Lessor's Invested Amounts in respect of such Leased Property, if any, will be paid out of the Recourse Deficiency Amount, and the Lessee shall only be required to pay to the Lenders in respect of the principal amount of the B Loans in respect of such Leased Property and to the Lessor in respect of the B Percentage of the Lessor's Invested Amounts in respect of such Leased Property, if any, the proceeds of the sale of such Leased Property; and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase such Leased Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Loans in respect of such Leased Property, and accrued interest thereon, the Lessor's Invested Amounts in respect of such Leased Property, if any, and accrued Yield thereon and all other obligations of the Lessee owing to the Funding Parties in respect of such Leased Property.

                                    SECTION 3
                         CONDITIONS PRECEDENT; DOCUMENTS

      SECTION 3.1 Conditions to the Obligations of the Funding Parties on each Closing Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on the Closing Date with respect to any Land and Building thereon shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section
3.1 which are required to be performed by such Funding Party:

            (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

                  (i) Deed and Purchase Agreement. The related original Deed duly executed by the applicable Seller in favor of the Lessor and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor (unless Lessor is the original party thereto), shall each have been delivered to the Agent by the Lessee, with copies thereof to each other Funding Party, shall each have been delivered to the Agent, with copies thereof to each other Funding Party (it being understood, that each Purchase Agreement shall be reasonably satisfactory in form and substance to the Lessor and the Funding Parties).

                  (ii) Lease; Lease Supplement. The original of the related Lease Supplement, duly executed by the Lessee and the Lessor and in recordable form, shall have been delivered to the Agent by the Lessee.

                  (iii) Mortgage and Assignment of Lease and Rents. Counterparts of the Mortgage, substantially in the form of Exhibit D attached hereto, duly executed by the Lessor and in recordable form, shall have been delivered to the Agent (which Mortgage shall secure all of the obligations of the Lessor under the Operative Documents to the Agent unless such mortgage is subject to a tax based on the amount of indebtedness secured thereby, in which case the amount secured will be limited to debt in an amount equal to 125% of the projected cost of acquisition and construction of such Leased Property); and the Assignment of Lease and Rents (substantially in the form of Exhibit B attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Agent by the Lessor.

                  (iv) Security Agreement and Assignment. If Buildings are to be constructed on the Land, counterparts of the Security Agreement and Assignment (substantially in the form of Exhibit C attached hereto), duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect or Engineer, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement or Engineer's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related Construction Contract, Architect's Agreement or Engineer's Agreement exists on such Closing Date the Lessee shall deliver such Security Agreement and Assignment and consents concurrently with the Lessee's entering into such contracts). If such Leased Property is a Construction Land Interest, counterparts of the supplement to the Construction Agency Agreement for such Leased Property, duly executed by the Construction Agent and the Lessor, shall have been delivered to the Agent.

                  (v) Survey. The Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Agent, at the Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form satisfactory to the Lessor and the Agent and showing no state of facts unsatisfactory to the Lessor or the Agent and prepared within ninety
      (90) days of the Closing Date (or such other time period agreed to by the Lessor and the Agent) by a Person reasonably satisfactory to the Lessor and the Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lender's comprehensive endorsement to the Agent, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Agent or the Title Insurance Company, and be reasonably acceptable to each such Person.

                  (vi) Title and Title Insurance. On such Closing Date, the Lessor shall receive from a title insurance company acceptable to the Lessor and the Agent an ALTA Owner's Policy of Title Insurance issued by such title insurance company and the Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition and construction of such Leased Property, reasonably acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "Title Policy"). The Title Policy shall be dated as of the Closing Date, and, to the extent permitted under

      Applicable Law, shall include such affirmative endorsements as the Lessor or the Agent shall reasonably request.

                  (vii) Appraisal. Each Funding Party shall have received a report of the Appraiser (an "Appraisal"), paid for by the Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Funding Party and shall state in a manner satisfactory to such Funding Party the estimated "as vacant" value of such Land and any existing Building or any Building to be constructed thereon. Such Appraisal must show that (1) the estimated Fair Market Sales Value of the Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on such Leased Property) at the commencement of the Lease Term with respect thereto is equal to the projected cost of acquisition and construction of such Leased Property, and (2) the "as vacant" value described above is at least 45% of the total cost of the Leased Property, including the trade fixtures, equipment and personal property to be included therein. Upon request by the Lessee, the Funding Parties agree to waive delivery on such Closing Date of an Appraisal, provided that no subsequent Funding shall occur until such Appraisal has been delivered.

                  (viii) Environmental Audit and related Reliance Letter. The Lessor and the Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in accordance with ASTM standards and shall not include a recommendation for further investigation and is otherwise satisfactory to the Lessor and the Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Agent a letter (substantially in the form of Exhibit F) stating that the Lessor, the Agent, the Lease Participant and the Lenders may rely upon such firm's Environmental Audit of such Land, it being understood that the Lessor's and the Agent's acceptance of any such Environmental Audit shall not release or impair the Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property.

                  (ix) Evidence of Insurance. The Lessor and the Agent shall have received from the Lessee certificates of insurance evidencing compliance with the provisions of Article VIII of the Lease (including the naming of the Lessor, the Agent, the Lease Participant and the Lenders as additional insured or loss payee with respect to such insurance, as their interests may appear), in form and substance reasonably satisfactory to the Lessor and the Agent.

                  (x) UCC Financing Statement; Recording Fees; Transfer Taxes. Each Funding Party shall have received satisfactory evidence of (i) the execution and delivery to Agent of a UCC-1 and, if required by Applicable Law, UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Lease, the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

                  (xi) Opinions. An opinion of local counsel for the Lessee qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in Exhibit G-2, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent, the Lease Participant and the Lenders, and to the extent requested by the Agent, opinions supplemental to those delivered under
      Section 3.2(vii) and reasonably satisfactory to the Agent shall have been delivered and addressed to each of the Lessor, the Agent, the Lease Participant and the Lenders.

                  (xii) Good Standing Certificates. The Agent shall have received good standing certificates for the Lessor and the Lessee from the appropriate offices of the state where the related Land is located.

            (b) Litigation. No action or proceeding shall have been instituted or, to the knowledge Lessee, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect any Leased Property or any transaction contemplated by the Operative Documents or which could reasonably be expected to result in a Material Adverse Effect.

            (c) Legality. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

            (d) No Events. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and
(iii) there shall not have occurred any event that could reasonably be expected to have a Material Adverse Effect since December 31, 2000.

            (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

            (f) Cutoff Date. No Closing Date shall occur after the Funding Termination Date.

            (g) Transaction Expenses. The Lessee shall have paid the Transaction Costs then accrued and invoiced which the Lessee has agreed to pay pursuant to
Section 8.3.

            (h) Approval. The Agent shall not have rejected such Leased Property for inclusion in the Lease by written notice to the Lessee (such rejection not to be unreasonably made).

      SECTION 3.2 Additional Conditions for the Initial Closing Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on the initial Closing Date shall be subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel) on or prior to the initial Closing Date of the following conditions precedent in addition to those set forth in Section 3.1, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.2 which are required to be performed by such Funding Party:

                  (i) Guaranty. Counterparts of the Guaranty, duly executed by the Lessee, shall have been delivered to each Funding Party.

                  (ii) Loan Agreement. Counterparts of the Loan Agreement, duly executed by the Lessor, the Agent and each Lender shall have been delivered to each of the Lessor and the Agent. An A Note and a B Note, duly executed by the Lessor, shall have been delivered to each Lender.

                  (iii) Lease Participation Agreement. Counterparts of the Lease Participation Agreement, duly executed by the Lessor, the Agent and the Lease Participant, shall have been delivered to each of the parties thereto.

                  (iv) Master Agreement. Counterparts of this Master Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                  (v) Construction Agency Agreement. Counterparts of the Construction Agency Agreement, duly executed by the parties thereto shall have been delivered to each of the parties hereto.

                  (vi) Lease. Counterparts of the Lease, duly executed by the Lessee and the Lessor, shall have been delivered to each Funding Party and the original, chattel paper copy of the Lease shall have been delivered to the Agent.

                  (vii) Lessee's Resolutions and Incumbency Certificate, etc. Each of the Agent and the Lessor shall have received (x) a certificate of the Secretary or an Assistant Secretary of the Lessee, attaching and certifying as to (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf,
      (iii) its articles of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and (iv) its by-laws, and (y) good standing certificates for the Lessee from the appropriate offices of the States of such Person's incorporation and principal place of business.

                  (viii) Opinions of Counsel. The opinion of Kilpatrick Stockton LLP, dated the initial Closing Date, substantially in the form set forth in Exhibit G-1, and containing such other matters as the parties to whom it is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent, the Lease Participant and the Lenders.

                  (ix) Lessor's Incumbency Certificate. The Agent shall have received a certificate of secretary of the Lessor attaching and certifying as to the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf.

      SECTION 3.3 Conditions to the Obligations of Lessee. The obligations of the Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the related Closing Date to the satisfaction of, or waiver by, the Lessee, of the following conditions precedent:

            (a) General Conditions. The conditions set forth in Sections 3.1 and
3.2 that require fulfillment by the Lessor or the Lenders shall have been satisfied.

            (b) Legality. In the opinion of the Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for the Lessee to participate in any of the transactions contemplated by the Operative Documents.

      SECTION 3.4 Conditions to the Obligations of the Funding Parties on each Funding Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.4 which are required to be performed by such Funding Party:

            (a) Funding Request. The Lessor and the Agent shall have received from the Construction Agent or the Lessee the Funding Request therefor pursuant to Section 2.2(d).

            (b) Condition Fulfilled. As of such Funding Date, the condition set forth in Section 3.1(c) and (d) shall have been satisfied.

            (c) Representations. As of such Funding Date, both before and after giving effect to the Funding requested by the Construction Agent or the Lessee on such date, the representations and warranties that the Construction Agent or the Lessee is deemed to make pursuant to Section 2.2(e) shall be true and correct in all material respects on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

            (d) No Bonded Stop Notice or Filed Mechanic's Lien. As of each

Funding Date, and as to any Funded Amount requested for any Leased Property on each such Funding Date, (i) none of the Lessor, the Agent, the Lease Participant or any Lender has received (with respect to such Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the Construction Agent or the Lessee, and (ii) no mechanic's liens or materialman's liens have been filed against such Leased Property that have not been discharged by the Construction Agent or the Lessee, bonded over in a manner reasonably satisfactory to the Agent or insured over by the Title Insurance Company.

            (e) Lease Supplement. If the Funding relates to a Building that will be leased under a Lease Supplement separate from the Lease Supplement for the related Land, the original of such separate Lease Supplement, duly executed by the Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

      SECTION 3.5 Completion Date Conditions. The occurrence of the Completion Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

            (a) Title Policy Endorsements; Architect's Certificate. The Lessee shall have furnished to each Funding Party (1) the following endorsements to the related Title Policy (each of which shall be subject to no exceptions other than those reasonably acceptable to the Agent): a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and a "Form 9" endorsement (if available in the applicable jurisdiction), in each case, effective as of a date not earlier than the date of completion of the Construction, and (2) a certificate of the Architect dated at or about the Completion Date, in form and substance reasonably satisfactory to the Agent, the Lessor and the Lenders, and stating that (i) the related Building has been completed substantially in accordance with the Plans and Specifications therefor, and such Leased Property is ready for occupancy, (ii) such Plans and Specifications comply in all material respects with all Applicable Laws in effect at such time, and (iii) to the best of the Architect's knowledge, such Leased Property, as so completed, complies in all material respects with all Applicable Laws in effect at such time. The Lessee shall also deliver to the Agent true and complete copies of: (A) an "as built" or "record" set of the Plans and Specifications, (B) a plat of survey of such Leased Property "as built" to a standard reasonably acceptable to the Agent showing all easements, paving, driveways, fences and exterior improvements, and (C) copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

            (b) Construction Completion. The related Construction shall have been completed substantially in accordance with the related Plans and Specifications, the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation. All fixtures, equipment and other property contemplated under the Plans and Specifications to be incorporated into or installed in such Leased Property shall have been substantially incorporated or installed, free and clear of all Liens except for Permitted Encumbrances.

            (c) Lessee Certification. The Construction Agent shall have furnished the Lessor, the Agent, the Lease Participant and each Lender with a certification of the Construction Agent (substantially in the form of Exhibit H) that:

                  (i) all amounts owing to third parties for the related Construction have been paid in full (other than contingent obligations for which the Construction Agent, as agent for the Lessor, has made adequate reserves), and no litigation or proceedings are pending, or to the best of the Construction Agent's knowledge, are threatened, against such Leased Property or the Construction Agent or the Lessee which could reasonably be expected to have a Material Adverse Effect;

                  (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction and operation of such Leased Property have been obtained and are in full force and effect;

                  (iii) such Leased Property has available all services of public facilities and other utilities necessary for use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

                  (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as the Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the Lessee has any knowledge of any pending modification or cancellation of any of the same; and the use of such Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                  (v) all of the requirements and conditions set forth in
      Section 3.5(b) hereof have been completed and fulfilled with respect to such Leased Property and the related Construction; and

                  (vi) such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.

            (d) Completion Date Appraisal. Within 90 days after the issuance of the certificate of occupancy for each Building, the Lessor and the Agent shall have received a report of the Appraiser (the "Completion Date Appraisal"), which shall confirm the Appraisal of such Building and the related Leased Property delivered on the Closing Date. The cost of such appraisal shall be paid by the Lessee.

                                    SECTION 4
                                 REPRESENTATIONS

      SECTION 4.1 Representations of Lessee. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, the Lessee represents and warrants to each of the other parties hereto as follows:

            (a) Existence; Power. The Lessee and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

            (b) Organizational Power; Authorization. The execution, delivery and performance by Lessee and Guarantor of the Transaction Documents to which it is a party are within Lessee's and Guarantor's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, action. This Agreement has been duly executed and delivered by the Lessee, and constitutes, and each other Transaction Document to which Lessee or Guarantor is a party, when executed and delivered by Lessee or Guarantor, will constitute, valid and binding obligations of Lessee or Guarantor (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            (c) Governmental Approvals; No Conflicts. The execution, delivery and performance by the Lessee of this Agreement, and by Lessee and Guarantor of the other Transaction Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Lessee or any of its Subsidiaries or any judgment or order of any Governmental Authority binding on the Lessee or any of its Subsidiaries, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Lessee or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Lessee or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Lessee or any of its Subsidiaries, except Liens (if any) created under the Operative Documents.

            (d) Financial Statements. The Lessee has furnished to Agent and each Funding Party (i) the audited consolidated balance sheet of the Lessee and its Subsidiaries as of December 31, 2000, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended prepared by Ernst & Young and (ii) the unaudited consolidated balance sheet of the Lessee and its Subsidiaries as at the end of the June 30, 2001, and the related unaudited consolidated statements of income and cash flows for the fiscal quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present the consolidated financial condition of the Lessee and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since December 31, 2000, there have been no changes with respect to the Lessee and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

            (e) Litigation and Environmental Matters.

                  (i) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Lessee, threatened against or affecting the Lessee or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Transaction Document.

                  (ii) Except for the matters set forth on Schedule 4.1(e), neither the Lessee nor any of its Subsidiaries (i) has failed to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability in excess of $500,000, (iii) has received notice of any claim with respect to any Environmental Liability in excess of $500,000 or (iv) knows of any basis for any Environmental Liability in excess of $500,000.

            (f) Compliance with Laws and Agreements. The Lessee and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (g) Investment Company Act, Etc. Neither the Lessee nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

            (h) Taxes. The Lessee and its Subsidiaries and each other Person for whose taxes the Lessee or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Lessee or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Lessee and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

            (i) Margin Regulations. None of the proceeds of any of the Fundings will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

            (j) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

            (k) Ownership of Property.

                  (i) Each of the Lessee and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

                  (ii) Each of the Lessee and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Lessee and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

            (l) Disclosure. The Lessee has disclosed to the Agent and the Funding Parties all agreements, instruments, and corporate or other restrictions to which the Lessee or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports (including without limitation all reports that the Lessee is required to file with the Securities and Exchange Commission), financial statements, certificates or other written information furnished by or on behalf of the Lessee to the Agent or any Funding Party in connection with the negotiation or syndication of this Agreement or any other Operative Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, the Lessee represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            (m) Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances against the Lessee or any of its Subsidiaries, or, to the Lessee's knowledge, threatened against or affecting the Lessee or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Lessee or any of its Subsidiaries, or to the Lessee's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Lessee or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Lessee or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            (n) Subsidiaries. Schedule 4.1(n) sets forth the name of, the ownership interest of the Lessee in, the jurisdiction of incorporation of, and the type of, each Subsidiary as of the Closing Date.

            (o) Hazardous Materials.

                  (i) To the best knowledge of the Lessee, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

                  (ii) On the related Closing Date, no Governmental Actions have been taken or, to the best knowledge of the Lessee, are in process or have been threatened, which could reasonably be expected to subject such Leased Property, any Lender, the Lease Participant or the Lessor with respect to such Leased Property to any Claims or Liens under any Environmental Law which would have a materially adverse effect on the Lessee, the Lessor, any Lender, the Lease Participant or such Leased Property.

                  (iii) The Lessee has, or will obtain on or before the date required by Applicable Law, all Environmental Permits necessary to operate such Leased Property in compliance in all material respects with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental Permits or to so comply would not have a

      Material Adverse Effect.

                  (iv) No notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the Lessee, no penalty has been assessed on the Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to the Leased Property with respect to any alleged material violation or liability of the Lessee under any Environmental Law. No material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person relating to such Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                  (v) Such Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and there are no present or, to the Lessee's best knowledge, past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or the Lessee, (B) cause such Leased Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, or (D) prevent or interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

            (p) Leased Property. The present condition and use of each Leased Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to such Leased Property, and the present use of such Leased Property and the Lessee's future intended use of such Leased Property under the Lease does not, in any material respect, violate any Applicable Law. No material notices, complaints of orders or violation or non-compliance have been issued or, to the Lessee's best knowledge, threatened or contemplated by any Governmental Authority with respect to such Leased Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the

Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the Lessee's best knowledge will be, obtained and are in full force and effect, and the Lessee has no knowledge of any pending modification or cancellation of any of the same.

      SECTION 4.2 Survival of Representations and Effect of Fundings.

      (a) Survival of Representations and Warranties. All representations and warranties made in Section 4.1 shall survive delivery of the Operative Documents and every Funding, and shall remain in effect until all of the Obligations are fully and irrevocably paid.

      (b) Each Funding a Representation. Each Funding accepted by the Lessee or the Construction Agent shall be deemed to constitute a representation and warranty by the Lessee to the effect of Section 4.1 as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

      SECTION 4.3 Representations of the Lessor. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Agent, the Lease Participant, the Lenders and the Lessee as follows:

            (a) Securities Act. The interest being acquired or to be acquired by the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with Section 6.1 and the Lease Participation Agreement.

            (b) Employee Benefit Plans. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

      SECTION 4.4 Representations of each Lender. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each Lender represents and warrants to the Lessor and to the Lessee as follows:

            (a) Securities Act. The interest being acquired or to be acquired by such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lender shall be entitled to assign, convey or transfer its interest in accordance with Section 6.2.

            (b) Employee Benefit Plans. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

                                    SECTION 5
                             COVENANTS OF THE LESSEE

      SECTION 5.1 Financial Statements and Other Information. The Lessee will deliver to the Agent:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of Lessee, a copy of the annual audited report for such fiscal year for the Lessee and its Subsidiaries, containing a consolidated and unaudited consolidating balance sheet of the Lessee and its Subsidiaries as of the end of such fiscal year and the related consolidated and unaudited consolidating statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Lessee and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Ernst & Young or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Lessee and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that the requirement of this Section 5.1(a) shall be satisfied if the Lessee shall deliver to the Agent a copy of its 10-K Report filed with the SEC for such fiscal year, including a copy of the audited annual report described above;

            (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Lessee (other than the last fiscal quarter), an unaudited consolidated and consolidating balance sheet of the Lessee and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Lessee and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Lessee's previous fiscal year, all certified by the chief financial officer, treasurer or controller of the Lessee as presenting fairly in all material respects the financial condition and results of operations of the Lessee and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirement of this Section 5.1(b) shall satisfied if the Lessee shall deliver to the Agent a copy of its 10-Q filed with the SEC for such fiscal quarter;

            (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of a Responsible Officer, (i) certifying as to whether there exists a Potential Event of Default or Event of Default on the date of such certificate, and if a Potential Event of Default or an Event of Default then exists, specifying the details thereof and the action which the Lessee has taken or proposes to take with respect thereto,
(ii) setting forth in reasonable detail calculations demonstrating compliance with Sections 5.10 through 5.13 and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Lessee's audited financial statements referred to in Section 4.1(d) and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Potential Event of Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Lessee to its shareholders generally, as the case may be; and

            (f) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Lessee or any Subsidiary as the Agent or any Funding Party may reasonably request; and

            (g) as soon as available and in any event within 30 days after the end of each fiscal year of the Lessee, a forecasted income statement, balance sheet, and statement of cash flows for the following fiscal year.

      SECTION 5.2 Notices of Material Events. The Lessee will furnish to the Agent and each Funding Party prompt written notice of the following:

            (a) the occurrence of any Potential Event of Default or Event of Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Lessee, affecting the Lessee or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any event or any other development by which the Lessee or any of its Subsidiaries (i) fails to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability in excess of $500,000, (iii) receives notice of any claim with respect to any Environmental Liability in excess of $500,000, or (iv) becomes aware of any basis for any Environmental Liability in excess of $500,000 and in each of the preceding clauses, which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Lessee and its Subsidiaries in an aggregate amount exceeding $1,000,000;

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

            (f) Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.3 Existence; Conduct of Business. The Lessee will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.16.

      SECTION 5.4 Compliance with Laws, Etc. The Lessee will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.5 Payment of Obligations. The Lessee will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Lessee or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      SECTION 5.6 Books and Records. The Lessee will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Lessee in conformity with GAAP.

      SECTION 5.7 Visitation, Inspection, Etc. The Lessee will, and will cause each of its Subsidiaries to, permit any representative of the Agent or any Funding Party, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Agent or any Funding Party may reasonably request after reasonable prior notice to the Lessee; provided, however, if a Potential Event of Default or an Event of Default has occurred and is continuing, no prior notice shall be required. All reasonable expenses incurred by the Agent and, at any time after the occurrence and during the continuance of a Potential Event of Default or an Event of Default, any Lenders in connection with any such visit, inspection, audit, examination and discussions shall be borne by the Lessee.

      SECTION 5.8 Maintenance of Properties; Insurance. The Lessee will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or it the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations. In addition, and not in limitation of the foregoing, the Lessee shall maintain and keep in force insurance coverage on its inventory, as is consistent with best industry practices. The Lessee shall at all times cause the Agent to be named as additional insured on all of its casualty and liability policies.

      SECTION 5.9 Use of Proceeds and Letters of Credit. The Lessee will use the proceeds of all Fundings to finance the acquisition and construction of the Leased Properties. No part of the proceeds of any Fundings will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

      SECTION 5.10 Total Debt to EBITDA Ratio. The Lessee and its Subsidiaries shall maintain, as of the last day of each fiscal quarter of the Lessee, commencing with the fiscal quarter ending March 31, 2001, a Total Debt to EBITDA Ratio of not greater than 3.00:1.00.

      SECTION 5.11 Total Adjusted Debt to Total Adjusted Capital Ratio. The Lessee and its Subsidiaries shall maintain, as of the last day of each fiscal quarter of the Lessee, commencing with the fiscal quarter ending March 31, 2001, a Total Adjusted Debt to Total Adjusted Capital Ratio of not greater than 0.60:1.00.

      SECTION 5.12 Fixed Charge Coverage Ratio. The Lessee and its Subsidiaries shall maintain, as of the last day of each fiscal quarter of the Lessee, commencing with the fiscal quarter ending March 31, 2001, a Fixed Charge Coverage Ratio of not less than 2:00 to 1:00.

      SECTION 5.13 Minimum Consolidated Net Worth. The Lessee and its Subsidiaries shall maintain a Consolidated Net Worth of an amount equal to the sum of (i) $187,675,200.00, plus (ii) 50% of cumulative positive Consolidated Net Income accrued during each fiscal quarter ending thereafter, since the end of such fiscal quarter of the Lessee, commencing with the fiscal quarter ending March 31, 2001, plus (iii) 100% of the net proceeds from any public or private offering of common stock of the Lessee after the Closing Date, calculated quarterly on the last day of each fiscal quarter; provided, that if Consolidated Net Income is negative in any fiscal quarter the amount added for such fiscal quarter shall be zero and such negative Consolidated Net Income shall not reduce the amount of Consolidated Net Income added from any previous fiscal quarter. Promptly upon the consummation of any offering of common stock of the Lessee, the Lessee shall notify the Agent in writing of the amount of the proceeds thereof.

      SECTION 5.14 Indebtedness. The Lessee will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness created pursuant to the Operative Documents;

            (b) Indebtedness existing on the date hereof and set forth on
Schedule 5.14 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

            (c) Indebtedness of the Lessee or any Subsidiary incurred after the Initial Closing Date to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, that the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding;

            (d) Indebtedness of the Lessee owing to any Loan Party and of any Loan Party owing to the Lessee or any other Loan Party;

            (e) Guarantees by the Lessee of Indebtedness of any Loan Party and by any Loan Party of Indebtedness of the Lessee or any other Loan Party;

            (f) [Reserved]

            (g) Guarantees by the Lessee of Indebtedness of certain franchise operators of the Lessee, provided such guarantees are given by the Lessee in connection with (1) loans made pursuant to the terms of the Loan Facility Agreement, (2) loans made pursuant to the South Trust Loan Facility Agreement in an aggregate principal amount not to exceed $5,000,000 and (3) loans made by Sun Trust Bank to finance the purchase of equity interests in certain franchises of the Lessee in an aggregate principal amount not to exceed $5,000,000;

            (h) endorsed negotiable instruments for collection in the ordinary course of business;

            (i) Guarantees by Lessee of Indebtedness of Foreign Subsidiaries, provided that the amount of such Guaranteed Indebtedness, together with the principal amount any loans to Foreign Subsidiaries permitted to be made under clause (j) below, does not exceed $10,000,000 at any time;

            (j) Loans by Lessee to its Foreign Subsidiaries, provided that the amount of such loans, together with the amount of Guaranteed Indebtedness permitted to be incurred under clause (i) above, does not exceed $10,000,000 at any time; and

            (k) other unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

      SECTION 5.15 Negative Pledge. The Lessee will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired (other than any shares of stock of the Lessee that are repurchased by the Lessee and retired or held by the Lessee), except:

            (a) Permitted Encumbrances;

            (b) any Liens on any property or asset of the Lessee or any Subsidiary existing on the Closing Date set forth on Schedule 5.15; provided, that such Lien shall not apply to any other property or asset of the Lessee or any Subsidiary;

            (c) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 5.14(c),
(ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets together with all interest, fees and costs incurred in connection therewith;

            (d) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Lessee, (ii) existing on any asset of any Person at the time such Person is merged with or into the Lessee or any Subsidiary of the Lessee or (iii) existing on any asset prior to the acquisition thereof by the Lessee or any Subsidiary of the Lessee; provided, that any such Lien was not created in the contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition; and

            (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided, that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

            (f) Liens granted under the Synthetic Lease Documents in the real or personal property financed thereunder and in certain related rights of the Lessee to secure the Lessee's indebtedness and liabilities under the Synthetic Lease Documents to the extent permitted under Section 5.14;

            (g) Liens securing the Obligations; and

            (h) Liens on shares of stock of any Foreign Subsidiary to the extent that the Obligations are secured pari passu with any other Indebtedness or obligations secured thereby.

      SECTION 5.16 Fundamental Changes.

            (a) The Lessee will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing (i) the Lessee or any Subsidiary may merge with a Person if the Lessee (or such Subsidiary if the Lessee is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary or the Lessee; provided, however, that if the Lessee is a party to such merger, the Lessee shall be the surviving Person, provided, further, that if any Subsidiary to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person,
(iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Lessee or to a Subsidiary Loan Party,
(iv) any other Subsidiary may liquidate or dissolve if the Lessee determines in good faith that such liquidation or dissolution is in the best interests of the Lessee, is not materially disadvantageous to the Lenders, and such Subsidiary dissolves into another Subsidiary Loan Party or the Lessee; provided, that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 5.17.

            (b) The Lessee will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Lessee and its Subsidiaries on the date hereof and businesses reasonably related thereto.

      SECTION 5.17 Investments, Loans, Etc. The Lessee will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, or create or form any Subsidiary, except:

            (a) Investments (other than Permitted Investments) existing on the date hereof and set forth on Schedule 5.17 (including Investments in Subsidiaries);

            (b) Permitted Investments;

            (c) Permitted Acquisitions;

            (d) Investments made by the Lessee in or to any other Loan Party and by any other Loan Party to the Lessee or in or to another Loan Party;

            (e) loans or advances to employees, officers, stockholders or directors of the Lessee or any Subsidiary in the ordinary course of business; provided, however, that the aggregate amount of all such loans and advances does not exceed $350,000 at any time;

            (f) loans to franchise operators and owners of franchises acquired or funded pursuant to the Loan Facility Agreement;

            (g) acquire and own stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any Subsidiary Loan Party or any of their Subsidiaries;

            (h) loans to Foreign Subsidiaries to the extent permitted under
Section 5.14;

            (i) loans to franchise operators to extent permitted under Section 5.14; and

            (j) other Investments not to exceed $500,000 at any time.

      SECTION 5.18 Restricted Payments. The Lessee will not, and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Lessee or any options, warrants, or other rights to purchase such common stock or such subordinated Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for (i) dividends payable by the Lessee solely in shares of any class of its common stock, (ii) Restricted Payments made by any Subsidiary to the Lessee or to another Subsidiary Loan Party and (iii) so long as no Potential Event of Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption or stock repurchase is made, dividends, distributions, redemptions and stock repurchases paid in cash which do not exceed fifty percent (50%) of Consolidated Net Income of Lessee (if greater that $0) for the immediately preceding Fiscal Year; provided, that if the aggregate amount of all such dividends and distributions paid in cash in any Fiscal Year are less than the amount permitted by clause (iii) above, the excess permitted amount for such year may be carried forward once to the next succeeding Fiscal Year.

      SECTION 5.19 Sale of Assets. The Lessee will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock to any Person other than the Lessee or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business; (b) the sale of inventory and Permitted Investments in the ordinary course of business, (c) sales and dispositions permitted under Section 5.16(a) and (d) other sales of assets not to exceed $5,000,000 in book value in the aggregate.

      SECTION 5.20 Transactions with Affiliates. The Lessee will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Lessee or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Lessee and its wholly-owned Subsidiaries not involving any other Affiliates, (c) any Restricted Payment permitted by Section 5.18 and (d) transactions permitted under Section 5.17(e).

      SECTION 5.21 Restrictive Agreements. The Lessee will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Lessee or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Lessee or any other Subsidiary, to Guarantee Indebtedness of the Lessee or any other Subsidiary or to transfer any of its property or assets to the Lessee or any Subsidiary of the Lessee; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, any other Transaction Document or the SouthTrust Loan Facility Agreement, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

      SECTION 5.22 Sale and Leaseback Transactions. The Lessee will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, the Lessee may engage in such sale and leaseback transactions so long as the aggregate fair market value of all assets sold and leased back does not exceed $30,000,000 during the term of this Agreement.

      SECTION 5.23 Amendment to Material Documents. The Lessee will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Funding Parties under its certificate of incorporation, bylaws or other organizational documents.

      SECTION 5.24 Accounting Changes. The Lessee will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Lessee or of any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Lessee.

      SECTION 5.25 Further Assurances. Upon the written request of the Lessor or the Agent, the Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Lessor, the Agent, the Lease Participant and the Lenders in the related Leased Property as contemplated by the Operative Documents.

      SECTION 5.26 Additional Required Appraisals. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Party's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then the Lessee shall pay the reasonable cost of such appraisal.

                                    SECTION 6
                         TRANSFERS BY LESSOR AND LENDERS

      SECTION 6.1 Lessor Transfers. The Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property (except pursuant to the Lease Participation Agreement and Article V of the Lease) or any of the Operative Documents without the prior written consent of the Lenders and the Lessee, which consent shall not be unreasonably withheld, provided that the Lessor may make any such assignment, conveyance or transfer to any other Funding Party or any Affiliate of any Funding Party, without such consent. Any proposed transferee of the Lessor shall make the representation set forth in Section 4.2(b) to the other parties hereto.

      SECTION 6.2 Lender Transfers. No Lender may grant participations in its Commitment or sell Loans or participations in its Loan and Commitment to any Person (other than an Affiliate) without the prior written consent of the Lessee, which consent shall not be unreasonably withheld. Any approved participation buyer shall not receive voting or waiver rights except with respect to postponing maturities, decreasing interest rates, releasing all or substantially all of the collateral or increasing principal amounts. Assignments will be permitted only with the prior written consent of the Lessee and the Agent, which consent shall not be unreasonably withheld, obtained at least 14 days prior to any proposed assignment, and the payment of a processing fee of $2,500 by the assignor or assignee Lender (as agreed between such Persons) to the Agent. Assignments shall be evidenced by an assignment and assumption agreement in substantially the form set forth as Exhibit J.

      SECTION 6.3 Distribution and Application of Rent Payments.

            (a) Basic Rent. Each payment of Basic Rent (and any payment of interest on overdue installments of Basic Rent) received by the Agent shall be distributed pro rata to the Funding Parties to be applied to the amounts of accrued and unpaid interest (including overdue interest) on the Loans and accrued and unpaid Yield (including overdue Yield).

            (b) Supplemental Rent. Each payment of Supplemental Rent received by the Agent shall be paid to or upon the order of the Person owed the same in accordance with the Operative Documents.

      SECTION 6.4 Distribution and Application of Purchase Payment. With respect to any Leased Property, the payment by the Lessee of:

            (a) the purchase price for a consummated sale of such Leased Property received by the Agent in connection with the Lessee's exercise of the Purchase Option or Partial Purchase Option under Section 14.1 of the Lease or the Lessee's or the Construction Agent's exercise of its option to purchase such Leased Property under Section 5.3 of the Construction Agency Agreement, or

            (b) the payment payable in connection with the Lessee's compliance with its obligation to purchase the Leased Property in accordance with Section
14.2 or 14.3 of the Lease, or

            (c) the Leased Property Balance therefor in accordance with Section
10.1 or Section 10.2 of the Lease;

shall be distributed by Agent as promptly as possible, to the Funding Parties pro rata in accordance with, and for application to, their respective Funding Party

Balances in respect of such Leased Property or Properties (including both that portion of the A Loans and that portion of the B Loans allocated to such Leased Property or Properties).

      SECTION 6.5 Distribution and Application to Funding Party Balances of Lessee Payment of Recourse Deficiency Amount Upon Exercise of Remarketing Option. With respect to any Leased Property, the payment by the Lessee of the Recourse Deficiency Amount to the Agent on the Lease Termination Date in accordance with Section 14.6 or Section 14.7 of the Lease following the Lessee's exercise of the Remarketing Option, shall be applied by the Agent to the accrued and unpaid interest on, and the outstanding principal of, the A Loans and the A Percentage of the Lessor Invested Amounts in respect of such Leased Property. With respect to any Leased Property, the payment by the Lessee or the Construction Agent of the Construction Failure Payment with respect thereto pursuant to the Construction Agency Agreement shall be applied by the Agent, first to the accrued and unpaid interest on, and the outstanding principal of, the A Loans and the A Percentage of the Lessor Invested Amounts in respect of such Leased Property, second to the accrued and unpaid interest on, and outstanding principal of, the B Loans and the B Percentage of the Lessor Invested Amounts related to such Leased Property and third to the accrued and unpaid Yield on, and outstanding Lessor Invested Amount related to such Leased Property.

      SECTION 6.6 Distribution and Application to Funding Party Balances of Remarketing Proceeds of Leased Property. (a) Any payments received by the Lessor as proceeds from the sale of any Leased Property sold pursuant to the Lessee's exercise of the Remarketing Option pursuant to Section 14.6 or 14.7 of the Lease, shall be distributed (or applied, in the case of clause third below) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Lease shall be distributed on the date received in the funds so received) in the following order of priority:

            first, to the extent not previously deducted from such proceeds, to the Agent and the Funding Parties as reimbursement for any and all reasonable remarketing, sale, closing or other transfer costs, prorations or commissions (including broker fees, appraisal costs, legal fees and expenses and transfer taxes), paid or incurred by the Agent or any Funding Party and not reimbursed by the Lessee, pro rata according to the amount of such costs and fees;

            second, to the Lease Participant and the Lenders pro rata for application to their B Loans and the B Percentage of the Lessor Invested Amounts in respect of all of the Leased Properties, an amount equal to their B Loans and the B Percentage of the Lessor Invested Amounts in respect of all of the Leased Properties;

            third, to the Lessor for application to the Lessor's Invested Amounts in respect of all of the Leased Properties, an amount equal to the Lessor's Invested Amounts in respect of all of the Leased Properties;

            fourth, to the Funding Parties pro rata for application to any other amount owing to the Funding Parties under the Operative Documents (including accrued and unpaid interest on the Loans, accrued and unpaid Yield and any outstanding principal of the A Loans and the A Percentage of the Lessor Invested Amounts), an amount equal to such other amounts; and

            fifth, (i) if sold by the Lessee pursuant to Section 14.6 of the Lease, the excess, if any, to the Lessee, and (ii) otherwise, the excess, if any, to the Lessor.

            (b) Any payments received by the Lessor as proceeds from the sale of any Leased Property sold following the payment of the Construction Failure Payment shall be distributed (or applied, as appropriate) by the Lessor as promptly as possible (it being understood that any such payment received by the Lessor on a timely basis and in accordance with the provisions of the Construction Agency Agreement shall be distributed on the date received in the funds so received) in the following order of priority:

            first, to the Funding Parties or the Agent, as the case may be, in reimbursement of all reasonable costs, expenses and taxes, if any, incurred by any of them to complete the construction of such Leased Property, maintain and insure such Leased Property, remarket such Leased Property and sell such Leased Property, pro rata according to the amount of such costs, expenses and taxes;

            second, to the Funding Parties pro rata for application to their Funding Party Balances in respect to such Leased Property (including both that portion of the A Loans and the A Percentage of the Lessor Invested Amounts and that portion of the B Loans and the B Percentage of the Lessor Invested Amounts allocated to such Leased Property), an amount equal to such Funding Party Balances in respect of such Leased Property; and

            third, to the Lessor.

      SECTION 6.7 Distribution and Application of Payments Received When an Event of Default Exists or Has Ceased to Exist Following Rejection of the Lease.

            (a) Proceeds of Leased Property. Any payments received by the Lessor or the Agent when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to the Lessee described in Article XII (i), (j) or (k) of the Lease), as

                  (i) proceeds from the sale of any or all of the Leased Property sold pursuant to the exercise of the Lessor's remedies pursuant to Article XIII of the Lease, or

                  (ii) proceeds of any amounts from any insurer or any Governmental Authority in connection with an Event of Loss or Event of Taking shall if received by the Lessor be paid to the Agent as promptly as possible, and shall be distributed or applied in the following order of priority prior to the Release Date:

                  first, to the Agent for any amounts reasonably expended by it in connection with such Leased Property or the Operative Documents and not previously reimbursed to it;

                  second, to the Funding Parties pro rata for application to their Funding Party Balances in respect of all of the Leased Properties, an amount equal to such Funding Party Balances; and

                  third, to the Lessee or the Person or Persons otherwise legally entitled thereto, the excess, if any.

            (b) Proceeds of Recoveries from Lessee. Any payments received by any Funding Party when an Event of Default exists (or has ceased to exist by reason of a rejection of the Lease in a proceeding with respect to the Lessee described in Article XII (i), (j) or (k) of the Lease), from the Lessee as a payment in accordance with the Lease shall be paid to the Agent as promptly as possible, and shall then be distributed or applied by the Agent as promptly as possible in the order of priority set forth in paragraph (a) above.

      SECTION 6.8 Distribution of Other Payments. All payments under Section 7.6 of this Master Agreement shall be made first, to the Funding Parties, pro rata, until their Funding Party Balances have been paid in full, and second, to the Lessor who shall be entitled to retain all such remaining amounts.

Except as otherwise provided in this Section 6, any payment received by the Lessor which is to be paid to Agent pursuant hereto or for which provision as to the application thereof is made in an Operative Document but not elsewhere in this Section 6 shall, if received by the Lessor, be paid forthwith to the Agent and when received shall be distributed forthwith by the Agent to the Person and for the purpose for which such payment was made in accordance with the terms of such Operative Document.

      SECTION 6.9 Timing of Agent Distributions. Payments received by the Agent in immediately available funds before 12:00 p.m. (noon), Atlanta, Georgia time, on any Business Day shall be distributed to the Funding Parties in accordance with and to the extent provided in this Section 6 on such Business Day. Payments received by the Agent in immediately available funds after 12:00 p.m. (noon), Atlanta, Georgia time shall be distributed to the Funding Parties in accordance with and to the extent provided in this Section 6 on the next Business Day.

      SECTION 6.10 Release of Leased Properties. (a) If the Lessee shall at any time purchase any or all of the Leased Properties pursuant to Section 13.3 or
Article 14 of the Lease, or if any or all of the Leased Properties shall be sold in accordance with, and the Lessee otherwise satisfy each of the obligations and conditions set forth in, Section 14.6 of the Lease in respect thereof, then, upon application of such amounts to prepay the related Loans pursuant to this Master Agreement and the Loan Agreement and the Agent's and the Lenders' receipt of all accrued interest and any other payments due and owing from the Lessee and/or the Lessor to the Agent and the Lenders on such date in respect thereof, such Leased Property or Properties, as the case may be, shall be released from the applicable Mortgage and the Assignment of Lease and Rents, to the extent relating to such Leased Property or Properties.

            (b) Upon the termination of the Lenders' Commitments and the payment in full of all of the Loans and all other amounts owing by the Lessee and/or the Lessor hereunder or under any other Operative Document to the Lessor, the Agent and the Lenders (other than unasserted indemnities), the Leased Properties shall be released from the Mortgages and Assignments of Lease and Rents.

            (c) Upon request of the Lessor or the Lessee following a release of any Leased Property described in clause (a) or (b) above, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Lessor or the requesting Lessee such documents as the Lessor or the Lessee shall reasonably request to evidence such release, including, if requested, a release of the Assignments of Lease and Rents to the extent relating to such Leased Property.

                                    SECTION 7
                                 INDEMNIFICATION

      SECTION 7.1 General Indemnification. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, in any way relating to or arising out of:

            (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

            (b) any Land, any Building or any part thereof or interest therein;

            (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (4) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof, (5) any Claim for patent, trademark or copyright infringement, (6) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (7) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

            (d) the offer, issuance, sale or delivery of the Notes by the Lessee;

            (e) the breach or alleged breach by the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

            (f) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Lessor, the Agent, the Lease Participant or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement;

            (g) the existence of any Lien on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Alterations constructed by the Lessee, except in all cases the Liens listed as item (ii) in the definition of Permitted Encumbrances;

            (h) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code; or

            (i) any act or omission by the Lessee under any Purchase Agreement or any other Operative Document, and any breach of any requirement, condition, restriction or limitation in any Deed or Purchase Agreement;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 7.1 for any of the following: (1) any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee solely by reason of its interest in any Leased Property), or (2) any Claim resulting from Lessor Liens which the Lessor Indemnitee Group is responsible for discharging under the Operative Documents; and, provided, further, that with respect to each Construction Land Interest, the Lessee's indemnity obligations with respect to such Leased Property shall be governed solely by Section 3.4 of the Construction Agency Agreement during the Construction Term therefor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

      SECTION 7.2 Environmental Indemnity. In addition to and without limitation of Section 7.1 or Section 3.3 of the Construction Agency Agreement, the Lessee agrees to indemnify, hold harmless and defend each Indemnitee, on an After-Tax Basis, from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

            (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

            (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

            (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

            (iv) any claim concerning any Leased Property's lack of compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

            (v) any residual contamination on or under any Land, or affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

            (w) prior to or during the Lease Term,

            (x) at any time during which the Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof,

            (y) during any period after and during the continuance of any Event of Default or

            (z) during any period of three years following the date an Indemnitee takes possession of any Leased Property;

provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 7.2 for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of such Indemnitee (other than gross negligence or willful misconduct imputed to such Indemnitee solely by reason of its interest in any Leased Property). It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

      SECTION 7.3 Proceedings in Respect of Claims. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section 7.1 or 7.2, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the

Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee of the commencement thereof (provided that the failure of such Indemnitee to promptly notify the Lessee shall not affect the Lessee's obligation to indemnify hereunder except to the extent that the Lessee's ability to contest is materially prejudiced by such failure), and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at the Lessee's expense; and provided further that the Lessee may assume and control the defense of such proceeding only if the Lessee shall have acknowledged in writing its obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, the Lessee shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the Lessee shall keep such Indemnitee fully apprised of the status of such action suit or proceeding and shall provide such Indemnitee with all information with respect to such action suit or proceeding as such Indemnitee shall reasonably request; and, provided further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of civil liability in excess of $5,000,000 on such Indemnitee or (y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Encumbrance) on any Leased Property or any part thereof unless the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (z) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing.

      If the Lessee fails to fulfill the conditions to the Lessee's assuming the defense of any claim on or prior to the date that is 15 days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessee's expense. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 7.1 or 7.2 with respect to such Claim.

      Upon payment in full of any Claim by the Lessee pursuant to Section 7.1 or
7.2 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are reasonably necessary or advisable to enable the Lessee vigorously to pursue such claims.

      Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be paid to such Indemnitee promptly upon, but in no event later than 30 days after, receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

      If for any reason the indemnification provided for in Section 7.1 or 7.2 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then the Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee on the one hand and by the Lessee on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

      SECTION 7.4 General Tax Indemnity. (a) Tax Indemnity. Except as otherwise provided in this Section 7.4, the Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or
Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, the Lessee, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon,
(ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes, or any other Operative Documents,
(iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents. Notwithstanding the foregoing, during the Construction Term for any Construction Land Interest, (i) the Lessee shall only be obligated to indemnify the Lessor and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents, with respect to Taxes related to such Construction Land Interest and (ii) Lessor hereby indemnifies the other Tax Indemnitees (as defined in clause (ii) of the definition thereof) for such Taxes, to the extent that Lessor receives payment therefor from the Lessee.

            (b) Exclusions from General Tax Indemnity. Section 7.4(a) shall not apply to:

                  (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Lease Participant and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which the holder of such Note became the holder of such Note or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

                  (ii) Taxes on, based on, or in the nature of or measured by Taxes on doing business, business privilege, franchise, capital, capital stock, net worth, or mercantile license or similar taxes other than (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor, the Lease Participant and the Lenders had advanced funds to the Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or
      (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

                  (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement or the Lease Participation Agreement;

                  (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the

      Lessee's obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

                  (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by the Lessee, (B) any sale or transfer resulting from the exercise by the Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

                  (vi) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest;

                  (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

                  (viii) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions unrelated to the Leased Properties or the transactions contemplated by the Operative Documents;

                  (ix) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return that it is required to file in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where the Lessee did not give timely notice to such Tax Indemnitee (and such Tax Indemnitee otherwise had no actual knowledge) of such filing requirement that would have permitted a proper and timely filing of such return, or (B) results from the failure of the Lessee to supply information necessary for the proper and timely filing of such return that was not in the possession of such Tax Indemnitee; and

                  (x) any Tax that results from the breach by the Lessor of its representation and warranty made in Section 4.3(b) or the breach of any Lender of its representation and warranty made in Section 4.4(b).

            (c) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessee may have an indemnity obligation pursuant to Section 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessee may have an indemnity obligation pursuant to Section 7.4 may be payable, such Tax Indemnitee shall promptly notify the Lessee. The Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, provided further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of the Lessee, on behalf of the Lessee with representatives reasonably satisfactory to the Lessee) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding (x) involves any meaningful risk of imposition of criminal liability or any material risk of civil liability in excess of $1,000,000 on such Tax Indemnitee or (y) will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Encumbrance) on any Leased Property or any part thereof unless the Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnitees in respect to such risk, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessee or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if the Lessee shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to the Lessee stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, provided, however, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing.

      Each Tax Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents in such Tax Indemnitee's possession as are reasonably requested by the Lessee and are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this
Section 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.4 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this Section 7.4 with respect to such Claim.

      Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 7.4 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Tax Indemnitee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and the Lessee shall consult in good faith with each other regarding the conduct of such contest controlled by either.

            (d) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by the Lessee pursuant to this
Section 7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by the Lessee pursuant to this Section 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section 7.4, which reduction in Taxes was not taken into account in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long as an Event of Default shall have occurred and be continuing and, provided, further, that the amount payable to the Lessee by any Tax Indemnitee pursuant to this Section 7.4(d) shall not at any time exceed the aggregate amount of all indemnity payments made by the Lessee under this Section 7.4 to such Tax Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to the Lessee by such Tax Indemnitee under this Section 7.4(d). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee pursuant to this
Section 7.4. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to the Lessee under this Section 7.4(d) shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee hereunder without regard to Section 7.4(b) hereof.

            (e) Payments. Any Tax indemnifiable under this Section 7.4 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to
Section 7.4 shall be made to the Tax Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that the Lessee are required to pay, the Lessee shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

            (f) Reports. If the Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4, the Lessee shall, if the Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in the Lessee); provided, however, that if the Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, the Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to the Lessee.

            (g) Verification. At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by a Tax Indemnitee to the Lessee pursuant to this Section 7.4 shall be verified and certified by an independent public accounting firm selected by the Lessee and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in the Lessee's favor of 5% or more of the related indemnity payment, the costs of such verification shall be borne by the Lessee, otherwise, such costs shall be borne by the related Tax Indemnitee. In no event shall the Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firm's responsibilities.

      SECTION 7.5 Increased Costs, etc.

            (a) Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Funding Party to make or maintain LIBOR Advances as contemplated by this Master Agreement, (a) the commitment of such Funding Party hereunder to continue LIBOR Advance as such and convert Funded Amounts to LIBOR Advances shall forthwith be cancelled and (b) such Funding Party's Funded Amounts then outstanding as LIBOR Advance, if any, shall be converted automatically to Base Rate Advances on the respective last days of the then current Rent Periods with respect to such Funded Amounts or within such earlier period as required by law. If any such conversion of a LIBOR Advance occurs on a day which is not the last day of the then current Rent Period with respect thereto, the Lessee, shall pay to such Funding Party such amounts, if any, as may be required pursuant to Section 7.5(f).

            (b) Requirements of Law. In the event that Eurocurrency Reserve Requirements or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Funding Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Funding Party to any tax of any kind whatsoever with respect to this Master Agreement, any Note or any LIBOR Advance made by it, or change the basis of taxation of payments to such Funding Party in respect thereof (except for taxes covered by Section 7.5(d) and changes in franchise taxes or the rate of tax on the overall net income of such Funding Party);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Funding Party which is not otherwise included in the determination of the Adjusted LIBO Rate; or

                  (iii) shall impose on such Funding Party any other condition;

and the result of any of the foregoing is to increase the cost to such Funding Party, by an amount which such Funding Party deems to be material, of making, converting into, continuing or maintaining LIBOR Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, each Lessee shall promptly pay such Funding Party, upon its demand, any additional amounts necessary to compensate such Funding Party for such increased cost or reduced amount receivable. If any Funding Party becomes entitled to claim any additional amounts pursuant to this subsection in relation to such outstanding LIBOR Advances, it shall promptly notify the Lessee, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to the Lessee in good faith and setting forth in reasonable detail the calculation of such amounts shall be conclusive in the absence of manifest error. The provisions of this paragraph (b) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

            (c) Capital Adequacy. In the event that any Funding Party or corporation controlling such Funding Party shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Funding Party or such corporation with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Funding Party's capital as a consequence of its obligations hereunder to a level below that which such Funding Party could have achieved but for such change or compliance (taking into consideration such Funding Party's policies with respect to capital adequacy) by an amount deemed by such Funding Party to be material, then from time to time, after submission by such Funding Party in good faith to the Lessee (with a copy to the Agent) of a written request therefor setting forth in reasonable detail the calculation of such amount (which request shall be conclusive in the absence of manifest error), the Lessee, shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such reduction to the extent imposed generally on other lessees or borrowers with whom such Funding Party has similar lease or credit arrangements (but in the case of outstanding Base Rate Advances, without duplication of any amounts already covered by such Funding Party by reason of an adjustment in the applicable Base Rate). The provisions of this paragraph (c) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

            (d) Taxes. Subject to Section 7.5(e), all payments made by the Lessee under the Lease and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Funding Party, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Funding Party, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Funding Party (excluding a connection arising solely from the Agent or such Funding Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Master Agreement or any other Operative Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to the Agent or any Funding Party hereunder or under any other Operative Document, the amounts so payable to the Agent or such Funding Party (so long as such Funding Party is in compliance with Section 7.5(e), as appropriate) shall be increased to the extent necessary to yield to the Agent or such Funding Party (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Operative Documents. Whenever any Withholding Taxes are payable by the Lessee, as promptly as possible thereafter the Lessee shall send to the Agent for its own account or for the account of such Funding Party, as the case may be, a certified copy of an original official receipt received by the Lessee showing payment thereof. If the Lessee fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Lessee shall indemnify the Agent and the Funding Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Funding Party as a result of any such failure. The agreements in this subsection shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

            (e) Tax Forms. Each Lender to this Master Agreement on the Initial Closing Date that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the Initial Closing Date, it will deliver to the Lessee and the Agent two duly completed copies of (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Lessee and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Lessee, and such extensions or renewals thereof as may reasonably be requested by the Lessee or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Funding Party from duly completing and delivering any such form with respect to it and such Funding Party so advises the Lessee and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

            (f) Breakage Costs. The Lessee agrees to indemnify each Funding Party and to hold each Funding Party harmless from any loss or expense which such Funding Party may sustain or incur as a consequence of (a) default by the Lessee in payment when due of the principal amount of or interest on any LIBOR Advance, (b) default by the Lessee in making a borrowing or conversion after the Lessee or the Construction Agent has given (or is deemed to have given) a notice in accordance with this Master Agreement, (c) default by the Lessee in making any prepayment of LIBOR Advances after the Lessee has given a notice thereof in accordance with the provisions of the Operative Documents or (d) the making of a prepayment, payment or conversion, of LIBOR Advances on a day which is not the last day of a Rent Period with respect thereto, including, without limitation, in each case, any such loss (other than non-receipt of the Applicable Margin or, without duplication, anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Funding Parties are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to the Lessee in good faith shall be conclusive in the absence of manifest error. The provisions of this paragraph (f) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

            (g) Action of Affected Funding Parties. Each Funding Party agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section 7.5(a) or any amounts which might otherwise be payable pursuant to Section 7.5(c) or (d); provided, however, that such efforts shall not cause the imposition on such Funding Party of any additional costs or legal or regulatory burdens reasonably deemed by such Funding Party to be material and shall not be deemed by such Funding Party to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Section 7.5(c) or (d), then such Funding Party (the "Affected Funding Party") shall use its reasonable efforts to transfer to any other Funding Party (which itself is not then an Affected Funding Party) its Loans and Commitment, subject to the provisions of
Section 6.2; provided, however, that such transfer shall not be deemed by such Affected Funding Party, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Funding Party is unable, or otherwise is unwilling, so to transfer its Loans and Commitment, the Lessee may designate an alternate lender (reasonably acceptable to the Agent) to purchase the Affected Funding Party's Loans and Commitment, at par and including accrued interest, and, subject to the provisions of Section 6.2, the Affected Funding Party shall transfer its Commitment to such alternate lender and such alternate lender shall become a Funding Party hereunder.

            (h) Construction Land Interests. Any amounts payable by the Lessee pursuant to this Section 7.5 with respect to Construction Land Interests during the Construction Term therefor shall be paid with the proceeds of Advances.

      SECTION 7.6 End of Term Indemnity. In the event that at the end of the Lease Term for a Leased Property: (i) the Lessee elects the option set forth in
Section 14.6 of the Lease, and (ii) after the Lessor receives the sales proceeds from such Leased Property under Section 14.6 or 14.7 of the Lease, together with the Lessee's payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then, within 90 days after the end of the Lease Term, the Lessor or the Agent may obtain, at the Lessee's sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Agent, as the case may be, and approved by the Lessee, such approval not to be unreasonably withheld) in form and substance satisfactory to the Lessor and the Agent (the "Report") to establish the reason for any decline in value of such Leased Property from the Lease Balance. The Lessee shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to

            (w) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Applicable Laws, failure to use good workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of the Lessee to control or effect resulting in the Building failing to be an office, store or warehouse of the type and quality contemplated by the Appraisal (excepting in each case ordinary wear and tear), or

            (x) any Alteration made to, or any rebuilding of, the Leased Property or any part thereof by the Lessee, or

            (y) any restoration or rebuilding carried out by the Lessee or any condemnation of any portion of the Leased Property pursuant to Article X of the Lease, or

            (z) any use of such Leased Property or any part thereof by the Lessee other than as permitted by the Lease, or any act or omission constituting a breach of any requirement, condition, restriction or limitation set forth in the related Deed or the related Purchase Agreement.

                                    SECTION 8
                                  MISCELLANEOUS

      SECTION 8.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Master Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

      SECTION 8.2 Documentary Conventions. The Documentary Conventions shall apply to this Master Agreement.

      SECTION 8.3 Expenses. Whether or not the transactions herein contemplated are consummated, the Lessee agrees to pay, as Supplemental Rent, all actual, reasonable and documented out-of- pocket costs and expenses of the Lessor, the Lease Participant, the Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the fees and disbursements of Mayer, Brown & Platt) and of the Lessor, the Agent, the Lease Participant and the Lenders in connection with the enforcement of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lessor, the Agent, the Lease Participant and the Lenders). Notwithstanding the foregoing, all such costs and expenses related to any Construction Land Interest shall be paid with the proceeds of Advances (subject to the conditions set forth in this Master Agreement).

      SECTION 8.4 Liabilities of the Funding Parties; Sharing of Payments. (a) No Funding Party shall have any obligation to any other Funding Party or to the Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. No Lease Participant or Lender shall have any obligation or duty to the Lessee, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in this Master Agreement or the Loan Agreement.

            (b) If any Funding Party shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Funding Parties, such Funding Parties shall forthwith purchase from the other Funding Parties such participations in the Advances owed to them as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and such Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such Funding Party's ratable share (according to the proportion of (i) the amount of the participation purchased from such Funding Party as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Funding Party's ratable share (according to the proportion of (i) the amount of such Funding Party's required repayment to (ii) the total amount so recovered from the purchasing Funding Party) of any interest or other amount paid or payable by the purchasing Funding Party in respect of the total amount so recovered. Each Funding Party agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section 8.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of such Funding Party in the amount of such participation.

      SECTION 8.5 Liabilities of the Agent. The Agent shall have no duty, liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement, the Lease Participation Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Master Agreement, the Lease Participation Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey. The acceptance by the Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of any Guarantor or the Lessee even if such document or information indicates that any such representation or warranty is untrue.

      SECTION 8.6 Effect of Amendment and Restatement. Upon the effectiveness of this Master Agreement from and after date hereof: (a) the terms and conditions of the Existing Master Agreement shall be amended as set forth herein and as so amended, shall be restated in their entirety; (b) neither this Master Agreement nor any of the other Operative Documents shall in any way release or impair the obligations or Liens created pursuant to the Existing Master Agreement or any other Operative Document (as defined therein) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the dater hereof and except as modified hereby or by documents, instruments and agreements executed and delivered in connection and all of such obligations and Liens are assumed, ratified and affirmed by the Lessee and the Guarantor; (c) the Obligations incurred under the Existing Master Agreement and the other Operative Documents (as such term is defined in the Existing Master Agreement (the "Existing Operative Documents")) shall, to the extent outstanding on the date hereof, continue outstanding under this Master Agreement and the other Operative Documents and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Master Agreement and the other Operative Documents, and this Master Agreement and the other Operative Documents shall not constitute a refinancing, substitution or novation of such obligations or any of the other rights, duties and obligations of the parties hereunder or under the other Operative Documents; (d) the execution, delivery and effectiveness of this Master Agreement and the other Operative Documents shall not operate as a waiver of any right, power or remedy of the Funding Parties or the Agent under the Existing Master Agreement and the other Existing Operative Documents, nor constitute a waiver of any covenant, agreement or obligation under the Existing Master Agreement or the other Existing Operative Documents, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (e) any and all references to the Existing Master Agreement or any other Existing Operative Document in each and every Existing Operative Document shall, without further action of the parties, be deemed a reference to this Master Agreement or the corresponding Operative Document, and as this Master Agreement or such Operative Documents shall be further amended, restated, supplemented or otherwise modified from time to time.

      IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            AARON RENTS, INC., as the Lessee

      By:
          ----------------------------------------------------------------------
                                            Name:  Gilbert L. Danielson
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                                                                          MASTER
                                                                       AGREEMENT

                                            SUNTRUST BANKS, INC., as Lessor

      By:
          ----------------------------------------------------------------------
      Name:
            --------------------------------------------------------------------
      Title:
             -------------------------------------------------------------------


                                                                          MASTER
                                                                       AGREEMENT

                                            SOUTHTRUST BANK, N.A., as Lender


      By:
          ----------------------------------------------------------------------
                                            Name:  Ron Fontenot
      Title:
             -------------------------------------------------------------------


                                                                          MASTER
                                                                       AGREEMENT

                                            SUNTRUST BANK, as Agent


      By:
          ----------------------------------------------------------------------
      Name:
            --------------------------------------------------------------------
      Title:
             -------------------------------------------------------------------


                                                                          MASTER
                                                                       AGREEMENT

                                  SCHEDULE 2.2

                            PAYMENT INSTRUCTIONS AND
                    AMOUNT OF EACH FUNDING PARTY'S COMMITMENT


Lessor Commitment Percentage:                        60%

Lender Commitment Percentage:                        40%

Lessor Commitment:                          $15,000,000

Lender Commitment:                          $10,000,000


                                                                          MASTER
                                                                       AGREEMENT

                       AMENDED AND RESTATED LOAN AGREEMENT

                          Dated as of October 31, 2001

                                      among

                              SUNTRUST BANKS, INC.,
                             as Lessor and Borrower,

                    the financial institutions party hereto,

                                   as Lenders

                                       and

                                 SUNTRUST BANK,

                                    as Agent

                                                               TABLE OF CONTENTS

                                                                                                           Page

SECTION 1           DEFINITIONS; INTERPRETATION.........................................................    1

SECTION 2           AMOUNT AND TERMS OF COMMITMENTS; REPAYMENT AND
                    PREPAYMENT OF LOANS.................................................................    2
   SECTION 2.1      Commitment..........................................................................    2
   SECTION 2.2      Notes...............................................................................    2
   SECTION 2.3      Scheduled Principal Repayment.......................................................    3
   SECTION 2.4      Interest............................................................................    3
   SECTION 2.5      Allocation of Loans to Leased Properties............................................    3
   SECTION 2.6      Prepayment..........................................................................    4

SECTION 3           RECEIPT, DISTRIBUTION AND APPLICATION OF CERTAIN
                    PAYMENTS IN RESPECT OF LEASE AND LEASED PROPERTY....................................    4

SECTION 4           THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE AND
                    GUARANTY............................................................................    4
   SECTION 4.1      Covenant of Lessor..................................................................    4
   SECTION 4.2      Lessor Obligations Nonrecourse; Payment from
                    Certain Lease and Guaranty Obligations and

                    Certain Proceeds of Leased Property Only............................................    5
   SECTION 4.3      Exercise of Remedies Under Lease and Guaranty.......................................    6

SECTION 5           LOAN EVENTS OF DEFAULT; REMEDIES....................................................    7
   SECTION 5.1      Loan Events of Default..............................................................    7
   SECTION 5.2      Loan Event of Default; Remedies.....................................................    8

SECTION 6           THE AGENT...........................................................................   10
   SECTION 6.1      Appointment.........................................................................   10
   SECTION 6.2      Delegation of Duties................................................................   10
   SECTION 6.3      Exculpatory Provisions..............................................................   10
   SECTION 6.4      Reliance by Agent...................................................................   11
   SECTION 6.5      Notice of Default...................................................................   11
   SECTION 6.6      Non-Reliance on Agent and Other Lenders.............................................   12
   SECTION 6.7      Indemnification.....................................................................   12
   SECTION 6.8      Agent in Its Individual Capacity....................................................   13
   SECTION 6.9      Successor Agent.....................................................................   13

SECTION 7           MISCELLANEOUS.......................................................................   14
   SECTION 7.1      Documentary Convention..............................................................   14
   SECTION 7.2      No Waiver; Cumulative Remedies......................................................   14
   SECTION 7.3      Successors and Assigns..............................................................   14
   SECTION 7.4      Survival and Termination of Agreement...............................................   14

APPENDIX A          Definitions and Interpretation

                                    EXHIBITS

EXHIBIT A-1      Form of A Note
EXHIBIT A-2      Form of B Note

         THIS AMENDED AND RESTATED LOAN AGREEMENT (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Loan Agreement") dated as of October 31, 2001 is between SUNTRUST BANKS, INC., a Georgia corporation, as Lessor and Borrower (the "Lessor"); SOUTHTRUST BANK, N.A. (as successor to SouthTrust Bank of Georgia, N.A.), and the other financial institutions which may from time to time become party hereto as lenders (the "Lenders") and SUNTRUST BANK (as successor to SunTrust Bank, Atlanta), a Georgia banking corporation as agent for the Lenders (the "Agent").

                              PRELIMINARY STATEMENT

         The parties have entered into the Loan Agreement, dated as of September 20, 1996 (the "Existing Loan Agreement"), and wish to amend and restate the Existing Loan Agreement.

         In accordance with the terms and provisions of the Master Agreement, the Lease, the Lease Participation Agreement, this Loan Agreement and the other Operative Documents, (i) the Lessor has acquired the Existing Leased Properties and contemplates acquiring additional Leased Properties and has leased the Existing Leased Properties and contemplates leasing additional Leased Properties to the Lessee, (ii) the Lessee wishes to construct Buildings on the Land for the Lessor and, when completed, to lease the Buildings from the Lessor as part of the Leased Property under the Lease, (iii) the Lessee wishes to obtain, and the Lessor is willing to provide, funding for the acquisition of the Land and the construction of the Buildings, (iv) the Lessor wishes to obtain, and the Lenders are willing to provide, financing of a portion of the funding of the acquisition of the Land and the construction of the Buildings, and (v) the Lessee is willing to provide its Guaranty to the Agent and the Funding Parties.

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1  DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A to the Amended and Restated Master Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Master Agreement"), among Aaron Rents, Inc., as Lessee and Guarantor, Sun Trust Banks, Inc., as Lessor, the financial institutions party thereto, as Lenders, and Sun Trust Bank, as Agent; and the rules of interpretation set forth in Appendix A to the Master Agreement shall apply to this Loan Agreement.

         SECTION 2 AMOUNT AND TERMS OF COMMITMENTS; REPAYMENT AND PREPAYMENT OF LOANS

         SECTION 2.1 Commitment. (a) Subject to the terms and conditions hereof and of the Master Agreement, each Lender agrees to make term loans to the Lessor ("Loans") from time to time during the period from and including the Initial Closing Date through the Funding Termination Date, on each Closing Date and on each subsequent Funding Date, in the amounts required under Section 2.2 of the Master Agreement. Each such Loan shall consist of an A Loan in the amount of the A Percentage of such Lender's Commitment Percentage of the amount to be funded on such date and a B Loan in the amount of the B Percentage of such Lender's Commitment Percentage of the amount to be funded on such date.

         SECTION 2.2 Notes. The A Loans made by the Lenders to the Lessor shall be evidenced by a note of the Lessor (an "A Note"), substantially in the form of Exhibit A-1 with appropriate insertions, and the B Loans made by each Lender to the Lessor shall be evidenced by a note of the Lessor (a "B Note") substantially in the form of Exhibit A-2 with appropriate insertions, each duly executed by the Lessor and payable to the order of such Lender and in a principal amount equal to the A Percentage of such Lender's Commitment and the B Percentage of such Lender's Commitment, respectively (or, if less, the aggregate unpaid principal amount of all A Loans or B Loans, as the case may be, made by such Lender to the Lessor). The Notes shall be dated the Initial Closing Date and delivered to the Agent in accordance with Section 3.2 of the Master Agreement. Each Lender is hereby authorized to record the date and amount of each Loan made by such Lender to the Lessor on the Notes, but the failure by such Lender to so record such Loan shall not affect or impair any obligations with respect thereto. Each Note shall (i) be stated to mature on the final Lease Termination Date and (ii) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Section 2.4. Upon the occurrence of an Event of Default under paragraph (i), (j) or (k) of Article XII of the Lease, or upon Acceleration as described in Section hereof, each Note shall automatically become due and payable in full.

         SECTION 2.3 Scheduled Principal Repayment. On the Lease Termination Date, the Lessor shall pay the aggregate unpaid principal amount of all Loans with respect to the related Leased Property as of such date.

         SECTION 2.4 Interest. (a) Each Loan related to a LIBOR Advance shall bear interest at a rate equal to the sum of (i) the Adjusted LIBO Rate, computed using the actual number of days elapsed and a 360 day year, plus (ii) the Applicable Margin per annum; each Loan related to a Base Rate Advance shall bear interest at a rate equal to the sum of (i) the Base Rate, computed using the actual number of days elapsed and a 360 day year, plus (ii) the Applicable Margin per annum.

         (b) If all or a portion of the principal amount of or interest on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lenders under Section 5, bear interest at the Overdue Rate, in each case from the date of nonpayment until paid in full (as well after as before judgment).

         (c) Interest accruing on each Loan with respect to any Leased Property during the Construction Term of such Leased Property shall be added to the principal amount of such Loan (or paid) from time to time subject to the limitations set forth in Section 2.3(c) of the Master Agreement. Following the date each Loan is made (or in the case of Loans with respect to a Construction Land Interest, the Construction Term Expiration Date), interest on such Loan shall be payable in arrears on each Payment Date with respect thereto.

         (d) Any change in the interest rate on the Loans resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such Base Rate changes as provided in the definition thereof.

         SECTION 2.5 Allocation of Loans to Leased Properties. Pursuant to each Funding Request, each Loan shall be allocated to the Leased Property, the cost of acquisition or construction of which the proceeds of such Loan are used to pay. For purposes of the Operative Documents, the "related Loans" with respect to any Leased Property or Loans "related to" any Leased Property shall mean those Loans allocated to such Leased Property as set forth in the foregoing sentence.

         SECTION 2.6 Prepayment. Except in conjunction with a payment by the Lessee or the Construction Agent of the Lease Balance, a Construction Failure Payment or a Leased Property Balance pursuant to the terms of the Lease or the Construction Agency Agreement, the Lessor shall have no right to prepay the Loans.

         SECTION 3 RECEIPT, DISTRIBUTION AND APPLICATION OF CERTAIN PAYMENTS IN RESPECT OF LEASE AND LEASED PROPERTY

         Payments of Rent, other payments made pursuant to the Operative Documents and proceeds of the Leased Properties shall be distributed as set forth in Article VI of the Master Agreement.

         SECTION 4  THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE AND
GUARANTY

         SECTION 4.1 Covenant of Lessor. So long as any Lender's Commitment remains in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender with respect to its Funding Party Balances, subject to
Section 4.2, the Lessor will promptly pay all amounts payable by it under this Loan Agreement and the Notes issued by it in accordance with the terms hereof and thereof and shall duly perform each of its obligations under this Loan Agreement and the Notes. The Lessor agrees to provide to the Agent a copy of each estoppel certificate that the Lessor proposes to deliver pursuant to
Section 17.7 of the Lease at least five (5) days prior to such delivery and to make any corrections thereto reasonably requested by the Agent prior to such delivery. The Lessor shall keep each Leased Property owned by it free and clear of all Lessor Liens. The Lessor shall not reject any sale of any Leased Property pursuant to Section 14.7 of the Lease unless all of the related Loans have been paid in full or the Lenders consent to such rejection. In the event that the Lenders reject any sale of any Leased Property pursuant to Section 14.7 of the Lease, the Lessor agrees to take such action as the Lenders reasonably request to effect a sale or other disposition of such Leased Property, provided that the Lessor shall not be required to expend its own funds in connection with such sale or disposition.

         In the event that the Construction Agent returns any Leased Property to the Lessor pursuant to Section 5.3(a) of the Construction Agency Agreement, unless all of the related Loans are paid in full, the Lessor agrees to take such action as the Lenders reasonably request to complete the Construction, or to effect a sale or other disposition, of such Leased Property, provided that the Lessor shall not be required to expend its own funds in connection therewith. During the Construction Term for each Leased Property, the Lessor agrees to assume liability for, and to indemnify, protect, defend, save and hold harmless the Agent, each Lender and each of their respective Affiliates, successors, assigns, employees, officers and directors, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted or threatened to be asserted against the Agent or any Lender, in any way relating to or arising out of the circumstances described in Section 7.1 or 7.4 of the Master Agreement, provided that the Lessor shall only be obligated to make a payment pursuant to this sentence to the extent that the Lessor receives payment from the Construction Agent or any other Person with respect to such Claim.

         SECTION 4.2 Lessor Obligations Nonrecourse; Payment from Certain Lease and Guaranty Obligations and Certain Proceeds of Leased Property Only. All payments to be made by the Lessor in respect of the Loans, the Notes and this Loan Agreement shall be made only from certain payments received under the Lease, the Construction Agency Agreement and the Guaranty and certain proceeds of the Leased Properties and only to the extent that the Lessor or the Agent shall have received sufficient payments from such sources to make payments in respect of the Loans in accordance with Section 3. Each Lender agrees that it will look solely to such sources of payments to the extent available for distribution to such Lender as herein provided and that neither the Lessor nor the Agent is or shall be personally liable to any Lender for any amount payable hereunder or under any Note. Nothing in this Loan Agreement, the Notes or any other Operative Document shall be construed as creating any liability (other than for willful misconduct, gross negligence, misrepresentation or breach of contract (other than the failure to make payments in respect of the Loans)) of the Lessor individually to pay any sum or to perform any covenant, either express or implied, in this Loan Agreement, the Notes or any other Operative Documents (all such liability, if any, being expressly waived by each Lender) and that each Lender, on behalf of itself and its successors and assigns, agrees in the case of any liability of the Lessor hereunder or thereunder (except for such liability attributable to its willful misconduct, gross negligence, misrepresentation or breach of contract (other than the failure to make payments in respect of the Loans)) that it will look solely to those certain payments received under the Lease, the Construction Agency Agreement and the Guaranty and those certain proceeds of the Leased Properties, provided, however, that the Lessor in its individual capacity shall in any event be liable with respect to
(i) the removal of Lessor's Liens or involving its gross negligence, willful misconduct, misrepresentation or breach of contract (other than the failure to make payments in respect of the Loans) or (ii) failure to turn over payments the Lessor has received in accordance with Article VI of the Master Agreement; and provided further that the foregoing exculpation of the Lessor shall not be deemed to be exculpations of the Lessee, the Guarantor or any other Person.

         SECTION 4.3 Exercise of Remedies Under Lease and Guaranty.

         (a) Event of Default. With respect to any Potential Event of Default as to which notice thereof by the Lessor to the Lessee is a requirement to cause such Potential Event of Default to become an Event of Default, the Lessor may at any time in its discretion give such notice, provided that the Lessor agrees to give such notice to such Lessee promptly upon receipt of a written request by any Lender or the Agent.

         (b) Acceleration of Lease Balance. When an Event of Default exists, the Lessor, upon the direction of the Required Funding Parties, shall exercise remedies under Article XIII of the Lease, under Section 5 of the Construction Agency Agreement and the Guaranty, as the case may be, to demand payment in full of the Lease Balance by the Lessee or the Guarantor (the "Acceleration"). Following the Acceleration, the Lessor shall consult with the Lenders regarding actions to be taken in response to such Event of Default or Construction Agency Event of Default. The Lessor (1) shall not, without the prior written consent of Required Funding Parties and (2) shall (subject to the provisions of this Section), if so directed by Required Funding Parties, do any of the following: commence eviction or foreclosure proceedings, or make a demand under the Guaranty, or file a lawsuit against the Lessee under the Lease, or file a lawsuit against the Guarantor under the Guaranty, or sell the Leased Property, or exercise other remedies against the related Lessee or the Guarantor under the Operative Documents in respect of such Event of Default or Construction Agency Event of Default; provided, however, that any payments received by the Lessor shall be distributed in accordance with Article VI of the Master Agreement. Notwithstanding any such consent, direction or approval by the Required Funding Parties of any such action or omission, the Lessor shall not have any obligation to follow such direction if the same would, in the Lessor's reasonable judgment, require the Lessor to expend its own funds or expose the Lessor to liability, expense, loss or damages unless and until the Lenders advance to the Lessor an amount which is sufficient, in the Lessor's reasonable judgment, to cover such liability, expense, loss or damage (excluding the Lessor's pro rata share thereof, if any). Notwithstanding the foregoing, on and after the related Release Date (and any application otherwise required under Article VI of the Master Agreement has been made): the Lenders shall have no rights to the related Leased Property or any proceeds thereof; the Lenders shall have no rights to direct or give consent to any actions with respect to such Leased Property and the proceeds thereof; the Lessor shall have absolute discretion (but in all events subject to the terms of the Operative Documents) with respect to such exercise of remedies with respect to such Leased Property, and the proceeds thereof, including any foreclosure or sale of such Leased Property; and the Lessor shall have no liability to the Lenders with respect to the Lessor's actions or failure to take any action with respect to such Leased Property.

         SECTION 5  LOAN EVENTS OF DEFAULT; REMEDIES

         SECTION 5.1 Loan Events of Default. Each of the following events shall constitute a Loan Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority) and each such Loan Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

                  (a) Lessor shall fail to distribute in accordance with the provisions of Article VI of the Master Agreement any amount received by the Lessor pursuant to the Lease or the Master Agreement within three (3) Business Days of receipt thereof if and to the extent that the Agent or the Lenders are entitled to such amount or a portion thereof; or

                  (b) the Lessor shall fail to pay to the Agent, within two (2) Business Days of the Lessor's receipt thereof, any amount which the Lessee or the Guarantor is required, pursuant to the Operative Documents, to pay to the Agent but erroneously pays to the Lessor; or

                  (c) failure by the Lessor to perform in any material respect any other covenant or condition herein or in any other Operative Document to which the Lessor is a party, which failure shall continue unremedied for thirty (30) days after receipt by the Lessor of written notice thereof from the Agent or any Lender; or

                  (d) any representation or warranty of the Lessor contained in any Operative Document or in any certificate required to be delivered thereunder shall prove to have been incorrect in a material respect when made and shall not have been cured within thirty (30) days of receipt by the Lessor of written notice thereof from the Agent or any Lender; or

                  (e) the Lessor shall become bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver; or a trustee or a receiver shall be appointed for the Lessor or for substantially all of its property without its consent and shall not be dismissed or stayed within a period of ninety (90) days; or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against the Lessor and, if instituted against the Lessor, shall not be dismissed or stayed for a period of ninety (90) days; or

                  (f) any Event of Default shall occur and be continuing.

         SECTION 5.2 Loan Event of Default; Remedies.

         (a) Upon the occurrence of a Loan Event of Default hereunder, (i) if such event is a Loan Event of Default specified in clause (e) of Section 5.1 with respect to the Lessor, automatically the Lenders' Commitments shall terminate and the outstanding principal of, and accrued interest on, the Loans shall be immediately due and payable, and (ii) if such event is any other Loan Event of Default, upon written request of the Required Lenders, the Agent shall, by notice of default to the Lessors, declare the Commitments of the Lenders to be terminated forthwith and the outstanding principal of, and accrued interest on, the Loans to be immediately due and payable, whereupon the Commitments of the Lenders shall immediately terminate and the outstanding principal of, and accrued interest on, the Loans shall become immediately due and payable.

         (b) When a Loan Event of Default exists, the Agent may, and upon the written instructions of the Required Funding Parties shall, exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder, under the Notes, the Mortgages, and the Assignments of Lease and Rents and shall have and may exercise any and all rights and remedies available under the Uniform Commercial Code or any provision of law. When a Loan Event of Default exists, the Agent may, and upon the written instructions of the Required Funding Parties shall, have the right to exercise all rights of the Lessor under the related Lease pursuant to the terms and in the manner provided for in the Mortgages and the Assignments of Lease and Rents.

         (c) Except as expressly provided above, no remedy under this Section
5.2 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under this Section 5.2 or under the other Operative Documents or otherwise available at law or in equity. The exercise by the Agent or any Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise of any other remedy or remedies. No express or implied waiver by the Agent or any Lender of any Loan Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Loan Event of Default. The failure or delay of the Agent or any Lender in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Agent or any Lender shall not exhaust the same or constitute a waiver of any other right provided herein.

         SECTION 6  THE AGENT

         SECTION 6.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Loan Agreement and the other Operative Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Loan Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Operative Document or otherwise exist against the Agent.

         SECTION 6.2 Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 6.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Operative Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Lessor, the Guarantor or the Lessee or any officer thereof contained in this Loan Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Loan Agreement or any other Operative Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Operative Document or for any failure of the Lessor, the Guarantor or the Lessee to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Operative Document, or to inspect the properties, books or records of the Lessor, the Guarantor or the Lessee.

         SECTION 6.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Lessor, the Guarantor or the Lessee), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Operative Document unless it shall first receive such advice or concurrence of the Required Funding Parties as it deems appropriate or it shall first be indemnified to its satisfaction by the Funding Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Subject to the Operative Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Operative Documents in accordance with a request of the Required Funding Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 6.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Loan Potential Event of Default or Loan Event of Default hereunder unless the Agent has received notice from a Lender referring to this Loan Agreement, describing such Loan Potential Event of Default or Loan Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Loan Potential Event of Default or Loan Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Loan Potential Event of Default or Loan Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 6.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Lessor, the Guarantor or the Lessee, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Lease Participant or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Lessor, the Guarantor and the Lessee and made its own decision to make its Loans hereunder and enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, the Lease Participant or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Lessor, the Guarantor and the Lessee. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Lessor, the Guarantor or the Lessee which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 6.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Lessee or Guarantor and without limiting the obligation of the Lessee or Guarantor to do so), ratably according to the percentage each Lender's Commitment bears to the total commitments of all of the Lenders and the Lease Participants on the date on which indemnification is sought under this Section 6.7 (or, if indemnification is sought after the date upon which the Lenders Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with the percentage that each Lender's Commitment bears to the Commitments of all of the Lenders and the Lease Participants immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Operative Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct.
The agreements in this Section 6.7 shall survive the payment of the Notes and all other amounts payable hereunder.

         SECTION 6.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Lessor, the Guarantor or the Lessee as though the Agent were not the Agent hereunder and under the other Operative Documents. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Loan Agreement and the other Operative Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity. Each Lender acknowledges that the Agent in its individual capacity has had and continues to have other business relations and transactions with the Lessee its Affiliates and the Lessor.

         SECTION 6.9 Successor Agent. The Agent may resign as Agent upon 20 days' notice to the Lenders. If the Agent shall resign as Agent under this Loan Agreement and the other Operative Documents, then the Required Funding Parties shall appoint a successor agent for the Lenders, which successor agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America and having a combined capital, surplus and undivided profits of at least $100,000,000, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Loan Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, all of the provisions of this Section 6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement and the other Operative Documents.

         SECTION 7  MISCELLANEOUS

         SECTION 7.1 Documentary Conventions. The Documentary Conventions shall apply to this Loan Agreement.

         SECTION 7.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 7.3 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the Lessor, the Agent, the Lenders, all future holders of the Notes and their respective successors and permitted assigns.

         SECTION 7.4 Survival and Termination of Agreement. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Loan Agreement, and the Notes and shall continue in full force and effect so long as any Note or any amount payable to any Lender under or in connection with this Loan Agreement or the Notes is unpaid, at which time this Loan Agreement shall terminate.

         IN WITNESS THEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            SUNTRUST BANK, as Agent

                                            By:  ____________________________
                                            Title:

                                                                  LOAN AGREEMENT

                                            SUNTRUST BANKS, INC., as Lessor
                                            and Borrower

                                            By:  ____________________________
                                            Title

                                                                  LOAN AGREEMENT

                                            SOUTHTRUST BANK, N.A.,
                                            as a Lender

                                            By:  ____________________________
                                            Title:

                                                                  LOAN AGREEMENT

               AMENDED AND RESTATED LEASE PARTICIPATION AGREEMENT

                          Dated as of October 31, 2001

                                      among

                              SUNTRUST BANKS, INC.,
                                   as Lessor,

                                       and

                                 SUNTRUST BANK,

                              as Lease Participant

                                TABLE OF CONTENTS

                                                                                                                    Page

SECTION 1      DEFINITIONS; INTERPRETATION......................................................................    1

SECTION 2      LEASE PARTICIPATION..............................................................................    2
     SECTION 2.1    Participation...............................................................................    2
     SECTION 2.2    Purchase Price..............................................................................    2

SECTION 3      APPLICATION OF PAYMENTS IN RESPECT OF LEASE......................................................    2

SECTION 4      THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE AND
               GUARANTY.........................................................................................    4
     SECTION 4.1    Covenant of Lessor..........................................................................    4
     SECTION 4.2    Lessor Obligations Nonrecourse; Payment from Certain Lease and Guaranty Obligations and
                    Certain Proceeds of Property Only...........................................................    4
     SECTION 4.3    Exercise of Remedies Under Lease and Guaranty...............................................    5

SECTION 5      MISCELLANEOUS....................................................................................    6
     SECTION 5.1    The Documentary Conventions shall apply to
                    this Lease Participation Agreement..........................................................    6
     SECTION 5.2    No Waiver; Cumulative Remedies..............................................................    6
     SECTION 5.3    Successors and Assigns......................................................................    6
     SECTION 5.4    Survival and Termination of Agreement.......................................................    6

APPENDIX A     Definitions and Interpretation

         THIS AMENDED AND RESTATED LEASE PARTICIPATION AGREEMENT (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Lease Participation Agreement") dated as of October 31, 2001 is between SUNTRUST BANKS, INC., a Georgia corporation, as Lessor (the "Lessor"), and SUNTRUST BANK (as successor to SunTrust Bank, Atlanta), a Georgia banking corporation, as Lease Participant (the "Lease Participant").

                              PRELIMINARY STATEMENT

         The parties hereto have entered into the Lease Participation Agreement, dated as of September 20, 1996 (the "Existing Lease Participation Agreement"), and wish to amend and restate the Existing Lease Participation Agreement.

         In accordance with the terms and provisions of the Master Agreement, the Lease, the Loan Agreement, this Lease Participation Agreement and the other Operative Documents, (i) the Lessor has acquired the Existing Leased Properties and contemplates acquiring additional Leased Properties and has leased the Existing Leased Properties and contemplates leasing additional Leased Properties to the Lessee, (ii) the Lessee wishes to construct Buildings on such Land for the Lessor and, when completed, to lease the Buildings from the Lessor as part of the Leased Property under the Lease, (iii) the Lessee wishes to obtain, and the Lessor is willing to provide, funding for the acquisition of the Leased Properties and the construction of the Buildings, (iv) the Lessor wishes to sell, and the Lease Participant is willing to purchase, a participation interest in the Lessor's interest in the Lease and (v) the Guarantor is willing to provide its Guaranty to the Funding Parties.

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1  DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A to the Amended and Restated Master Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the Master Agreement), among Aaron Rents, Inc., as Lessee and Guarantor, the Lessor, the financial institutions party thereto, as Lenders, and SunTrust Bank, as Agent; and the rules of interpretation set forth in Appendix A to the Master Agreement shall apply to this Lease Participation Agreement.

         SECTION 2 LEASE PARTICIPATION

         SECTION 2.1 Participation. Subject to the terms and conditions set forth herein, the Lessor agrees to sell, and the Lease Participant agrees to purchase, an undivided participation interest in 50% (the "Participation Percentage") of the Lessor's rights to payment under the Lease and the Guaranty (the "Lease Participation").

         SECTION 2.2 Purchase Price. The Lease Participant agrees to pay as purchase price for the Lease Participation to the Lessor amounts on the Closing Date and on each subsequent Funding Date, an amount equal to the Lessor's Invested Amount to be funded on each such date, but in any event in the aggregate not in excess of $15,000,000 (the "Lease Participant Commitment").

         SECTION 3  APPLICATION OF PAYMENTS IN RESPECT OF LEASES

         (a) Shared Payments. The Participation Percentage of each payment received by the Lessor pursuant to the Lease or the Guaranty of

                  (i) Basic Rent (and any payment of interest on overdue installments of Basic Rent),

                  (ii) the purchase price for a consummated sale of the related Leased Property in connection with the Lessee's exercise of the Purchase Option or Partial Purchase Option, or compliance with its obligation to purchase the related Leased Property, under Section 14.1,
         14.2 or 14.3 of the Lease, and

                  (iii) the payment by the Lessee of the Leased Property Balance in accordance with Section 10.1 or 10.2 of the Lease, and

                  (iv) the payment by the Lessee of the Recourse Deficiency Amount on the Lease Termination Date in accordance with Section 14.6 or
         14.7 of the Lease upon such Lessee's exercise of the Remarketing Option, and

                  (v) proceeds from the sale of the Leased Property sold pursuant to the Lessee's exercise of the Remarketing Option pursuant to
         Section 14.6 or 14.7 of the Lease, and

                  (vi) proceeds from the sale of any or all of the Leased Properties sold pursuant to the exercise of the Lessor's remedies pursuant to Article XIII of the Lease, and

                  (vii) proceeds of any amounts from any insurer or any Governmental Authority in connection with an Event of Loss or payments pursuant to Section 7.6 of the Master Agreement, and

                  (viii) proceeds of any amounts from the Construction Agent under Section 5.3 of the Construction Agency
         Agreement, and

                  (ix) payments by the Guarantor as a payment in accordance with the Guaranty,

shall be turned over to the Lease Participant in accordance with, and for application to, the Lease Participation. The Lease Participant hereby acknowledges that the Lessor has assigned, and granted a security interest in, the Lease to the Agent for the benefit of the Lenders, and that payments under the Lease and the Guaranty will be made directly to the Agent.

         (b) Supplemental Rent. Each payment of Supplemental Rent shall be paid to or upon the order of the Person owed the same.

         (c) Timing of Distributions. Payments received by the Lessor or the Agent in immediately available funds before 12:00 p.m. (noon), Atlanta, Georgia time, on any Business Day shall be distributed to the Lease Participant in accordance with and to the extent provided in this Section 3 on such Business Day. Payments received by the Lessor or the Agent in immediately available funds after 12:00 p.m. (noon), Atlanta, Georgia time shall be distributed to the Lease Participant in accordance with and to the extent provided in this Section 3 on the next Business Day.

         SECTION 4  THE LESSOR; EXERCISE OF REMEDIES UNDER LEASE AND
GUARANTY

         SECTION 4.1 Covenant of Lessor. So long as the Lease Participant Commitment remains in effect, any Lessor's Invested Amount remains outstanding and unpaid or any other amount is owing to the Lease Participant hereunder, subject to Section 4.2, the Lessor will promptly pay all amounts payable by it under this Lease Participation Agreement in accordance with the terms hereof and shall duly perform each of its obligations under this Lease Participation Agreement. In the event that the Lease Participant rejects any sale of a Leased Property pursuant to Section 14.6 of the Lease, the Lessor agrees to take such action as the Lease Participant reasonably requests to effect a sale or other disposition of such Leased Property.

         SECTION 4.2 Lessor Obligations Nonrecourse; Payment from Certain Lease and Guaranty Obligations and Certain Proceeds of Property Only. All payments to be made by the Lessor in respect of this Lease Participation Agreement shall be made only from the Participation Percentage of certain payments received under the Lease, the Construction Agency Agreement and the Guaranty and certain proceeds of the Leased Properties and only to the extent that the Lessor shall have received sufficient payments from such sources to make payments in respect of the Lessor's Invested Amounts in accordance with Section 3. The Lease Participant agrees that it will look solely to such sources of payments to the extent available for distribution to the Lease Participant as herein provided and that the Lessor is not and shall not be personally liable to the Lease Participant for any amount payable hereunder. Nothing in this Lease Participation Agreement or any other Operative Document shall be construed as creating any liability (other than for willful misconduct, gross negligence, misrepresentation or breach of contract (other than the failure to make payments in respect of the Lease Participant Amounts)) of the Lessor individually to pay any sum or to perform any covenant, either express or implied, in this Lease Participation Agreement or any other Operative Documents (all such liability, if any, being expressly waived by the Lease Participant) and that the Lease Participant, on behalf of itself and its successors and assigns, agrees in the case of any liability of the Lessor hereunder or thereunder (except for such liability attributable to its willful misconduct, gross negligence, misrepresentation or breach of contract (other than the failure to make payments in respect of the Lease Participant Amounts)) that it will look solely to the Participation Percentage of those certain payments received under the Lease, the Construction Agency Agreement and the Guaranty and those certain proceeds of the Leased Properties, provided, however, that the Lessor in its individual capacity shall in any event be liable with respect to (i) the removal of Lessor's Liens or involving its gross negligence or willful misconduct, misrepresentation or breach of contract (other than the failure to make payments in respect of the Lessor's Invested Amounts) or (ii) failure to turn over payments the Lessor has received in accordance with Section 3; and provided further that the foregoing exculpation of the Lessor shall not be deemed to be exculpations of the Lessee, the Guarantor or any other Person.

         SECTION 4.3 Exercise of Remedies Under Lease and Guaranty.

         (a) Event of Default. With respect to any Potential Event of Default as to which notice thereof by the Lessor to the Lessee is a requirement to cause such Potential Event of Default to become an Event of Default, the Lessor may at any time in its discretion give such notice, provided that the Lessor agrees to give such notice to the Lessee promptly upon receipt of a written request by the Lease Participant.

         (b) Acceleration of Lease Balance. When an Event of Default exists, the Lessor, upon the direction of the Lease Participant, shall exercise remedies under Article XIII of the Lease and the Guaranty to demand payment in full of the Lease Balance by the Lessee or the Guarantor (the "Acceleration"). Following the Acceleration, the Lessor shall consult with the Lease Participant regarding actions to be taken in response to such Event of Default. Lessor (1) shall not, without the prior written consent of the Lease Participant and (2) shall (subject to the provisions of this Section), if so directed by the Lease Participant, do any of the following: commence eviction or foreclosure proceedings, or make a demand under the Guaranty, or file a lawsuit against the Lessee under the Lease, or file a lawsuit against the Guarantor under the Guaranty, or sell the related Leased Property or Leased Properties, or exercise other remedies against the Lessee under the Operative Documents in respect of such Event of Default; provided, however, that any payments received by the Lessor shall be distributed in accordance with Section 3. Notwithstanding any such consent, direction or approval by the Lease Participant of any such action or omission, the Lessor shall have no obligation to follow such direction if the same would, in the Lessor's reasonable judgment, require the Lessor to expend its own funds or expose the Lessor to liability, expense, loss or damages unless and until the Lease Participant advances to the Lessor an amount which is sufficient, in Lessor's reasonable judgment, to cover such liability, expense, loss or damage.

         SECTION 5  MISCELLANEOUS

         SECTION 5.1 The Documentary Conventions shall apply to this Lease Participation Agreement.

         SECTION 5.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lease Participant, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 5.3 Successors and Assigns. This Lease Participation Agreement shall be binding upon and inure to the benefit of the Lessor, the Lease Participant and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

         SECTION 5.4 Survival and Termination of Agreement. All covenants, agreements, representations and warranties made herein and in any certificate, document or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Lease Participation Agreement and shall continue in full force and effect so long as any amount payable to Lease Participant under or in connection with this Lease Participation Agreement is unpaid, at which time this Lease Participation Agreement shall terminate.

         IN WITNESS THEREOF, the parties hereto have caused this Lease Participation Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            SUNTRUST BANK, as Lease Participant

                                            By:  ____________________________
                                            Title:

                                            SUNTRUST BANKS, INC., as Lessor




                                            By:  ____________________________
                                            Title

                                                   LEASE PARTICIPATION AGREEMENT

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                      AMENDED AND RESTATED LEASE AGREEMENT

                          Dated as of October 31, 2001

                                     between

                        SUNTRUST BANKS, INC., as Lessor,


                                       and

                          AARON RENTS, INC., as Lessee



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                (Lease Agreement)

                                                                                                                Page
ARTICLE I.                 DEFINITIONS........................................................................... 1

ARTICLE II.                LEASE OF LEASED PROPERTY.............................................................. 2
        Section 2.1                Acceptance and Lease of Property.............................................. 2
        Section 2.2                Acceptance Procedure.......................................................... 2

ARTICLE III.               RENT.................................................................................. 3
        Section 3.1                Basic Rent.................................................................... 3
        Section 3.2                Supplemental Rent............................................................. 3
        Section 3.3                Method of Payment............................................................. 3
        Section 3.4                Late Payment.................................................................. 4
        Section 3.5                Net Lease; No Setoff, Etc..................................................... 4
        Section 3.6                Certain Taxes................................................................. 6
        Section 3.7                Utility Charges............................................................... 7

ARTICLE IV.                WAIVERS............................................................................... 7

ARTICLE V.                 LIENS; EASEMENTS; PARTIAL CONVEYANCES................................................. 8

ARTICLE VI.                MAINTENANCE AND REPAIR; ALTERATIONS, MODIFICATIONS AND ADDITIONS..................... 10
        Section 6.1                Maintenance and Repair; Compliance With Law.................................. 10
        Section 6.2                Alterations.................................................................. 11
        Section 6.3                Title to Alterations......................................................... 11

ARTICLE VII.               USE.................................................................................. 11

ARTICLE VIII.              INSURANCE............................................................................ 12

ARTICLE IX.                ASSIGNMENT AND SUBLEASING............................................................ 15

ARTICLE X.                 LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE............................................ 16
        Section 10.1               Event of Loss................................................................ 16
        Section 10.2               Event of Taking.............................................................. 16
        Section 10.3               Casualty..................................................................... 18
        Section 10.4               Condemnation................................................................. 18
        Section 10.5               Verification of Restoration and Rebuilding................................... 18
        Section 10.6               Application of Payments...................................................... 18
        Section 10.7               Prosecution of Awards........................................................ 20

                                                                                                                Page
        Section 10.8               Application of Certain Payments Not Relating
                                   to an Event of Taking........................................................ 20
        Section 10.9               Other Dispositions........................................................... 21
        Section 10.10              No Rent Abatement............................................................ 21

ARTICLE XI.                INTEREST CONVEYED TO LESSEE.......................................................... 21

ARTICLE XII.               EVENTS OF DEFAULT.................................................................... 22

ARTICLE XIII.              ENFORCEMENT.......................................................................... 25
        Section 13.1               Remedies..................................................................... 25
        Section 13.2               Remedies Cumulative; No Waiver; Consents..................................... 28
        Section 13.3               Purchase Upon an Event of Default............................................ 29

ARTICLE XIV.               SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL ................................ 29
        Section 14.1               Lessee's Option to Purchase.................................................. 29
        Section 14.2               Conveyance to Lessee......................................................... 30
        Section 14.3               Acceleration of Purchase Obligation.......................................... 31
        Section 14.4               Determination of Purchase Price.............................................. 31
        Section 14.5               Purchase Procedure........................................................... 31
        Section 14.6               Option to Remarket........................................................... 32
        Section 14.7               Rejection of Sale............................................................ 35
        Section 14.8               Return of Leased Property.................................................... 36
        Section 14.9               Renewal...................................................................... 37

ARTICLE XV.                LESSEE'S EQUIPMENT................................................................... 37

ARTICLE XVI.               RIGHT TO PERFORM FOR LESSEE.......................................................... 38

ARTICLE XVII.              MISCELLANEOUS........................................................................ 39
        Section 17.1               Reports...................................................................... 39
        Section 17.2               Binding Effect; Successors and Assigns; Survival............................. 39
        Section 17.3               Quiet Enjoyment.............................................................. 39
        Section 17.4               Documentary Conventions...................................................... 39
        Section 17.5               Discharge of Lessee's Obligations by its Affiliates.......................... 40
        Section 17.6               Liability of Lessor Limited.................................................. 40
        Section 17.7               Estoppel Certificates........................................................ 40
        Section 17.8               No Joint Venture............................................................. 41
        Section 17.9               No Accord and Satisfaction................................................... 41
        Section 17.10              No Merger.................................................................... 41
        Section 17.11              Survival..................................................................... 41
        Section 17.12              Chattel Paper................................................................ 42


                                      (ii)

                                                                                                                Page
        Section 17.13              Time of Essence.............................................................. 42
        Section 17.14              Recordation of Lease......................................................... 42
        Section 17.15              Investment of Security Funds................................................. 42
        Section 17.16              Land and Building............................................................ 43


                                      (iii)

EXHIBITS
--------

EXHIBIT A                  Lease Supplement




                                      (iv)

         THIS AMENDED AND RESTATED LEASE AGREEMENT (as from time to time amended or supplemented, this "Lease"), dated as of October 31, 2001, is between SUNTRUST BANKS, INC., a Georgia corporation (together with its successors and assigns hereunder, the "Lessor"), as Lessor, and AARON RENTS, INC., a Georgia corporation (together with its successors and permitted assigns hereunder, the "Lessee"), as Lessee.

                              PRELIMINARY STATEMENT

         A. The Lessee and the Lessor are party to the Lease, dated as of September 20, 1996 (the "Existing Lease") and wish to amend and restate the Existing Lease.

         B. Lessor has purchased the Existing Leased Properties and will purchase from one or more third parties designated by the Construction Agent, on each Closing Date, certain parcels of real property to be specified by the Construction Agent, together with any improvements thereon.

         C. Lessor has leased and desires to continue to lease to Lessee, and Lessee desires to continue to lease from Lessor, the Existing Leased Properties, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each additional property.

         D. If applicable, the Construction Agent will, on behalf of Lessor, cause to be constructed, certain improvements on each additional parcel of real property which as constructed will be the property of Lessor and will become part of such property subject to the terms of this Lease.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A to the Amended and Restated Master Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Master Agreement"), among the Lessee, the Lessor, SouthTrust Bank, N.A., as Lender, and SunTrust Bank, as Agent for all purposes hereof.

                                   ARTICLE II.
                            LEASE OF LEASED PROPERTY

         Section 2.1 Acceptance and Lease of Property. On each Closing Date for Land, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 3 of the Master Agreement, hereby agrees to accept delivery on such Closing Date of the Land designated by Lessee to be delivered on such Closing Date pursuant to the terms of the Master Agreement, together with any Building and other improvements thereon and simultaneously to lease to Lessee hereunder for the Lease Term, Lessor's interest in such Land and in such Building and other improvements, together with any Building which thereafter may be constructed thereon pursuant to the Construction Agency Agreement, and Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on such Closing Date for the Lease Term, to lease from Lessor Lessor's interest in such Land to be delivered on such Closing Date together with, in the case of Land, Lessor's interest in any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Construction Agency Agreement.

         Section 2.2 Acceptance Procedure. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of that Leased Property identified on the applicable Funding Request. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on each Closing Date of a Lease Supplement in substantially the form of Exhibit A hereto (each, a "Lease Supplement") (appropriately completed) shall, without further act, constitute the irrevocable acceptance by Lessee of that Leased Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that such Leased Property, together with, in the case of Land, any and all Buildings and any improvements thereon and/or to be constructed thereon pursuant to the Construction Agency Agreement, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Closing Date. The demise and lease of each parcel of Land and each such Building pursuant to this Section 2.2 shall include any additional right, title or interest in such Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to each such parcel of Land and each such Building shall at all times be demised and leased to Lessee hereunder.

                                  ARTICLE 3.
                                      RENT


         Section 3.1 Basic Rent. Beginning with and including the first
Payment Date occurring after the initial Closing Date, Lessee shall pay to the Agent the Basic Rent for the Leased Properties, in installments, payable in arrears on each Payment Date during the Lease Term, subject to Section 2.3(c) of the Master Agreement.

         Section 3.2 Supplemental Rent. Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent within five (5) Business Days of the date the same shall become due and payable and in the event of any failure on the part of Lessee to pay any Supplemental Rent, the Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this Section 3.2 shall be payable in the type of funds and in the manner set forth in Section 3.3.

         Section 3.3 Method of Payment. Basic Rent shall be paid to the Agent, and Supplemental Rent (including amounts due under Article XIV hereof) shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to Lessee, and at such place as the Agent (or such other Person) shall specify in writing to Lessee, which specifications by the Agent shall be given by the Agent at least five (5) Business Days prior to the due date therefor. Each payment of Rent (including payments under Article XIV hereof) shall be made by Lessee prior to 12:00 p.m. (noon) Atlanta, Georgia time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

         Section 3.4 Late Payment. If any Basic Rent shall not be paid on the date when due, Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

         Section 3.5 Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, taxes (other than taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement), assessments and other expenses foreseen or unforeseen, for which Lessee or any Indemnitee is or shall become liable by reason of Lessee's or such Indemnitee's estate, right, title or interest in the Leased Properties, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in any Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), construction (except Construction Costs to be funded under the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Properties or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts throughout the Lease Term, including the Construction Term, is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of any Leased Property or any part thereof, or the failure of any Leased Property to comply with all Applicable Law, including any inability to occupy or use any Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or any part thereof including eviction; (d) any defect in title to or rights to any Leased Property or any Lien on such title or rights or on any Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent, any Lease Participant or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, any Lease Participant, any Lender, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, any Lease Participant, any Lender, the Agent or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Building or any part thereof, the Agent, any Lease Participant, any Lender or any Governmental Authority; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with the Construction or any use of any Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XIV or X of this Lease, this Lease shall be noncancellable by Lessee in any circumstance whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Agent, any Lease Participant, any Lender or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Properties and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's willful misconduct or gross negligence (except for willful misconduct and gross negligence imputed to Lessor solely as a result of its interest in any Leased Property).

         Section 3.6 Certain Taxes. Without limiting the generality of Section 3.5, Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the "tax(es)"), when the same shall be due and payable without penalty or interest; provided, however, that this Section shall not apply to any of the taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Properties and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and Lessee. Lessee covenants to furnish Lessor and the Agent, upon the Agent's request, within forty-five (45) days after the last date when any tax must be paid by Lessee as provided in this Section 3.6, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

         So long as no Event of Default has occurred and is continuing, Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by Lessee with diligence and in good faith; provided, however, that Lessee shall furnish to Lessor and the Agent a bond in an amount and on terms satisfactory to Lessor and the Agent and shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at Lessee's sole cost and expense. Lessee covenants to indemnify and save harmless Lessor, the Agent, each Lease Participant and each Lender from any actual and reasonable costs or expenses incurred by Lessor, the Agent, any Lease Participant or any Lender as a result of such contest , which indemnification shall survive the termination of this Lease; provided that neither the Agent nor any Lender shall be entitled to claim any indemnity against Lessee pursuant to this sentence with respect to any Construction Land Interest during the Construction Term therefor.

         Section 3.7 Utility Charges. Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Properties.

                                  ARTICLE IV.
                                    WAIVERS

         During the Lease Term, Lessor's interest in the Leased Properties, the Building(s) (whether or not completed) and the Land is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Properties, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the related Closing Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTIES, LESSOR IS NOT A MANUFACTURER OF, OR DEALER IN ANY LEASED PROPERTY, AND IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE AGENT, ANY LEASE PARTICIPANT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTIES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTIES (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE AGENT, ANY LEASE PARTICIPANT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that each Leased Property is and shall be free of Lessor Liens. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect each Leased Property, is satisfied with the results of its inspections of such Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Agent, the Lease Participants or the Lenders on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Agent, the Lease Participants or the Lenders, express or implied, with respect to the Leased Properties, that may arise pursuant to any law now or hereafter in effect, or otherwise.

                                   ARTICLE V.
                      LIENS; EASEMENTS; PARTIAL CONVEYANCES

         Lessee shall not directly or indirectly create, incur or assume, and Lessee shall promptly discharge, any Lien on or with respect to any Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by Lessee from third parties and not financed by Lessor or Alterations constructed by Lessee, except, in all cases, Permitted Liens.

         Notwithstanding the foregoing paragraph, at the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee's use, development and construction of the Leased Properties, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof,
(iii) dedication or transfer of portions of the Land, not improved with a building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and
(v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for rezoning or any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

                  (a) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor, the Agent, any Lease Participant and any Lender in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Agent, any Lease Participant or any Lender in connection with any such action),

                  (b) Lessee shall have delivered to Lessor and Agent a certificate of a Responsible Officer of Lessee stating that

                           (1) such action will not cause any Leased Property,
                  the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of the Lease or any other Operative Documents, or in any material respect with Applicable Law; and

                           (2) such action will not materially reduce the Fair
                  Market Sales Value, utility or useful life of any Leased Property, the Land or any Building nor Lessor's interest therein; and

                  (c) in the case of any release or conveyance, if Lessor, the Agent, any Lease Participant or any Lender so reasonably requests, Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.

                                   ARTICLE VI.
                             MAINTENANCE AND REPAIR;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

         Section 6.1 Maintenance and Repair; Compliance With Law. Lessee, at its own expense, shall at all times (a) maintain each Leased Property in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar office, warehouse and distribution centers, as the case may be, owned or leased by Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep each Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of each Leased Property or any part thereof which may be required to keep such Leased Property in the condition required by the preceding clauses (a) and (b). Lessee shall perform the foregoing maintenance obligations regardless of whether any Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor, the Agent, any Lease Participant or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of any Leased Property or (ii) make repairs at the expense of Lessor, the Agent, any Lease Participant or any Lender pursuant to any Applicable Law or other agreements or otherwise. NEITHER LESSOR, THE AGENT, ANY LEASE PARTICIPANT NOR ANY LENDER SHALL BE PERSONALLY LIABLE TO LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither Lessor, the Agent, any Lease Participant nor any Lender shall be required to maintain, alter, repair, rebuild or replace any Leased Property in any way.

         Section 6.2 Alterations. Lessee may, without the consent of Lessor, at Lessee's own cost and expense, make Alterations which do not materially diminish the value, utility or useful life of any Leased Property.

         Section 6.3 Title to Alterations. Title to all Alterations shall without further act vest in Lessor (subject to Lessee's right to remove trade fixtures, personal property and equipment which were not acquired with funds advanced by Lessor, any Lease Participant or any Lender at a time when no Event of Default has occurred and is continuing) and shall be deemed to constitute a part of the Leased Properties and be subject to this Lease.

                                  ARTICLE VII.
                                       USE

         Lessee may use each Leased Property or any part thereof for any lawful purpose, and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Property is located, provided that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of such Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event that any use of any Leased Property substantially changes the character or original intended use of such Leased Property, as such character and intended use existed on the Closing Date therefor, or Completion Date therefor in a manner or to an extent that, in Lessor's, the Lease Participants' or the Lenders' reasonable opinion, adversely affects the Fair Market Sales Value and/or marketability of such Building, Lessee shall, upon the termination or expiration of this Lease, at Lessor's request, restore such Leased Property to its general character and intended use on the Closing Date or the Completion Date (ordinary wear and tear excepted). Lessee shall not commit or permit any waste of any Leased Property or any material part thereof.

                                  ARTICLE VIII.
                                    INSURANCE

                  (a) At any time during which any part of any Building or any Alteration is under construction and as to any part of any Building or any Alteration under construction, Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, "all risks" non-reporting completed value form of builder's risk insurance.

                  (b) During the Lease Term, Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties owned or leased by Lessee and that are in accordance with normal industry practice, but in no event less than the replacement cost of such Building from time to time. If at any time during the Lease Term with respect to a Leased Property subject hereto the area in which such Leased Property is located is designated a "flood- prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Applicable Law, concerning flood insurance to the extent that it may apply to any such Leased Property.

                  (c) During the Lease Term, Lessee shall maintain, at its sole cost and expense, commercial general liability insurance with respect to the Leased Properties, as is ordinarily procured by Persons who own or operate similar properties in the same geographic area. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee or its Affiliates with respect to similar properties that it owns or leases and that are in accordance with normal industry practice, but in no event less than $1,000,000 per occurrence. Such insurance policies shall also provide that Lessee's insurance shall be considered primary insurance. Nothing in this
Article VIII shall prohibit Lessor, the Agent, any Lease Participant or any Lender from carrying at its own expense other insurance on or with respect to the Leased Properties, provided that any insurance carried by Lessor, the Agent, any Lease Participant or any Lender shall not prevent Lessee from carrying the insurance required hereby.

                  (d) Each policy of insurance required to be maintained by Lessee pursuant to clauses (a) and (b) of this Article VIII shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by Lessee, except (a) that with respect to any loss, the estimated cost of restoration of which is in excess of 50% of the Funded Amounts with respect to the related Leased Property, the adjustment thereof shall be subject to the prior written approval of the Agent (or of Lessor if the Funded Amounts have been fully paid) and the insurance proceeds therefor shall be paid to the Agent (or to Lessor if the Funded Amounts have been fully paid) for application in accordance with this Lease, and (b) if, and for so long as an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent (or Lessor if the Funded Amounts have been fully paid) for application pursuant to this Lease.

                  (e) On the Closing Date for each Leased Property, on the Completion Date and on each anniversary of the Initial Closing Date, Lessee shall furnish Lessor with certificates showing the insurance required under this
Article VIII to be in effect and naming Lessor, the Agent, the Lease Participants and the Lenders as additional insureds. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or expiration or nonpayment of premium with respect to such insurance, and shall include a customary breach of warranty clause.

                  (f) Each policy of insurance maintained by Lessee pursuant to this Article VIII shall (i) provide that such insurance shall be primary, without right of contribution from any other insurance that is covered by any Additional Insured, (ii) provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each Additional Insured, (iii) provide that the related insurer waives any right of set-off or counterclaim against each Additional Insured, (iv) provide that no Additional Insured shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (v) contain the waiver of any right of subrogation of the insurer against each Additional Insured, (vi) provide that in respect of the interests of each Additional Insured, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of Lessee or any other Person and shall insure each Additional Insured regardless of any breach of any terms, conditions or warranty contained in such policy by Lessee or any other Person and (vii) provide that if the related insurer cancels such insurance for any reason whatsoever, or such insurance is allowed to lapse for nonpayment of premium or the scope of coverage thereof is changed in any material way, such cancellation, lapse or change in scope shall not be effective as to any Additional Insured until thirty (30) days after written notice is given by such insurer to such Additional Insured.

                  (g) All insurance policies carried in accordance with this
Article VIII shall be maintained with insurers rated at least A by A.M. Best & Company, and in all cases the insurer shall be qualified to insure risks in the State where such Leased Property is located.

                                   ARTICLE IX.
                            ASSIGNMENT AND SUBLEASING

         Lessee may not assign any of its right, title or interest in, to or under this Lease, except as set forth in the following sentence. Lessee may sublease all or any portion of any Leased Property to any Subsidiary of the Guarantor, provided that (a) all obligations of Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made; (b) such sublease shall be expressly subject and subordinate to this Lease, the Lease Participation Agreement, the Loan Agreement and the other Operative Documents; (c) each such sublease shall terminate on or before the Lease Termination Date, and (d) the Guarantor shall remain liable for performance of all obligations of Lessee under this Lease and the other Operative Documents.

         Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by Lessee, nor shall Lessee mortgage or pledge any interest in any Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

                                   ARTICLE X.
                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

         Section 10.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Base Term, and (ii) which, in the good-faith judgment of Lessee, renders repair and restoration of a Leased Property impossible, impractical or uneconomical, or requires repairs to the related Leased Property that, with the exercise of reasonable diligence, are impossible to complete by the Lease Termination Date, and (iii) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Loss". In the case of any other event which constitutes a Casualty, Lessee shall restore such Leased Property pursuant to Section 10.3. If an Event of Loss other than an Event of Taking shall occur, Lessee shall pay to Lessor on the earlier of (i) the Lease Termination Date and (ii) the next Payment Date occurring not less than thirty (30) days after the delivery of the Officer's Certificate pursuant to clause (iii) above an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the consummation of the purchase of any Leased Property pursuant to this Section 10.1, any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for any Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, and Lessor shall assign to Lessee, without warranty, all of Lessor's rights to and interest in such insurance required to be maintained by Lessee pursuant to this Lease.

         Section 10.2 Event of Taking. Any event (i) which constitutes a Condemnation of all of, or substantially all of, a Leased Property, or (ii) (A) which would otherwise constitute a Condemnation, (B) which, in the good-faith judgment of Lessee, renders restoration and rebuilding of a Leased Property impossible, impractical or uneconomical, or requires repairs to the related Leased Property that, with the exercise of reasonable diligence, are impossible to complete by the Lease Termination Date, and (C) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Taking". In the case of any other event which constitutes a Condemnation, Lessee shall restore and rebuild such Leased Property pursuant to Section 10.4. If an Event of Taking shall occur, Lessee shall pay to Lessor (1) on the earlier of (i) the Lease Termination Date and
(ii) the next Payment Date occurring not less than thirty (30) days after the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) above, or (2) on the next Payment Date occurring not less than thirty (30) days after the delivery of the Officer's Certificate pursuant to clause (ii) above, in the case of an Event of Taking described in clause (ii) above, an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property, and in all condemnation proceeds related thereto, to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the consummation of the purchase of such Leased Property pursuant to this Section 10.2, all Awards received by Lessor, after deducting any reasonable costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to such Leased Property during the related Lease Term shall be paid to Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

         Section 10.3 Casualty. If a Casualty shall occur which is not an Event of Loss, Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose.

         Section 10.4 Condemnation. If a Condemnation shall occur which is not an Event of Loss, Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5(c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date.

         Section 10.5 Verification of Restoration and Rebuilding. In the event of Casualty or Condemnation, to verify Lessee's compliance with the foregoing
Section 10.3 or 10.4, as appropriate, Lessor, the Agent, the Lease Participants, the Lenders and their respective authorized representatives may, upon five (5) Business Days' notice to Lessee, make inspections of the affected Leased Property with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the related Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor, the Agent, any Lease Participant or any Lender will be paid by Lessee promptly after written request. No such inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of such Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry.

         Section 10.6 Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by Lessor, Lessee or the Agent from any insurer, Governmental Authority or other Person with respect to any Condemnation or Casualty to any Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 10.9 applies) be applied as follows:

                  (a) In the event Lessee purchases such Leased Property pursuant to Section 10.1 or Section 10.2, such Loss Proceeds shall be applied as set forth in Section 10.1 or Section 10.2, as the case may be;

                  (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to Lessee, unless the estimated cost of restoration exceeds 50% of the original cost of such Leased Property, in which case the Loss

         Proceeds shall be paid to the Agent (or Lessor if the Funded Amounts have been paid in full), and shall be promptly released to Lessee upon certification by Lessee to Lessor and the Agent that Lessee has incurred costs in the amount requested to be released for the repair and rebuilding of such Leased Property;

                  (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.4, Lessor shall upon Lessee's request assign to Lessee Lessor's interest in any applicable Awards; and

                  (d) As provided in Section 10.8, if such section is applicable.

         During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor, the Lease Participants, the Lenders and the Agent upon request.

         Section 10.7 Prosecution of Awards. (a) If, during the continuance of any Event of Default, any Condemnation shall occur, Lessee shall give to Lessor and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to Lessee, unless an Event of Default shall have occurred and be continuing, in which case (1) the Agent (or Lessor if the Funded Amounts have been fully paid) shall control such negotiations; and (2) Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award made during the continuance of an Event of Default on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent (or Lessor if the Funded Amounts have been fully paid) during the continuance of an Event of Default, with full power of substitution, in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this Article X), to file and prosecute what would otherwise be Lessee's claim for any such Award and to collect, receipt for and retain the same; provided, however, that in any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent (or Lessor if the Funded Amounts have been fully paid), not to be unreasonably withheld.

         (b) Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee's personal property and equipment not financed by Lessor and Lessee's relocation expenses.

         Section 10.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of any Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect with respect to such Leased Property, without any abatement or reduction of Basic Rent, and the Awards for such Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.

         Section 10.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this
Article X shall be paid to the Agent (or Lessor if the Funded Amounts have been fully paid) as security for the obligations of Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative Documents.

         Section 10.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.

                                   ARTICLE XI.
                           INTEREST CONVEYED TO LESSEE

         Lessor and Lessee intend that this Lease be treated, for accounting purposes, as an operating lease. For all other purposes, Lessee and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto (i) that this Lease be treated as a mortgage or deed of trust (whichever is applicable in the jurisdictions in which the Leased Properties are located) and security agreement, encumbering the Leased Properties, and that Lessee, as grantor, hereby grants to Lessor, as mortgagee or beneficiary and secured party, or any successor thereto, a first and paramount Lien on each Leased Property,
(ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee, deed of trust beneficiary or secured party available under Applicable Law to take possession of and sell (whether by foreclosure or otherwise) any Leased Property, (iii) that the effective date of such mortgage, security deed or deed of trust shall be the effective date of or the related Lease Supplement, (iv) that the recording of this Lease or a Lease Supplement shall be deemed to be the recording of such mortgage or deed of trust, (v) that the obligations secured by such mortgage, security deed or deed of trust shall include the Funded Amounts and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from Lessee hereunder and under the Operative Documents and (vi) that Lessee will be treated as the owner of the Leased Properties leased by Lessee for tax purposes.

                                  ARTICLE XII.
                                EVENTS OF DEFAULT

         The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) Lessee shall fail to make any payment of Basic Rent when due, and such failure shall continue for three or more Business Days;

         (b) Lessee shall fail to make any payment of Rent (other than Basic
Rent) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in clause (c)), and such failure shall continue for a period of ten (10) days;

         (c) Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to Sections 10.1, 10.2, 14.1 or 14.2, or Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to Article XIV or the Construction Agent shall fail to make any payment when due under the Construction Agency Agreement;

         (d) Lessee shall fail to maintain insurance as required by Article VIII hereof, and such failure shall continue until the earlier of (i) 15 days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate;

         (e) any representation or warranty by Lessee in any Operative Document or in any certificate or document delivered to Lessor, the Agent, any Lease Participant or any Lender pursuant to any Operative Document shall have been incorrect in any material respect when made;

         (f) Guarantor shall repudiate or terminate the Guaranty, or the Guaranty shall at any time cease to be in full force and effect or cease to be the legal, valid and binding obligation of Guarantor;

         (g) any event of default (after giving effect to any grace period) shall have occurred and be continuing under the Loan Facility Documents or the SouthTrust Loan Facility Agreement, or all or any part of the obligations due and owing under the Loan Facility Agreement or the obligations due and owing under the SouthTrust Loan Facility Agreement are accelerated, is declared to be due and payable is required to be prepaid or redeemed, in each case prior to the stated maturity thereof;

         (h) the Lessee or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

         (i) the Lessee or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this paragraph, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Lessee or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Lessee or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Lessee or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (k) the Lessee or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due;

         (l) an ERISA Event shall have occurred that when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Lessee and the Subsidiaries in an aggregate amount exceeding $1,000,000 or otherwise having a Material Adverse Effect;

         (m) any judgment or order for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Lessee or any Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (n) any non-monetary judgment or order shall be rendered against the

Lessee or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (o) the Lessee shall fail to observe or perform any covenant or agreement contained in Section 5.1, 5.2 or 5.3 (solely with respect to the Lessee's existence) or any of Sections 5.10 through 5.24 of the Master Agreement;

         (p) Lessee shall fail in any material respect to timely, perform or observe any covenant, condition or agreement (not included in clause (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (m), (n) or (o) of this Article
XII) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of 30 days after Lessee's receipt of written notice thereof from Lessor, the Agent, any Lease Participant or any Lender; and

         (q) a Change in Control shall occur.

                                  ARTICLE XIII.
                                   ENFORCEMENT

         Section 13.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Leased Properties as set forth in Section 14.3):

         (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Property shall be valid unless the same be made in writing and executed by Lessor;

         (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Properties promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Properties were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Properties, and to the extent and in the manner permitted by Applicable Law, enter upon any Leased Property and take immediate possession of (to the exclusion of Lessee) any Leased Property or any part thereof and expel or remove Lessee and any other person who may be occupying such Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers' fees and the reasonable costs of any alterations or repairs made by Lessor;

         (c) Lessor may (i) sell all or any part of any Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Lease Balance, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor, the Agent, any Lease Participant or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 14.5(b))); plus (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

         (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of any Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet such Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion; it being agreed that under no circumstances shall Lessee benefit from its default from any increase in market rents. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Payment Date for such Rent Period;

         (e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or
(d) of this Article XIII with respect to such Leased Property, demand, by written notice to Lessee specifying a date (the "Final Rent Payment Date") not earlier than 30 days after the date of such notice, that Lessee purchase, on the Final Rent Payment Date, all of the remaining Leased Properties in accordance with the provisions of Sections 14.2, 14.4 and 14.5; provided, however, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section 14.2 calling for such purchase to occur on the Lease Termination Date; and (2) Lessor's obligations under Section 14.5(a) shall be limited to delivery of a special warranty deed and quit claim bill of sale of such Leased Properties, without recourse or warranty, but free and clear of Lessor Liens;

         (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

         (g) Lessor may retain and apply against Lessor's damages all sums which

Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

         Section 13.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article XIII.

         Section 13.3 Purchase Upon an Event of Default. Upon the occurrence of an Event of Default, until such time as Lessor commences material preparations for the sale or re-lease of the Leased Properties, Lessee may purchase all, but not less than all, of the Leased Properties for the Lease Balance, including any amounts due pursuant to Section 7.5 of the Master Agreement. Such purchase shall be made in accordance with Section 14.5, upon not less than five (5) Business Days' written notice (which shall be irrevocable) to Lessor, which notice shall set forth the date of purchase (which shall be a date no later than 30 days from the date of such notice).

                                  ARTICLE XIV.
              SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL

         Section 14.1 Lessee's Option to Purchase. (a) Subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall have the option (the "Purchase Option"), to be exercised as set forth below, to purchase from Lessor, Lessor's interest in all of the Leased Properties; provided that, except as set forth in paragraph (b) below, such option must be exercised with respect to all, but not less than all, of the Leased Properties. Such option must be exercised by written notice to Lessor not later than twelve months prior to the Lease Termination Date which notice shall be irrevocable; such notice shall specify the date that such purchase shall take place, which date shall be a date occurring not less than thirty (30) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this
Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to Lessee, by special warranty deed and bill of sale without recourse or warranty (other than as to the absence of Lessor Liens) and Lessee shall purchase from Lessor, Lessor's interest in the Leased Properties.

         (b) Subject to the terms, conditions and provisions set forth in this
Article XIV, Lessee shall have the option (the "Partial Purchase Option"), to be exercised as set forth below, to purchase Lessor's interest in any Leased Property; provided that such option may not be exercised unless at least ten Leased Properties shall remain subject to the Lease after giving effect to such Partial Purchase Option, unless it is exercised with respect to all Leased Properties as set forth in paragraph (a) above. Such option must be exercised by written notice to Lessor not later than twelve months prior to the Lease Termination Date, which notice shall be irrevocable; such notice shall specify the Leased Property to be purchased and the date that such purchase shall take place, which date shall be a date occurring not less than thirty (30) days after such notice or the Lease Termination Date (whichever is earlier). If a Partial Purchase Option is exercised pursuant to the foregoing, subject to the provisions set forth in this Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to Lessee, without recourse or warranty (other than as to the absence of Lessor Liens) and Lessee shall purchase from Lessor, Lessor's interest in the Leased Property that is the subject of such Partial Purchase Option.

         Section 14.2 Conveyance to Lessee. Unless (a) Lessee shall have properly exercised the Purchase Option and purchased the Leased Properties pursuant to Section 14.1(a) hereof, or (b) Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of Section
14.6 hereof, then, subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall purchase from Lessor, and Lessor shall convey to Lessee, on the Lease Termination Date all of Lessor's interest in the Leased Properties. Lessee may designate, in a notice given to Lessor not less than ten
(10) Business Days prior to the closing of such purchase (time being of the essence), the transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease.

         Section 14.3 Acceleration of Purchase Obligation. Lessee shall be obligated to purchase Lessor's interest in the Leased Properties immediately, automatically and without notice upon the occurrence of any Event of Default specified in paragraph (i), (j) or (k) of Article XII, for the purchase price set forth in Section 14.4. Upon the occurrence and during the continuance of any other Event of Default, Lessee shall be obligated to purchase Lessor's interest in the Leased Properties for the purchase price set forth in Section 14.4 upon notice of such obligation from Lessor.

         Section 14.4 Determination of Purchase Price. Upon the purchase by Lessee of Lessor's interest in the Leased Properties upon the exercise of the Purchase Option or pursuant to Section 14.2 or 14.3, the aggregate purchase price for all of the Leased Properties shall be an amount equal to the Lease Balance as of the closing date for such purchase, plus any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase. Upon the purchase by Lessee of Lessor's interest in a Leased Property upon the exercise of a Partial Purchase Option, the purchase price for such Leased Property shall be an amount equal to the Leased Property Balance for such Leased Property as of the closing date for such purchase, plus any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase.

         Section 14.5 Purchase Procedure. (a) If Lessee shall purchase Lessor's interest in a Leased Property pursuant to any provision of this Lease, (i) Lessee shall accept from Lessor and Lessor shall convey such Leased Property by a duly executed and acknowledged special warranty deed and quit claim bill of sale of such Leased Property in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in Leased Property hereunder, Lessee shall pay to the order of the Agent (or Lessor if the Lease Participant Amounts and the Loans have been paid in full) the Lease Balance or Leased Property Balance, as applicable, plus any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase by wire transfer of immediately available funds, and (iii) Lessor will execute and deliver to Lessee such other documents, including releases, termination agreements and termination statements, as may be legally required or as may be reasonably requested by Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents.

         (b) Lessee shall, at Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and shall make such filings as required by Applicable Law; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, Lessee shall pay prior to transfer all costs incurred by Lessor in connection therewith. In addition, all charges incident to such conveyance, including, without limitation, Lessee's attorneys' fees, Lessor's attorneys' fees, commissions, Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely and paid by Lessee.

         (c) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Properties to Lessee, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Properties, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Properties prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of the Leased Properties.

         Section 14.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 14.6, Lessee shall have the option to market all of, but not less than all of, the Leased Properties for Lessor (the "Remarketing Option").

         Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option and Lessee's exercise thereof null and void, in which event, Lessee shall be obligated to perform its obligations under Section 14.2.

                  (a) Not later than twelve months prior to the Lease Termination Date, Lessee shall give to Lessor and the Agent written notice of Lessee's exercise of the Remarketing Option, which exercise shall be irrevocable and shall state whether Lessee has exercised the Remarketing Option.

                  (b) Not later than ten (10) Business Days prior to the Lease Termination Date, Lessee shall deliver to Lessor and the Agent an environmental assessment of each Leased Property dated not later than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate no degradation in environmental conditions beyond those described in the related Environmental Audit and shall not include a recommendation for further investigation to make such determination.

                  (c) On the date of Lessee's notice to Lessor and the Agent of Lessee's exercise of the Remarketing Option, each of the Construction Conditions shall have been timely satisfied and no Event of Default or Potential Event of Default shall exist, and thereafter, no Event of Default or Potential Event of Default shall exist under this Lease.

                  (d) Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Properties pursuant to Sections 6.1, 6.2,
         10.3 and 10.4 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor and the Agent receive Lessee's notice of Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within Lessee's control.

                  (e) Lessee shall promptly provide any maintenance records relating to each Leased Property to Lessor, the Agent and any potential purchaser upon request, and shall otherwise do all things necessary to deliver possession of such Leased Property to the potential purchaser. Lessee shall allow Lessor, the Agent and any potential purchaser access to any Leased Property for the purpose of inspecting the same.

                  (f) On the Lease Termination Date, Lessee shall surrender the Leased Properties in accordance with Section 14.8 hereof.

                  (g) In connection with any such sale of the Leased Properties, Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Properties, including, without limitation, an environmental indemnity. Lessee shall fulfill all of the requirements set forth in clause (b) of Section 14.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

                  (h) In connection with any such sale of Leased Properties, Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Properties, whether incurred by Lessor, any Lease Participant, any Lender, the Agent or Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's and the Agent's attorneys' fees, Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

                  (i) Lessee shall pay to the Agent on the Lease Termination Date (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount, plus all accrued and unpaid Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date, in the type of funds specified in Section 3.3 hereof.

If Lessee has exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term, Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Properties and will attempt to obtain the highest purchase price therefor. All such marketing of the Leased Properties shall be at Lessee's sole expense. Lessee shall promptly submit all bids to Lessor and the Agent and Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, the aggregate selling price (net of closing costs and prorations, as reasonably estimated by the Agent) is less than the difference between the Lease Balance at such time minus the Recourse Deficiency Amount, then Lessor or the Agent may, in its sole and absolute discretion, by notice to Lessee, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 14.7 hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Properties by such purchaser shall occur on the Lease Termination Date, contemporaneously with Lessee's surrender of the Leased Properties in accordance with Section 14.8 hereof, and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent (or Lessor if the Funded Amounts have been fully paid); provided, however, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount paid by Lessee on the Lease Termination Date pursuant to Section 14.6(i), minus any and all costs and expenses (including broker fees, appraisal costs, legal fees and transfer taxes) incurred by the Agent or Lessor in connection with the marketing of the Leased Properties or the sale thereof exceeds the Lease Balance as of such date, then the excess shall be paid to Lessee on the Lease Termination Date. Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Leased Properties.

         Section 14.7 Rejection of Sale. Notwithstanding anything contained herein to the contrary, if Lessor or the Agent rejects the purchase offer for the Leased Properties as provided in (and subject to the conditions set forth in) Section 14.6, then (a) Lessee shall pay to the Agent the Recourse Deficiency Amount on the Lease Termination Date pursuant to Section 14.6(i), (b) Lessor shall retain title to the Leased Properties, and (c) in addition to Lessee's other obligations hereunder, Lessee will reimburse Lessor and the Agent, within ten (10) Business Days after written request, for all reasonable costs and expenses incurred by Lessor or Agent during the period ending on the first anniversary of the Lease Termination Date in connection with the marketing, sale, closing or transfer of the Leased Properties, which obligation shall survive the Lease Termination Date and the termination or expiration of this Lease.

         Section 14.8 Return of Leased Property. If Lessor retains title to any Leased Property pursuant to Section 14.7 hereof, then Lessee shall, on the Lease Termination Date, and at its own expense, return possession of such Leased Property to Lessor for retention by Lessor or, if Lessee properly exercises the Remarketing Option and fulfills all of the conditions of Section 14.6 hereof and neither Lessor nor the Agent rejects such purchase offer pursuant to Section 14.6, then Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion Date therefor in the case of new Construction or the Closing Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of such Leased Property in order to facilitate the ownership and operation by such purchaser of such Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of such Leased Property and all know-how, data and technical information relating thereto, providing a copy of the Plans and Specifications, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of such Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of Lessee under this Article XIV shall survive the expiration or termination of this Lease.

         Section 14.9 Renewal. Subject to the conditions set forth herein, Lessee may, by written notice to Lessor and the Agent given not later than twelve months and not earlier than sixteen months, prior to the Lease Termination Date then in effect, renew this Lease, for up to five years commencing on the date following the Lease Termination Date then in effect, provided that Lessee may only exercise such renewal option twice. No later than the date that is 45 days after the date the request to renew has been delivered to each of Lessor and the Agent, the Agent will notify Lessee whether or not Lessor, the Lease Participants and the Lenders consent to such renewal request (which consent, in the case of Lessor, the Lease Participants and the Lenders, may be granted or denied in their sole discretion, and may be conditioned on such conditions precedent as may be specified by Lessor, the Lease Participants and the Lenders). If the Agent fails to respond within such time frame, such failure shall be deemed to be a rejection of such request. If the Agent notifies Lessee of Lessor's, the Lease Participants' and the Lenders' consent to such renewal, such renewal shall be effective. Any renewal of this Lease shall be on the same terms and conditions as are set forth herein for the original Lease Term, except that the amount of Basic Rent to be paid by Lessee shall be as mutually agreed upon among Lessee, Lessor, the Lease Participants and the Lenders prior to such renewal.

                                   ARTICLE XV.
                               LESSEE'S EQUIPMENT

         After any repossession of any Leased Property (whether or not this Lease has been terminated), Lessee, at its expense and so long as such removal of such Alteration shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty (60) days after Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of Lessee's trade fixtures, personal property and equipment from such Leased Property (to the extent that the same can be readily removed from such Leased Property without causing material damage to such Leased Property); provided, however, that Lessee shall not remove any such trade fixtures, personal property or equipment that (i) has been financed by Lessor under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property) or (ii) with respect to which Lessor notifies Lessee that it is exercising its purchase option (in which case, Lessor shall pay to Lessee the fair market value of such trade fixture, personal property or equipment on such date of repossession and Lessee shall execute and deliver a bill of sale therefor to Lessor), provided that the purchase option set forth in this clause (ii) shall not apply to Lessee's inventory. Any of Lessee's trade fixtures, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to such Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to such Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article XV except as set forth in clause (ii) of the first sentence hereof, nor shall Lessor be responsible for any loss of or damage to Lessee's personal property and equipment.

                                  ARTICLE XVI.
                           RIGHT TO PERFORM FOR LESSEE

         If Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by Lessee to Lessor within thirty (30) days after written demand therefor.

                                  ARTICLE XVII.
                                  MISCELLANEOUS

         Section 17.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of such Leased Property that shall be required to be filed with any Governmental Authority.

         Section 17.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights granted hereunder to the Agent, the Lease Participants and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent, the Lease Participants and the Lenders, and that all of Lessor's rights hereunder may be exercised by the Agent.

         Section 17.3 Quiet Enjoyment. Lessor covenants that it will not interfere in Lessee's or any of its permitted sublessees' quiet enjoyment of the Leased Properties in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.

         Section 17.4 Documentary Conventions. The Documentary Conventions shall apply to this Lease.

         Section 17.5 Discharge of Lessee's Obligations by its Affiliates. Lessor agrees that performance of any of Lessee's obligations hereunder by one or more of Lessee's Affiliates or one or more of Lessee's sublessees of the Leased Properties or any part thereof shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by Lessee, but no such performance shall excuse Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

         Section 17.6 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.6, it is expressly understood and agreed by and between Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to the right, title and interest of Lessor in the Leased Properties and any proceeds from Lessor's sale or encumbrance thereof (provided, however, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom.

         Section 17.7 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase any Leased Property or any part thereof or any Note or Lease Participation), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by

Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer after due inquiry and investigation, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.

         Section 17.8 No Joint Venture. Any intention to create a joint venture, partnership or other fiduciary relationship between Lessor and Lessee is hereby expressly disclaimed.

         Section 17.9 No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

         Section 17.10 No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the holder of any Notes secured by a security interest in this Lease, or of any Lease Participant, merge with any interests, estates or rights of Lessor in or to the Leased Properties, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the holder of any Notes secured by a security interest in this Lease, and of the Lease Participants, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Properties, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         Section 17.11 Survival. The obligations of Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to Article III, Articles X, XI, XIII, Sections 14.2, 14.3, 14.4, 14.5, 14.8, Articles XIV, XV, and XVI, and Section 17.6 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Agent or any Indemnitee shall not affect such survival.

         Section 17.12 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the sole original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.

         Section 17.13 Time of Essence. Time is of the essence of this Lease.

         Section 17.14 Recordation of Lease. Lessee will, at its expense, cause each Lease Supplement, this Lease or memorandum of lease in form and in substance reasonably satisfactory to Lessor (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located.

         Section 17.15 Investment of Security Funds. Any amounts not payable to Lessee pursuant to any provision of Article VIII, X or XIV or this Section 17.15 solely because an Event of Default shall have occurred and be continuing shall be held by the Agent (or Lessor if the Funded Amounts have been fully paid) as security for the obligations of Lessee under this Lease and the Master Agreement and of Lessor under the Loan Agreement. At such time as no Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Master Agreement, shall be paid to Lessee. Any such amounts which are held by the Agent (or Lessor if the Funded Amounts have been fully paid) pending payment to Lessee shall until paid to Lessee, as provided hereunder or, as long as the Lease Participation Agreement or the Loan Agreement is in effect, until applied against Lessee's obligations herein and under the Master Agreement and distributed as provided in the Lease Participation Agreement and the Loan Agreement or herein (after the Lease Participation Agreement and the Loan Agreement are no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Agent or, if the Funded Amounts have been fully paid, Lessor) and at the expense and risk of Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested. Lessee upon demand shall pay to the Agent or Lessor, as appropriate, the amount of any loss of principle incurred in connection with all such investments and the liquidation thereof.

         Section 17.16 Land and Building. If any Building and the Land on which such Building is located are subject to separate Lease Supplements, at any time that Lessee exercises an option to purchase such Building or such Land, or to renew this Lease with respect to such Building or such Land, or is obligated to purchase such Building or such Land as a result of an Event of Loss, an Event of Taking or an Event of Default, such purchase or renewal shall be made simultaneously with respect to all of such Building and such Land.

                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.

Witnessed:                              AARON RENTS, INC.
                                        as Lessee

By                                      By
  -----------------------------           --------------------------------------
  Name:                                    Name:  Gilbert L. Danielson
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

By
  -----------------------------
  Name:


                                                                           LEASE
                                                                       AGREEMENT

                                        SUNTRUST BANKS, INC., as Lessor

Witnessed:

By                                      By
  -----------------------------           --------------------------------------
  Name:                                   Name:
                                          Title:


By
  -----------------------------
  Name:

                                                                           LEASE
                                                                       AGREEMENT

Recording requested by                                              EXHIBIT A TO
and when recorded mail to:                                           THE LEASE
                                                                    ------------
-------------------------

-------------------------

-------------------------

-------------------------



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                 LEASE SUPPLEMENT NO. __ AND MEMORANDUM OF LEASE

         THIS LEASE SUPPLEMENT NO. __ (this "Lease Supplement") dated as of [ ], between SUNTRUST BANKS, INC., as the lessor (the "Lessor"), and AARON RENTS, INC., a Georgia corporation, as lessee (the "Lessee").

         WHEREAS Lessor is the owner of the Land described on Schedule I hereto and wishes to lease the Land together with any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Lease to Lessee;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions; Interpretation. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Amended and Restated Master Agreement, dated as of October 31, 2001 (the "Master Agreement"), between Lessee, Lessor, the financial institutions party thereto, as Lenders, and SunTrust Bank, as Agent; and the rules of interpretation set forth in Appendix A to the Master Agreement shall apply to this Lease Supplement.

         SECTION 2. The Properties. Attached hereto as Schedule I is the description of certain Land (the "Subject Property"). Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, such Land, together with any Building and other improvements thereon or which thereafter may be constructed thereon shall be subject to the terms and provisions of the Lease and Lessor hereby grants, conveys, transfers and assigns to Lessee those interests, rights, titles, estates, powers and privileges provided for in the Lease with respect to the Subject Property.

         SECTION 3. Amendments to Lease with Respect to Subject Property. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the following terms and provisions shall apply to the Lease with respect to the Subject Property:

                   [Insert Applicable Sections per Local Law]

         SECTION 4. Ratification; Incorporation. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. The terms of the Lease (as amended by this Lease Supplement) are by this reference incorporated herein and made a part hereof.

         SECTION 5. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         SECTION 6. Documentary Conventions. The Documentary Conventions shall apply to this Lease Supplement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                             SUNTRUST BANKS, INC., as the Lessor

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                             AARON RENTS, INC., as the Lessee

                                             By
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                           LEASE
                                                                       AGREEMENT

STATE OF _________________          )
                                         )  ss.:
COUNTY OF ________________          )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ____ ____, this _____ day of __________, _______________, by _____________________, as
____________________ of SunTrust Banks, Inc., on behalf of such corporation.

[Notarial Seal]                                   ______________________________
                                                             Notary Public

My commission expires:  _____________

STATE OF _________________          )
                                         )  ss.:
COUNTY OF ________________          )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ___ ____, this _____ day of __________, __________, by ___________, as _____________, of Aaron Rents,
Inc., a Georgia corporation, on behalf of the corporation.

[Notarial Seal]                                   ______________________________
                                                            Notary Public


My commission expires:  ______________

                                                                           LEASE
                                                                       AGREEMENT

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of the date hereof.


                                                SUNTRUST BANK, as the Agent


                                                By
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                           LEASE
                                                                       AGREEMENT

               AMENDED AND RESTATED CONSTRUCTION AGENCY AGREEMENT

                          dated as of October 31, 2001


                                      among

                              SUNTRUST BANKS, INC.


                                       and

                                AARON RENTS, INC.

                              as Construction Agent

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I    DEFINITIONS ..................................................    2
      1.1    Defined Terms ................................................    2

ARTICLE II   APPOINTMENT OF CONSTRUCTION AGENT ............................    2
      2.1    Appointment ..................................................    2
      2.2    Acceptance; Construction .....................................    2
      2.3    Commencement of Construction .................................    2
      2.4    Supplements to this Agreement ................................    3
      2.5    Term .........................................................    3
      2.6    Identification of Properties; Construction Documents .........    4
      2.7    Scope of Authority ...........................................    4
      2.8    Covenants of the Construction Agent ..........................    6

ARTICLE III  THE BUILDINGS ................................................    7
      3.1    Construction .................................................    7
      3.2    Amendments; Modifications ....................................    7
      3.3    Casualty and Condemnation ....................................    8
      3.4    Indemnity ....................................................    8

ARTICLE IV   PAYMENT OF FUNDS .............................................    9
      4.1    Funding of Property Acquisition Costs and Property
             Buildings Costs ..............................................    9

ARTICLE V    CONSTRUCTION AGENCY EVENTS OF DEFAULT ........................   10
      5.1    Construction Agency Events of Default ........................   10
      5.2    Damages ......................................................   11
      5.3    Remedies; Remedies Cumulative ................................   11

ARTICLE VI   NO CONSTRUCTION AGENCY FEE ...................................   13
      6.1    Lease as Fulfillment of Lessor's Obligations .................   13

ARTICLE VII  LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS .................   13
      7.1    Exercise of the Lessor's Rights ..............................   13
      7.2    Lessor's Right to Cure Construction Agent's Defaults .........   13

ARTICLE VIII MISCELLANEOUS ................................................   13
      8.1    Documentary Conventions ......................................   13
      8.2    Successors and Assigns .......................................   13

               AMENDED AND RESTATED CONSTRUCTION AGENCY AGREEMENT

      AMENDED AND RESTATED CONSTRUCTION AGENCY AGREEMENT, dated as of October 31, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between SUNTRUST BANKS, INC., a Georgia corporation, (the "Lessor"), and AARON RENTS, INC., a Georgia corporation (the "Company" and, in its capacity as construction agent, the "Construction Agent").

                              PRELIMINARY STATEMENT

      A. The Lessor and the Construction Agent are party to the Construction Agency Agreement, dated as of September 20, 1996 (the "Existing Construction Agency Agreement"), and wish to amend and restate the Existing Construction Agency Agreement.

      B. Aaron Rents, Inc., as lessee (the "Lessee"), and Lessor, as lessor, are parties to that certain Amended and Restated Lease (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Lease"), pursuant to which the Lessee has agreed to lease from Lessor, and Lessor have agreed to lease to Lessee, Lessor's interests in certain Leased Properties.

      C. Lessor, the Lessee, the Lenders signatory thereto and SunTrust Bank, as agent for such Lenders (in such capacity, the "Agent") are parties to that certain Amended and Restated Master Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Master Agreement").

      D. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Company as the Construction Agent to act as its sole and exclusive Agent for the identification and acquisition of the Land pursuant to the Master Agreement and, in certain cases, construction of the Buildings in accordance with the Plans and Specifications and pursuant to the Master Agreement, and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Buildings to be constructed on each Construction Land Interest in accordance with the Plans and Specifications and pursuant to the Master Agreement and this Agreement, in each case in accordance with the terms herein set forth.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                       AI

                                   DEFINITIONS

      AI.1 Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A to the Master Agreement.

                                      AII

                        APPOINTMENT OF CONSTRUCTION AGENT

      AII.1 Appointment. Pursuant to and subject to the terms and conditions set forth herein and in the Master Agreement and the other Operative Documents, the Lessor hereby irrevocably designates and appoints the Company as the Construction Agent to act as its exclusive agent for (i) the identification and acquisition from time to time of Land to be acquired by the Lessor and leased to the Company and (ii) with respect to those Leased Properties that are Construction Land Interests, construction of the Buildings in accordance with the Plans and Specifications on the related Land.

      AII.2 Acceptance; Construction. The Company hereby unconditionally accepts the designation and appointment as Construction Agent. The Construction Agent will cause the Buildings to be constructed on the Land substantially in accordance with the Plans and Specifications and equipped in substantial compliance in all material respects with all Requirements of Law and insurance requirements.

      AII.3 Commencement of Construction. Subject to Construction Force Majeure Events which prevent the Construction Agent from commencing Construction, the Construction Agent hereby agrees, unconditionally and for the benefit of the Lessor, to cause Construction of a Building to commence on each parcel of Land as soon as is practicable after the Closing Date in respect of such Land. For purposes hereof, Construction of a Building shall be deemed to commence on the date (the "Construction Commencement Date") on which excavation for the foundation for such Building commences, as certified by the Construction Agent to the Lessor and the Agent in writing. Without limiting the foregoing, no phase of such Construction shall be undertaken until all permits required for such phase have been issued therefor.

      AII.4 Supplements to this Agreement. On the Closing Date of each parcel of Land that is a Construction Land Interest, the Lessor and the Construction Agent shall each execute and deliver to the Agent a supplement to this Agreement in the form of Exhibit A to this Agreement, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the development of such parcel of Land and the Construction of a Building thereon will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement. On or prior to the Closing Date of each parcel of Land that is a Construction Land Interest, the Construction Agent shall prepare and deliver to the Lessor and the Agent a construction budget (the "Construction Budget") for the related Leased Property, setting forth in reasonable detail the budget for the Construction of the proposed Building on such Land in accordance with the Plans and Specifications therefor, and all related costs, including the capitalized interest and Yield expected to accrue during the related Construction Term; such Construction Budget shall include a line item for the amount of self-insurance or deductibles applicable to such Leased Property.

      AII.5 Term. This Agreement shall commence on the date hereof and shall terminate with respect to any given Leased Property upon the first to occur of:

      (a) payment by the Lessee of the Leased Property Balance and termination of the Lease with respect to such Leased Property in accordance with the Lease;

      (b) the expiration or earlier termination of the Lease;

      (c) termination of this Agreement pursuant to Article V hereof;

      (d) the Completion Date for such Leased Property; and

      (e) the payment by the Construction Agent of the Leased Property Balance or the Construction Failure Payment with respect to such Leased Property pursuant to this Agreement;

provided that the Construction Agent's obligations pursuant to Section 2.8(d) shall survive the termination hereof.

      AII.6 Identification of Properties; Construction Documents. The Construction Agent may execute any of its duties and obligations under this

Agreement by or through agents, developers, Affiliates, contractors, employees or attorneys-in- fact, and the Construction Agent shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the construction of the Buildings pursuant hereto (the "Construction Documents"); provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; provided, further, that contemporaneously with the execution and delivery of a Construction Document, the Construction Agent will execute and deliver to the Lessor the Assignment of Construction Documents in the form of Exhibit B attached hereto, pursuant to which the Construction Agent assigns to the Lessor, among other things, all of the Construction Agent's rights under and interests in such Construction Documents. Each construction contract shall be with a reputable general contractor with experience in constructing projects that are similar in scope and type to the proposed Building, and shall provide for a guaranteed maximum project cost and at least 10% retainage.

      AII.7 Scope of Authority. Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder with respect to the Leased Properties acquired by the Lessor, including, without limitation:

      (i) the identification and assistance with the acquisition of Land in accordance with the terms and conditions of the Master Agreement;

      (ii) all design and supervisory functions relating to the construction of the Buildings and performing all engineering work related to the construction of the Buildings;

      (iii) negotiating and entering into all contracts or arrangements to procure the equipment and services necessary to construct the Buildings on such terms and conditions as are customary and reasonable in light of local standards and practices;

      (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law (including Environmental Laws), from all Governmental Authorities in connection with the Construction of the Buildings on the Land in accordance with the Plans and Specifications;

      (v) maintaining all books and records with respect to the construction, operation and management of the Leased Properties; and

      (vi) performing any other acts necessary or appropriate in connection with the identification and acquisition and development of the Land and Construction of the Buildings in accordance with the Plans and Specifications.

      (a) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor unless such contract expressly contains an acknowledgment by the other party or parties thereto that the obligations of the Lessor are non-recourse, and that the Lessor shall have no personal liability with respect to such obligations. Any contract entered into by the Construction Agent or any of its Affiliates or agents not meeting the requirements of the foregoing sentence shall be ineffective. Subject to the foregoing, the Lessor shall execute such documents and take such other actions as the Construction Agent shall reasonably request, at the Construction Agent's expense, to permit the Construction Agent to perform its duties hereunder.

      (b) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the Construction.

      AII.8 Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will:

      (a) following the Construction Commencement Date for each parcel of Land that is a Construction Land Interest, cause construction of a Building on such Land to be prosecuted diligently and without undue interruption substantially in accordance with the Plans and Specifications for such Land, in accordance with the Construction Budget for such Leased Property and in compliance in all material respects with all Requirements of Law and insurance requirements;

      (b) notify the Lessor and the Agent in writing not less than five (5) Business Days after the occurrence of each Construction Force Majeure Event;

      (c) take all reasonable and practical steps to minimize the disruption of the construction process arising from Construction Force Majeure Events;

      (d) take all reasonable and practical steps to cause the Completion Date for such Leased Property to occur on or prior to the Scheduled Construction Termination Date for such Leased Property, and cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Buildings), other than Permitted Liens and Lessor Liens, to be discharged;

      (e) following the Completion Date for each Leased Property, cause all outstanding punch list items with respect to the Buildings on such Leased Property to be completed within sixty (60) days after said Completion Date;

      (f) at all times during Construction, cause all title to all personalty financed by the Lessor on or within such Leased Property to be and remain vested in the Lessor and cause to be on file with the applicable filing office all necessary documents under Article 9 of the Uniform Commercial Code to perfect such title free of all Liens other than Permitted Liens, it being understood and acknowledged that such Lessor's rights, title and interest in and to said personalty have been assigned to the Agent pursuant to the Operative Documents; and

      (g) not enter into any agreements or arrangements with any Person (other than the Funding Parties pursuant to the Operative Documents) that would result in any claim against, or liability of, the Agent or any Funding Party resulting from the fact that any Leased Property is not completed on or prior to the Scheduled Construction Termination Date therefor.

                                      AIII

                                  THE BUILDINGS

      AIII.1 Construction. The Construction Agent shall cause each Construction Land Interest to be insured pursuant to Article VIII of the Lease, provided that during the Construction Term for any Leased Property, (i) all costs of such insurance shall be funded with the proceeds of Advances (subject to the terms and conditions of the Master Agreement), (ii) the deductibles for such insurance shall not be greater than $25,000, and (iii) the Agent shall be the loss payee of any insurance policy maintained under paragraph (a) or (b) of Article VIII of the Lease.

      AIII.2 Amendments; Modifications. The Construction Agent may, subject to the conditions, restrictions and limitations set forth herein and in the Operative Documents (but not otherwise), at any time during the term hereof revise, amend or modify the Plans and Specifications and the related Construction Documents without the consent of the Lessor; provided, however, that the Lessor's prior written consent will be required in the following instances: (x) such revision, amendment or modification by its terms would result in the Completion Date of the Buildings occurring after the Scheduled Construction Termination Date, or (y) such revision, amendment or modification would result in the cost for such Leased Property, plus the unfunded portion of the Construction Budgets for all other Construction Land Interests, exceeding the then remaining Commitments or increase the Construction Budget therefor by more than 10%, or (z) the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for such Leased Property, would be to reduce the Fair Market Sales Value of such Leased Property in a material respect when completed.

      AIII.3 Casualty and Condemnation. If at any time prior to the Completion Date with respect to any Building there occurs a Casualty or the Lessor or the Construction Agent receives notice of a Condemnation, then, in each case the Construction Agent shall promptly and diligently take all reasonable and practical steps to cause the Construction of the related Building to be completed substantially in accordance with the Plans and Specifications and with the terms hereof, and cause the Completion Date to occur on or prior to the Scheduled Construction Termination Date. The Construction Agent shall use all insurance proceeds or Awards received by it with respect to such Casualty or Condemnation, as the case may be, to pay the construction costs incurred in connection with such rebuilding or restoration. The Lessor shall make all insurance proceeds or Awards received by it with respect to such Casualty or Condemnation available to the Construction Agent to reimburse the Construction Agent for, or to pay, all construction costs incurred in connection with such rebuilding or restoration. To the extent that such insurance proceeds are insufficient to pay such construction costs, such construction costs shall be paid with the proceeds of Advances made pursuant to the Master Agreement. In the event that Lessor does not make such insurance proceeds or Advances available, then the provisions of Section 5.3 shall apply to the related Leased Property.

      AIII.4 Indemnity. During the Construction Term for each Leased Property, the Construction Agent agrees to assume liability for, and to indemnify, protect, defend, save and hold harmless the Lessor on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted or threatened to be asserted, against the Lessor, whether or not the Lessor shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of (i) any event, condition or circumstance within the Construction Agent's control (including, without limitation, personal injury to, or damage to property of, any third-party, including employees of the

Construction Agent, any general contractor or any subcontractor), (ii) fraud, misapplication of funds, illegal acts or willful misconduct on the part of the Construction Agent, or (iii) any event described in paragraph (i), (j) or (k)
Article XII of the Lease with respect to the Construction Agent. As used in clause (i) of the foregoing sentence, the term "within the Construction Agent's control" shall mean caused by or arising from any failure by Aaron Rents to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Aaron Rents in any of the Operative Documents not being true, any negligence or wilful misconduct of any Aaron Rents, or any Claim by any third party against the Lessor based upon the action or inaction of or by Aaron Rents; provided, however, that if such Claim is related to an inability or the failure to complete the construction of a Leased Property on or prior to Scheduled Construction Termination Date therefor and such Claim does not arise out of or result from events or circumstances described in the foregoing clause (ii) or (iii), the Construction Agent's liability shall be limited to an amount equal to the Construction Failure Payment. Any Claims that are incurred by any Indemnified Party for which the Construction Agent is not obligated to indemnify pursuant to this Section 3.4 or the Master Agreement shall, if requested by the Agent by written notice to Lessor be capitalized, and result in an increase to the Funded Amounts related to the relevant Leased Property. The foregoing indemnities are in addition to, and not in limitation of, the indemnities with respect to environmental claims set forth in Section 7.2 of the Master Agreement. The provisions of Section 7.3 of the Master Agreement shall apply to any amounts that the Construction Agent is requested to pay pursuant to this Section 3.4.

                                      AIV

                                PAYMENT OF FUNDS

      AIV.1 Funding of Property Acquisition Costs and Property Buildings Costs. In connection with the acquisition of any Land and during the course of the construction of the Buildings on any Land, the Construction Agent may request that the Lessor advance funds for the payment of acquisition, transaction and closing costs or property improvement costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Master Agreement and the other Operative Documents.

      (a) The proceeds of any funds made available to the Lessor to pay acquisition, transaction and closing costs or improvement costs shall be made available to the Construction Agent in accordance with the Funding Request relating thereto and the terms of the Master Agreement. The Construction

Agent will use such proceeds only to pay the acquisition, transaction and closing costs or improvement costs for the Leased Properties set forth in the Funding Request relating to such funds.

                                       AV

                      CONSTRUCTION AGENCY EVENTS OF DEFAULT

      AV.1 Construction Agency Events of Default. If any one or more of the following events (each a "Construction Agency Event of Default") shall occur and be continuing:

      (a) the Construction Agent fails to apply any funds paid by, or on behalf of, the Lessor to the Construction Agent for the acquisition of the Land and the construction of the Buildings to the payment of acquisition, transaction and closing costs or improvements costs for such Leased Property;

      (b) subject to Construction Force Majeure Events, the Construction Commencement Date with respect to any Leased Property shall fail to occur for any reason on or prior to the date that is 15 months after the Closing Date with respect to such Leased Property;

      (c) the Completion Date with respect to any Leased Property shall fail to occur for any reason on or prior to earlier of the Funding Termination Date and the Scheduled Construction Termination Date for such Leased Property;

      (d) any Lease Event of Default shall have occurred and be continuing; or

      (e) the Construction Agent shall fail to observe or perform any term, covenant or condition of this Agreement (except those specified in clauses (a) through (d) above), and such failure shall remain uncured for a period of thirty
(30) days after notice thereof to the Construction Agent; provided, however, no Construction Agency Event of Default shall be deemed to occur if such failure or breach cannot reasonably be cured within such period, so long as the Construction Agent shall have promptly commenced the cure thereof and continues to act with diligence to cure such failure or breach and such failure or breach is cured within 180 days after notice thereof to the Construction Agent;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article, immediately terminate this Agreement as to any Leased Property or Properties or all of the Leased Properties, separately, successively or concurrently (all in Lessor's sole discretion) by giving the Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate as to such Leased Property or Properties or all of the Leased Properties (as the case may be) and all rights of the Construction Agent and, subject to the terms of the Operative Documents, all obligations of the Lessor under this Agreement with respect to such Leased Property or Properties or all of the Leased Properties (as the case may be) shall cease. The Construction Agent shall pay upon demand all reasonable costs, expenses, losses, expenditures and damages (including, without limitation, attorneys' fees and disbursements) actually incurred by or on behalf of the Lessor in connection with any Construction Agency Event of Default.

      AV.2 Damages. The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

      AV.3 Remedies; Remedies Cumulative. If a Construction Agency Event of Default shall have occurred and be continuing under Section 5.1(b), 5.1(c), 5.1(d) (other than an Event of Default under paragraph (i), (j) or (k) of Article XII of the Lease) or 5.1(e) other than as a result of the Construction Agent's fraudulent or illegal acts, misapplication of funds or willful misconduct, then, in each case, the Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise. In the event that the Construction Agent does not exercise its option to purchase such Leased Property or Properties under Section 5.3(c), the Construction Agent shall pay to the Lessor the Construction Failure Payment(s) therefor within five (5) Business Days of the demand therefor by the Lessor, and shall surrender and return such Leased Property or Properties to the Lessor or its designee in accordance with the terms of Section 14.8 of the Lease (provided that the obligation to surrender the Leased Property in as good condition as it was on the Completion Date, ordinary wear and tear excepted, shall not apply). In the event that the Construction Agent returns any Leased Property to the Lessor pursuant to the previous or the next sentence, the Construction Agent shall take such action as the Lessor may reasonably request in order to transfer to the Lessor (or its designee) all of the Construction Agent's rights and claims in, to and under the related Construction Contract(s), Architect's Agreement(s), Engineer's Agreement(s), all other Construction Documents, all agreements, security deposits, guaranties and surety bonds related thereto and all licenses and governmental permits related to such Construction, and the Construction Agent shall provide to the Lessor copies of all books, records and documentation with respect to the foregoing. In addition, the Construction Agent shall provide such assistance as the Lessor may request in order to remarket the Leased Property.

      (a) If a Construction Agency Event of Default shall have occurred and be continuing as the result of the Construction Agent's fraudulent or illegal acts, misapplication of funds or willful misconduct or under Section 5.1(a) or 5.1(d) (as the result of an Event of Default under paragraph (i), (j) or (k) of Article XII of the Lease), Lessor shall have all rights and remedies available under the Operative Documents (including Section 13.1 of the Lease) or available at law, equity or otherwise.

      (b) Notwithstanding the foregoing, if a Construction Agency Event of Default hereunder relates only to a specific Leased Property or specific Leased Properties but not all Leased Properties (but in any event excluding any Event of Default), the Construction Agent shall have the right to cure such Construction Agency Event of Default by purchasing such Leased Property or Properties for the Leased Property Balance(s) therefor from the Lessor in accordance with the terms and subject to the conditions, restriction and limitation of Section 14.5 of the Lease.

      (c) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                                      AVI

                           NO CONSTRUCTION AGENCY FEE

      AVI.1 Lease as Fulfillment of Lessor's Obligations. The Construction Agent will not be entitled to, and the Lessor shall not have any obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall not have any obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor entering into the Lease and the other Operative Documents.

                                      AVII

                  LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

      AVII.1 Exercise of the Lessor's Rights. The Construction Agent hereby acknowledges and agrees that the rights and powers of the Lessor under this Agreement have been assigned to and may be exercised by the Agent.

      AVII.2 Lessor's Right to Cure Construction Agent's Defaults. The Lessor, without waiving or releasing any obligation or Construction Agency Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Event of Default for the account of and at the sole cost and expense of the Construction Agent. All reasonable out of pocket costs and expenses so incurred (including actual and reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.

                                     AVIII

                                  MISCELLANEOUS

      AVIII. Documentary Conventions. The Documentary Conventions shall apply to this Agreement.

      AVIII.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective legal representatives, successors and permitted assigns. The Construction Agent shall not assign its rights or obligations hereunder without the prior written consent of the Lessor and the Agent.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AARON RENTS, INC.

                                            By:
                                                --------------------------------
                                                Name:  Gilbert L. Danielson
                                                Title: Chief Financial Officer

                                            SUNTRUST BANKS, INC.

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A

                   Supplement to Construction Agency Agreement

      SUPPLEMENT to Construction Agency Agreement, dated as of ______________, 200_, between SUNTRUST BANKS, INC., (the "Lessor"), and AARON RENTS, INC., a Georgia corporation (in its capacity as construction agent, the "Construction Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Construction Agency Agreement.

      The Lessor and the Construction Agent are parties to that certain Amended and Restated Construction Agency Agreement, dated as of October 31, 2001 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"), pursuant to which (i) the Lessor has appointed the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of Land and construction of the Buildings in accordance with the Plans and Specifications, and (ii) the Construction Agent has agreed, for the benefit of the Lessor, to cause the construction of the Buildings to be completed in accordance with the Plans and Specifications.

      Subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Land described in Schedule 1 and wish to execute this Supplement to provide therefor.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

      1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the completion of construction of the Building on the Land described in
Schedule 1 in accordance with the Plans and Specifications for such Land. The Construction Agent hereby represents and warrants to Lessor that the Construction Agent has heretofore delivered to Lessor a true, correct and complete copy of the Plans and Specifications for the Building on the Land described in Schedule 1 or, if not available on the date hereof, will deliver such Plans and Specifications as soon as available.

      2. Each of the Lessor and the Construction Agent acknowledges, and agrees, that the development of the Land and the Construction of the Buildings thereon described in Schedule 1 shall be governed by the terms of the Construction Agency Agreement.

      3. The anticipated construction budget relating to the construction and development of the Building on the Land described in Schedule 1 is $__________. The acquisition cost of the Land described in Schedule 1 is $___________.

      4. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AARON RENTS, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            SUNTRUST BANKS, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                        Schedule 1 to Supplement

                          Description of Land Interest

                                   APPENDIX A
                                       to
                                Master Agreement

             DEFINITIONS, INTERPRETATION AND DOCUMENTARY CONVENTION

      A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

            (i) the singular number includes the plural number and vice versa;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

            (iii) reference to any gender includes each other gender;

            (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented, waived, restated or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

            (v) reference to any Applicable Law means such Applicable Law as amended, waived, restated, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

            (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

            (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section, paragraph or other provision of such Operative Document;

            (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

            (ix) "or" is not exclusive; and

            (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

      B. Accounting Terms. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Lessee delivered pursuant to Section 5.1(a) to the Master Agreement; provided, that if the Lessee notifies the Agent that the Lessee wishes to amend any covenant in Sections 5.10 through 5.14 of the Master Agreement to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Lessee that the Required Funding Parties wish to amend Sections 5.10 through 5.14 of the Master Agreement for such purpose), then the Lessee's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Lessee and the Required Lenders.

      C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

      D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

      "A Loan" means the A Percentage of Loans made by Lenders pursuant to the Loan Agreement and the Master Agreement.

      "A Note" is defined in Section 2.2 of the Loan Agreement.

      "A Percentage" means 85%.

      "Aaron Rents" means Aaron Rents, Inc., a Georgia corporation.

      "Acquisition" means any transaction in which the Lessee or any of its Subsidiaries directly or indirectly (i) acquires any ongoing business, (ii) acquires all or substantially all of the assets of any Person or division thereof, whether through a purchase of assets, merger or otherwise, (iii) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of the voting stock of a corporation, other than the acquisition of voting stock of a wholly-owned Subsidiary solely in connection with the organization and capitalization of that Subsidiary by the Lessee or another Subsidiary Loan Party, or (iv) acquires control of more than 50% ownership interest in any partnership, joint venture or limited liability company.

      "Address" means with respect to any Person, its address set forth in
Schedule I hereto or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner for the giving of notices thereunder.

      "Adjusted LIBO Rate" shall mean, with respect to each Rent Period for a LIBOR Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

             Adjusted LIBO Rate  =             LIBOR
                                   -------------------------------
                                   1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Rent Period for a LIBOR Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

      "Advance" means a LIBOR Advance or a Base Rate Advance.

      "Affected Funding Party" is defined in Section 7.5 of the Master
Agreement.

      "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For purposes of this definition "Control" shall mean the power, directly or indirectly, either to (i) vote 10% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

      "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

      "Agent" means SunTrust Bank, a Georgia banking corporation, in its capacity as agent under the Master Agreement, the Lease Participation Agreement and the Loan Agreement.

      "Aggregate Funded Amount" with respect to any Leased Property means the aggregate amount funded by the Lessor with respect to such Leased Property pursuant to Section 2.2 of the Master Agreement, including the amount funded by the Lease Participant and by the Lenders for the Loans with respect to such Leased Property.

      "Alterations" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

      "Applicable Law" means all existing and future applicable laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property) and any restrictive covenant or deed restriction or easement of record affecting any Leased Property.

      "Applicable Margin" shall mean with respect to all LIBOR Advances and Base Rate Advances outstanding on any date as the case may be, a percentage per annum determined by reference to the applicable Total Debt to EBITDA Ratio in effect on such date as set forth on the Pricing Schedule attached hereto; provided, that a change in the Applicable Margin resulting from a change in the Total Debt to EBITDA Ratio shall be effective on the second day after which the Lessee has delivered the financial statements required by Section 5.1(a) or (b) of the Master Agreement and the compliance certificate required by Section 5.1(c) of the Master Agreement; provided further, that if at any time the Lessee shall have failed to deliver such financial statements and such certificate, the Applicable Margin shall be at Level IV until such time as such financial statements and certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin from the Initial Closing Date until the financial statement and compliance certificate for the fiscal quarter ending on September 30, 2001 are delivered shall be at Level III.

      "Applicable Percentage" shall mean, with respect to the Unused Fee, as of any date, the percentage per annum determined by reference to the applicable Total Debt to EBITDA Ratio in effect on such date as set forth on the Pricing Schedule attached hereto; provided, that a change in the Applicable Percentage resulting from a change in the Total Debt to EBITDA Ratio shall be effective on the second day after which the Lessee has delivered the financial statements required by Section 5.1(a) or (b) of the Master Agreement and the compliance certificate required by Section 5.1(c) of the Master Agreement; provided, further, that if at any time the Lessee shall have failed to deliver such financial statements and such certificate, the Applicable Percentage shall be at Level IV until such time as such financial statements and certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the Initial Closing Date until the financial statement and compliance certificate for the fiscal quarter ending on September 30, 2001 are delivered shall be at Level III.

      "Appraisal" is defined in Section 3.1 of the Master Agreement.

      "Appraiser" means an MAI appraiser satisfactory to the Agent and the Lessor.

      "Architect" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, who may be an employee of the General Contractor for such Leased Property.

      "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the Lessee and the related Architect.

      "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

      "Awards" means any award or payment received by or payable to the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

      "B Loan" means the B Percentage of Loans made by a Lender pursuant to the Loan Agreement and the Master Agreement.

      "B Note" is defined in Section 2.2 of the Loan Agreement.

      "B Percentage" means 15%.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

      "Base Rate" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. The Base Rate is determined daily.

      "Base Rate Advance" means that portion of the Funded Amount bearing interest based on the Base Rate.

      "Base Term" means, (a)(i)with respect to any Existing Leased Property, the period commencing on October 31, 2001 for the first parcel of Land acquired by the Lessor and ending on October 30, 2006 and (ii) with respect to any other Leased Property, the period commencing on the Completion Date for such Leased Property (or the related Closing Date, if such Leased Property is not a Construction Land Interest) and ending on October 30, 2006 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

      "Basic Rent" means, for any Lease Term, the rent payable pursuant to
Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

      "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

      "Building" means, with respect to any Leased Property, (i) the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, (ii) all equipment and other personal property financed by the Lessor and/or the Lenders and the Lease Participants and (iii) all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures financed other than by the Lessor, the Lease Participant or the Lenders).

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

      "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

      "Change in Control" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Lessee to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Loudermilk Family of 33 1/3% or more of the total voting power of shares of stock entitled to vote in the election of directors of the Lessee; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lessee by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

      "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

      "Closing Date" means, with respect to each parcel of Land, the date on which such Land is acquired by the Lessor and the initial Funding occurs with respect to such Land under the Master Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commitment" means as to each Funding Party, its obligation to make

Fundings as investments in each Leased Property, or to make Loans to the Lessor, or to fund a Lease Participation as the case may be, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

      "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time constituted by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

      "Completion Date" with respect to any Leased Property means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such property.

      "Completion Date Appraisal" with respect to any Leased Property means that appraisal, dated as of the Completion Date, delivered by the Appraiser pursuant to Section 3.5 of the Master Agreement with respect to such Leased Property.

      "Condemnation" means any condemnation, requisition, confiscation, seizure, permanent use or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

      "Consolidated EBITDA" shall mean, for the Lessee and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense,
(iii) depreciation (excluding depreciation of rental merchandise) and amortization and (iv) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period.

      "Consolidated EBITDAR" shall mean, for the Lessee and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA and (b) Consolidated Lease Expense.

      "Consolidated Fixed Charges" shall mean, for the Lessee and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated

Interest Expense for such period and (b) Consolidated Lease Expense for such period.

      "Consolidated Interest Expense" shall mean, for the Lessee and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, total cash interest expense, including without limitation the interest component of any payments in respect of Capital Leases Obligations capitalized or expensed during such period (whether or not actually paid during such period).

      "Consolidated Lease Expense" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Lessee and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

      "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Lessee and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Lessee or any Subsidiary of the Lessee in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Lessee or any Subsidiary on the date that such Person's assets are acquired by the Lessee or any Subsidiary.

      "Consolidated Net Worth" shall mean, as of any date of determination, the Lessee's total shareholders' equity, determined in accordance with GAAP.

      "Consolidated Total Adjusted Capital" shall mean, as of any date of determination with respect to the Lessee, the sum of (i) Consolidated Total Adjusted Debt as of such date and (ii) Consolidated Net Worth as of such date.

      "Consolidated Total Adjusted Debt" shall mean, as of any date of determination, (i) Consolidated Total Debt, plus (ii) to the extent not included in clause (i), all operating lease obligations of Lessee and its Subsidiaries measured at the present value of such obligations (using a 10% discount rate).

      "Consolidated Total Debt" shall mean, at any time, all then currently outstanding obligations, liabilities and indebtedness of the Lessee and its subsidiaries on a consolidated basis of the types described in the definition of Indebtedness (other than as described in subsection (xi) thereof), but including, but not limited to all loans under the Credit Agreement and LC Exposure.

Notwithstanding anything contained herein to the contrary, for purposes of calculating Consolidated Total Debt as of any date, the obligations, liabilities and indebtedness of the Lessee under the Loan Facility Agreement shall be limited to fifty percent (50%) of the aggregate outstanding principal amount of the Loans (as such term is defined in the Loan Facility Agreement) on such date.

      "Construction" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

      "Construction Agency Agreement" means the Amended and Restated Construction Agency Agreement, dated as of October 31, 2001, between the Lessee and the Lessor.

      "Construction Agency Event of Default" is defined in Section 5.1 of the Construction Agency Agreement.

      "Construction Agent" means the Lessee in its capacity as construction agent pursuant to the Construction Agency Agreement.

      "Construction Budget" is defined in Section 2.4 of the Construction Agency Agreement.

      "Construction Conditions" means the conditions set forth in Section 3.5 of the Master Agreement.

      "Construction Contract" means, with respect to any Leased Property, that certain construction contract, if any, between the Construction Agent and a General Contractor for the Construction of the related Building, which contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Master Agreement.

      "Construction Costs" means, with respect to any Leased Property, all costs of acquisition of the related Land, all closing, development and transaction costs related thereto, including fees, costs and expenses of attorneys, architects, surveyors, engineers, title and other insurance companies, appraisers and environmental firms, all costs of Construction and all interest and Yield accrued on the Funded Amounts related to such Leased Property during the Construction Term therefor.

      "Construction Failure Payment" with respect to any Leased Property means an amount equal to the sum of (i) 100% of the acquisition cost of the related Land, plus (ii) 89.9% of the Construction Costs (including development and transaction costs, but excluding any upfront structuring fees) related to such Leased Property that have been funded by Advances through the date of payment.

      "Construction Force Majeure Event" means, with respect to any Leased
Property:

      (a)   an act of God arising after the related Closing Date, or

      (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

      (c) strikes, lockouts, labor troubles, unavailability of materials, riots, insurrections or other causes beyond the Lessee's control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of due diligence by the Construction Agent.

      "Construction Land Interest" means each parcel of Land for which the Completion Date has not yet occurred.

      "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

      "Construction Term Expiration Date" means, with respect to any Leased Property, the earliest of the following:

      (a)   the related Completion Date,

      (b) the date on which the aggregate Funded Amounts equal the Commitments, and

      (c)   the related Scheduled Construction Termination Date.

      "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

      "Credit Agreement" means, the Revolving Credit Agreement, dated as of March 30, 2001, among the Lessee, as borrower, Aaron Rents, Inc. Puerto Rico, as co-borrower, the lenders from time to time party hereto, SunTrust Bank, as administrative agent, and FirstUnion National Bank, as syndication agent.

      "Deed" means, with respect to any Land, a General Warranty Deed, dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

      "Disbursement Agreement" means the Disbursement/Transfer Agreement, dated as of October 31, 2001, between the Lessee and SunTrust Bank.

      "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State of the United States, the District of Columbia or Puerto Rico.

      "Documentary Conventions" means the provisions set forth in Paragraph F of this Appendix A.

      "Engineer" means, with respect to any Leased Property, the engineer engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

      "Engineer's Agreement" means, with respect to any Leased Property the engineering services agreement, if any, between the Construction Agent, in its capacity as agent for Lessor, and the related Engineer.

      "Environmental Audit" means, with respect to each parcel of Land, a Phase I Environmental Assessment and, if recommended in such Phase I Environmental Assessment, a Phase II Environmental Assessment, dated no more than 60 days prior to the related Closing Date, by an environmental services firm satisfactory to the Funding Parties.

      "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. Sections 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the

Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, the Toxic Substances Control Act, 15 U.S.C.
Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
Sections 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

      "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Lessee or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor statute.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Lessee, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lessee or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Lessee or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lessee or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lessee or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lessee or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "ERISA Group" means the Lessee and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under the control of the Lessee which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

      "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

      "Event of Loss" is defined in Section 10.1 of the Lease.

      "Event of Taking" is defined in Section 10.2 of the Lease.

      "Existing Construction Agency Agreement" is defined in the preliminary statements to the Construction Agency Agreement.

      "Existing Lease" is defined in the preliminary statements to the Lease.

      "Existing Leased Properties" means each Leased Property that was leased under the Existing Lease.

      "Existing Master Agreement" is defined in the preliminary statements to the Master Agreement.

      "Existing Operative Documents" means the "Operative Documents" as defined in Appendix A to the Existing Master Agreement.

      "Fair Market Rental Value" means, with respect to any Leased Property, the fair market rental value as determined by an independent appraiser chosen by the Lessor that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to the Lessor or Lessee for the lease of such Leased Property on the terms set forth, or referred to, in the Lease. Such fair market rental value shall be calculated as the value for the use of such Leased Property to be leased in place at the Land, assuming, in the determination of such fair market rental value, that such Leased Property is in the condition and repair required to be maintained by the terms of the related Lease (unless such fair market rental value is being determined for the purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

      "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessor or, so long as the Funded Amounts are outstanding, the Agent that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for the use of such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

      "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

      "Final Rent Payment Date" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

      "Fiscal Year" shall mean a fiscal year of the Lessee; references to a Fiscal

Year with a number corresponding to any calendar year (e.g., the "Fiscal Year 2000") refers to the Fiscal Year ending during such calendar year.

      "Fixed Charge Coverage Ratio" shall mean, at any date, the ratio of (a) Consolidated EBITDAR for the four consecutive fiscal quarters of the Lessee ending on such date to (b) Consolidated Fixed Charges for the four consecutive fiscal quarters of the Lessee ending on such date.

      "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

      "Funded Amount" means, as to the Lessor, the Lessor's Invested Amounts, and, as to each Lender, the outstanding principal of such Lender's Loans.

      "Funding" means any funding by the Funding Parties pursuant to Section 2.2 of the Master Agreement.

      "Funding Date" means collectively, each Closing Date and each other date during the Construction Term on which a Funding occurs under Section 2 of the Master Agreement.

      "Funding Parties" means the Lessor, the Agent, the Lease Participant and the Lenders, collectively.

      "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount (less the related Lease Participant Amount), all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount (less the related Lease Participant Amount), all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessee under the Operative Documents,
(ii) for the Lease Participant as of any date of determination, an amount equal to the sum of the outstanding related Lease Participant Amount, all accrued and unpaid Yield thereon, all unpaid related fees owing to the Lease Participant under the Operative Documents, and all other related amounts owing to the Lease Participant by the Lessee under the Operative Documents, and (iii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessee under the Operative Documents.

      "Funding Request" is defined in Section 2.2 of the Master Agreement.

      "Funding Termination Date" means October 31, 2003.

      "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section B hereof.

      "General Contractor" means with respect to any Leased Property the general contractor under the related Construction Contract as may be selected by the Construction Agent.

      "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citations, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

      "Governmental Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

      "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantor" means the Lessee, in its capacity as guarantor under the Guaranty.

      "Guaranty" means the Amended and Restated Guaranty, dated as of October 31, 2001 by the Guarantor in favor of the Funding Parties.

      "Hazardous Material" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

      "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that for purposes of Section 12.1(h) of the Lease, trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (v) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, and (x) Off- Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

      "Indemnitee" means the Agent (in its individual capacity and in its capacity as Agent), the Lease Participant, each Lender, and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall the Lessee be an Indemnitee.

      "Indemnitee Group" means the respective Affiliates, employees, officers, directors and agents of the Agent (in its individual capacity), the Lease Participant, each Lender or the Lessor, as applicable; provided, however, that in no event shall the Lessee be a member of the Indemnitee Group.

      "Initial Closing Date" means the Closing Date for the first Leased Property acquired by the Lessor.

      "Land" means the land described in Appendix B to the related Lease Supplement.

      "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

      "LC Exposure" is defined in the Credit Agreement.

      "Lease" means the Amended and Restated Lease Agreement, dated as of October 31, 2001, together with each Lease Supplement thereto, between the Lessee and the Lessor, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Funding Parties in the jurisdiction where the Leased Property is located.

      "Lease Balance" means, with respect to the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, including all other amounts owing to the Funding Parties by the Lessee under the Operative Documents.

      "Lease Participant" means SunTrust Bank and such other Persons, if any, who may become parties to the Lease Participation Agreement as Lease Participants, provided that, unless such other Person is an Affiliate of SunTrust Bank, Lessee consents to such other Person, which consent shall not be unreasonably withheld.

      "Lease Participation Agreement" means the Amended and Restated Lease

Participation Agreement dated as of October 31, 2001, among the Lessor, the Lease Participant and the Agent.

      "Lease Participant Amount" means the amounts funded by the Lease Participant pursuant to Section 2.2 of the Lease Participation Agreement (as increased during the related Construction Term by a amount equal to the Lease Participant's Percentage of the increase in the related Lessor's Invested Amount pursuant to Section 2.3(c) of the Master Agreement), as the purchase price for the Lease Participation.

      "Lease Participant Commitment" is defined in Section 2.2 of the Lease Participation Agreement.

      "Lease Participation" is defined in Section 2.1 of the Lease Participation Agreement.

      "Lease Supplement" is defined in Section 2.1 of the Lease.

      "Lease Term" with respect to the Lease means (a) the Base Term, as it may be renewed pursuant to Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

      "Lease Termination Date" means the last day of the Lease Term, as the same may be accelerated pursuant to the Lease.

      "Leased Property" means Land and the related Building(s), including each Existing Leased Property. For purpose of the Lease, "Leased Property" means the property subject to a Lease Supplement, unless the context provides otherwise.

      "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lease Participant Amounts, all related unpaid fees owing to the Funding Parties under the Operative Documents, including all other amounts owing to the Funding Parties by the Lessee under the Operative Documents.

      "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans subject to the Lease pursuant to Section 2.5 of the Loan Agreement during such Rent Period.

      "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as Lenders to the Lessor.

      "Lending Office" for each Lender or Lease Participant means the office such Lender or Lease Participant designates in writing from time to time to the Lessee and the Agent.

      "Lessee" is defined in the preamble to the Master Agreement.

      "Lessor" is defined in the preamble to the Master Agreement.

      "Lessor Basic Rent" means, for any Rent Period under any Lease, the aggregate amount of Yield accrued on the Lessor's Invested Amounts under the Lease under Section 2.3(a) of the Master Agreement during such Rent Period.

      "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which the Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by the Lessee or the Construction Agent).

      "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to
Section 2.3(c) of the Master Agreement.

      "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period and in an amount comparable to such Advances, appearing on the Telerate Screen Page 3750 as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Rent Period. If two or more of such rates appear on the Telerate Screen Page 3750, the rate for that Rent Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Telerate Screen for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to the Lessee, the Lease Participant and the Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

      "LIBOR Advance" means that portion of the Funded Amount bearing interest based on the LIBOR Rate.

      "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing). A covenant not to grant a Lien or a "negative pledge" shall not be determined a Lien for purposes of this Agreement.

      "Loan" shall have the meaning specified in Section 2.1 of the Loan Agreement.

      "Loan Agreement" means the Amended and Restated Loan Agreement, dated as of October 31, 2001, among the Lessor, the Agent and the Lenders.

      "Loan Documents" means the Loan Agreement, the Notes, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

      "Loan Event of Default" means any of the events specified in Section 5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

      "Loan Facility Agreement" shall mean that certain Loan Facility Agreement and Guaranty dated as of March 30, 2001 by and among the Lessee, SunTrust Bank, as servicer and the financial institutions from time to time a party thereto, as Participants, as amended, restated, supplemented or otherwise modified from time to time.

      "Loan Parties" shall mean the Lessee, the Co-Borrower (as defined in the Credit Agreement) and the Subsidiary Loan Parties.

      "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

      "Loss Proceeds" is defined in Section 10.6 of the Lease.

      "Loudermilk Family" shall mean, collectively, Robert Charles Loudermilk, Sr., his spouse, his children, his grandchildren and any trust which may be now or hereafter established for the sole benefit of any of the foregoing persons.

      "Master Agreement" means the Amended and Restated Master Agreement, dated as of October 31, 2001, among the Lessee, the Lessor, the Agent and the Lenders.

      "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of the Lessee and its Subsidiaries taken as a whole, (ii) the ability of the Lessee or the Guarantor to perform any of their respective obligations under the Operative Documents, (iii) the rights and remedies of the Agent, the Lessor Bank and the Funding Party under any of the Operative Documents, (iv) the legality, validity or enforceability of any of the Loan Documents, (v) or the value, utility or useful life of any Leased Property, or (vi) the priority, perfection or status of any Funding Party's interest in any Leased Property.

      "Material Indebtedness" shall mean Indebtedness of any one or more of the Lessee and the Subsidiaries in an aggregate principal amount exceeding $500,000.

      "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, substantially in the form of Exhibit D attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

      "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

      "Notes" means the A Note and the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

      "Obligations" means all amounts owed by, and obligations of, the Lessor to the Lenders or the Agent under the Loan Agreement, Notes and other Operative Documents.

      "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

      "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, other than indemnity obligations for any breach of any representation or warranty which are customary in nonrecourse sales of such assets, (ii) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (iii) any liability of such Person under any so-called "synthetic" lease transaction or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

      "Operative Documents" means the Master Agreement, the Guaranty, the Purchase Agreements, the Deeds, the Lease, the Lease Participation Agreement, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Assignments of Lease and Rents, the Mortgages, the Construction Agency Agreement, the Disbursement Agreement and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

      "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Base Rate in effect from time to time.

      "Partial Purchase Option" is defined in Section 14.1(b) of the Lease.

      "Payment Date" means the last day of each Rent Period (and if such Rent Period is longer than 90 days or three months, the day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day.

      "Payment Date Notice" is defined in Section 2.3(e) of the Master
Agreement.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

      "Permitted Acquisition" shall mean any Acquisition so long as (a) at the time of such Acquisition, no Potential Event of Default or Event of Default is in existence, (b) after giving effect to such Acquisition, no Potential Event of Default or Event of Default is in existence, (c) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (d) the total consideration (including all cash, debt, stock and other property, and assumption of obligations for borrowed money) of any single Acquisition or series of related Acquisitions does not exceed $10,000,000, and (e) the total consideration (including all cash, debt, stock and other property, and assumption of obligations for borrowed money) of all Acquisitions during any fiscal year does not exceed $20,000,000. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any Affiliate thereof.

      "Permitted Encumbrances" shall mean

        (i) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

        (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

        (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

        (v) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

        (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Lessee and its Subsidiaries taken as a whole;

        (vii) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and

        (viii) Liens on insurance policies owned by the Lessee on the lives of its officers securing policy loans obtained from the insurers under such policies, provided that (A) the aggregate amount borrowed on each policy shall not exceed the loan value thereof, and (B) the Lessee shall not incur any liability to repay any such loan;

        provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

        "Permitted Investments" shall mean:

        (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

        (ii) commercial paper having an A or better rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within one year from the date of acquisition thereof;

        (iii) certificates of deposit, bankers' acceptances and time deposits maturing within one year of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

        (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

        (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint- stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

        "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Lessee or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Plans and Specifications" means with respect to any Building the final plans and specifications for such Building prepared by the Architect, and referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

        "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

        "Purchase Agreement" means with respect to any Land, the purchase agreement or option agreement, as the case may be, with the Seller for the conveyance of such Land to the Lessor.

        "Purchase Option" is defined in Section 14.1(a) of the Lease.

        "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year.

        "Recourse Deficiency Amount" means, as of any date of determination thereof, the sum of (i) the aggregate principal amount of the A Loans then outstanding, plus the A Percentage of the Lessor's Invested Amounts then outstanding, plus (ii) all accrued and unpaid Yield on the A Percentage of the Lessor's Invested Amounts and all accrued and unpaid interest on the A Loans.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

        "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

      "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

      "Release Date" means, with respect to any Leased Property, the earlier of
(i) the date that the related Leased Property Balance has been paid in full, and
(ii) the date on which the Agent gives notice to the Lessor that the Lease Participant and the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

      "Remarketing Option" is defined in Section 14.6 of the Lease.

      "Rent" means Basic Rent and Supplemental Rent, collectively.

      "Rental Income" shall mean the gross revenues of the Lessee and its Subsidiaries from rentals to the public from the Lessee's furniture inventory and rental equipment (excluding customer deposits, advance rent payments and proceeds from the sale of inventory).

      "Rent Period" means (x) in the case of Base Rate Advances, the period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date, and (y) in the case of LIBOR Advances either a 1, 2, 3 or 6 month period as determined pursuant to Section 2.3 of the Master Agreement; provided that:

            (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

            (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

            (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph

      (d) below, expire on the last Business Day of such calendar month;

            (d) No Rent Period shall extend beyond the Lease Termination Date;
      and

            (e) At any one time, there shall be no more than six (6) Rent
      Periods.

      "Report" is defined in Section 7.6 of the Master Agreement.

      "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

      "Required Lenders" means, at any time, Lenders holding an aggregate outstanding principal amount of Loans equal to at least 66-2/3% of the aggregate outstanding principal amount of all Loans.

      "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X of the Board of Governors of the Federal Reserve System, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

      "Responsible Financial Officer" is defined in Section 5.1(c) of the Master Agreement.

      "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

      "Scheduled Construction Termination Date" means the earlier of (i) the Funding Termination Date and (ii) the Completion Date.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

      "Seller" means as to any Leased Property, the seller thereof to the Lessor on the related Closing Date.

      "SouthTrust Loan Facility Agreement" means that certain Loan Facility Agreement and Guaranty dated as of August 31, 2000, by and between the Lessee and SouthTrust Bank, as amended, restated, supplemented or otherwise modified from time to time.

      "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Lessee.

      "Subsidiary Loan Party" shall mean any Subsidiary that is not a Foreign Subsidiary.

      "SunTrust" means SunTrust Banks, Inc., a Georgia corporation.

      "SunTrust Bank" is defined in the preamble to the Master Agreement.

      "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, the Lease Participant, any Lender or any other party, including amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

      "Tax" or "Taxes" is defined in Section 7.4 of the Master Agreement.

      "Tax Indemnitee" means the Lessor, the Lease Participant, the Agent, any Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no event shall the Lessee be a Tax Indemnitee.

      "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

      "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

      "Title Policy" is defined in Section 3.1 of the Master Agreement.

      "Total Adjusted Debt to Total Adjusted Capital Ratio" shall mean, at any date of determination, the ratio of (a) Consolidated Total Adjusted Debt as of such date to (b) Consolidated Total Adjusted Capital as of such date.

      "Total Debt to EBITDA Ratio" shall mean, at any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Lessee ending on such date.

      "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

      "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

      "Unused Fee" is defined in Section 2.3(e) of the Master Agreement.

      "Voting Stock" shall mean the securities of any class or classes of the Lessee the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors of the Lessee (or persons performing similar functions).

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      "Yield" is defined in Section 2.3 of the Master Agreement.

      A. Documentary Conventions. The following provisions shall be applicable to each Operative Document.

      SECTION 1 Notices. All notices, requests, demands or other communications to or upon the respective parties to each agreement to which the Documentary Conventions apply shall be addressed to such parties at the addresses therefor as set forth in Schedule I hereto, or such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) three Business Days after being sent, if sent by registered or certified mail, postage prepaid.

      SECTION 2 Counterparts. Each agreement to which the Documentary Conventions apply may be executed by the parties thereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 3 Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to the Lessee or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessee, with the written agreement or consent of the Lessee, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of the Required Funding Parties; provided, however, that

            (x) notwithstanding the foregoing provisions of this Section 3, the consent of each Funding Party affected thereby shall be required for any amendment, modification or waiver:

                  (i) amending, modifying, waiving or supplementing any of the provisions of Section 6.4 of the Master Agreement or the representations of such Funding Party in Section 4.2 or 4.3 of the Master Agreement or the covenants of such Funding Party in Section 6 of the Master Agreement or this Section 3 or changing the definition of "Required Funding Parties" or "Required Lenders";

                  (ii) increasing the Commitment of such Funding Party or
            reducing any amount payable to such Funding Party under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, the Leased Property Balance, the Lease Balance, any Funding Party Balance, Recourse Deficiency Amount, interest or Yield; or

                  (iii) consenting to any assignment of the Lease or the
            extension of the Lease Term, releasing any of the collateral assigned to the Agent pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Agent may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing any Guarantor from its obligations under the Guaranty Agreement or the other Operative Documents or changing the absolute and unconditional character of any such obligation;

            (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Agent and the Required Lenders, be made to the Lease or the Construction Agency Agreement; and

            (z) subject to the foregoing clauses (w), (x) and (y), so long as no Event of Default has occurred and is continuing, the Lessor, the Agent and the Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Mortgages and the Assignments of Lease and Rents without the consent of the Lessee (such consent not to be unreasonably withheld or delayed); provided that in no event may the Loan Agreement be amended so as to increase the amount of Basic Rent payable by the Lessee without the consent of the Lessee.

      SECTION 4 Headings, etc. The Table of Contents and headings of the various Articles and Sections of each agreement to which the Documentary Conventions apply are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      SECTION 5 Parties in Interest. Except as expressly provided therein, none of the provisions of any agreement to which the Documentary Conventions apply is intended for the benefit of any Person except the parties thereto and their respective successors and permitted assigns.

      SECTION 6 GOVERNING LAW. EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES; PROVIDED THAT, AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD OR MORTGAGE ESTATES UNDER THE LEASE AND THE MORTGAGES, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, AND SUCH OTHER MATTERS AS MAY BE REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATES IN WHICH LEASED PROPERTIES ARE LOCATED, ALL OF WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH THE LEASED PROPERTIES ARE LOCATED.

      SECTION 7 Severability. Any provision of each agreement to which the Documentary Conventions apply that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 8 Submission to Jurisdiction; Waivers. Each party to an agreement to which the Documentary Conventions apply hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to the Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Georgia sitting in Fulton County, Georgia, the courts of the United States of America for the Northern District of Georgia, and appellate courts from any thereof; provided that this provision shall not limit a party's right to remove such legal action or proceeding from a Georgia state court to a Federal court sitting in the Northern District of Georgia.

            (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Schedule I hereto or at such other address of which the other parties hereto shall have been notified pursuant to

      Section 1; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

      EACH PARTY TO EACH AGREEMENT TO WHICH THE DOCUMENTARY CONVENTIONS APPLY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO SUCH AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

      SECTION 9 NO ORAL AGREEMENTS. THE OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER THEREOF. THE OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES OR ANY COURSE OF PRIOR DEALINGS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      SECTION 10 Construction. No agreement to which the Documentary Conventions apply shall be construed more strictly against any one party, it being recognized that all parties have contributed substantially and materially to the preparation and negotiations of the Operative Documents.

                                PRICING SCHEDULE

Facility
Pricing
(Basis
Points per
annum)                           Total Debt to EBITDA Ratio
             -------------------------------------------------------------------
                 Level I         Level II          Level III        Level IV
             -------------------------------------------------------------------
                  <1.50         >=1.50 and        >=2.00 and         >=2.50
                                   <200              <2.50
--------------------------------------------------------------------------------
Applicable         97.5            110.0            135.00            160.0
Margin
--------------------------------------------------------------------------------
Applicable         15.0             20.0              25.0             30.0
Percentage
--------------------------------------------------------------------------------

                                   SCHEDULE I

                              ADDRESSES FOR NOTICES

Lessee:                                 Aaron Rents, Inc.
                                        309 East Paces Ferry Road, N.E.
                                        Atlanta, Georgia 30305-2377
                                        Attn:  Gilbert L. Danielson

Lessor:                                 SunTrust Capital Markets, Inc.
                                        303 Peachtree Street, Suite 2400
                                        MC 3951
                                        Atlanta, Georgia 30308
                                        Attn: Peter Kantor

Agent:                                  SunTrust Bank
                                        303 Peachtree Street, Suite 400
                                        MC 1922
                                        Atlanta, Georgia 30308
                                        Attn: Don Thompson
                                        Fax No.: 404/588-8833

                                        with a copy to:

                                        SunTrust Capital Markets, Inc.
                                        303 Peachtree Street, Suite 2400
                                        MC 3951
                                        Atlanta, Georgia 30308
                                        Attn: Peter Kantor

Lender:                                 SouthTrust Bank, N.A.
                                        600 West Peachtree
                                        Atlanta, Georgia 30308
                                        Attn: Ron Fontenot

                          AMENDED AND RESTATED GUARANTY

                                      from

                                AARON RENTS, INC.

                          Dated as of October 31, 2001

                          AMENDED AND RESTATED GUARANTY

         THIS GUARANTY, dated as of October 31, 2001, is made by Aaron Rents, Inc., a Georgia corporation ("Aaron" or the "Guarantor").

                                   WITNESSETH:

         WHEREAS, Aaron, SunTrust Banks, Inc. as Lessor, the financial institutions from time to time party thereto, as Lenders, and SunTrust Bank, (as successor to SunTrust Bank, Atlanta) as Agent, have entered into that certain Master Agreement, dated as of September 20, 1996, and such parties have entered into the Amended and Restated Master Agreement, dated as of the date hereof (as it may be modified, amended or restated from time to time as and to the extent permitted thereby, the "Master Agreement"; and, unless otherwise defined herein, terms which are defined or defined by reference in the Master Agreement (including Appendix A thereto) shall have the same meanings when used herein as such terms have therein); and

         WHEREAS, the Guarantor wishes to amend and restate its Guaranty, dated as of September 20, 1996;

         WHEREAS, it is a condition precedent to the Funding Parties consummating the transactions to be consummated on each Closing Date that the Guarantor execute and deliver this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor that the transactions contemplated by the Master Agreement be consummated on each Closing Date; and

         WHEREAS, this Guaranty, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of the Guarantor; and

         WHEREAS, this Guaranty is offered by the Guarantor as an inducement to the Funding Parties to consummate the transactions contemplated in the Master Agreement, which transactions, if consummated, will be of benefit to the Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby unconditionally guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of all of the Liabilities (as hereinafter defined), including interest and earnings on any such Liabilities whether accruing before or after any bankruptcy or insolvency case or proceeding involving Guarantor, or any other Person and, if interest or earnings on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) actually paid or incurred by each of the Funding Parties in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. The term "Liabilities", as used herein, shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: (i) all amounts payable by the Lessee under the Lease (including, without limitation, Basic Rent, Supplemental Rent and Recourse Deficiency Amounts), the Master Agreement (including the Commitment Fee) or any other Operative Document, and
(ii) all principal of the Notes and interest accrued thereon, Lease Participant Amounts, accrued Yield and all additional amounts and other sums at any time due and owing, and required to be paid, to the Funding Parties under the terms of the Master Agreement, the Lease Participation Agreement, the Loan Agreement, the Assignment of Lease and Rent, the Mortgages, the Notes or any other Operative Document; provided, however, that the Guarantor will not be obligated to pay under this Guaranty any amounts greater than the Lessee would have had to pay, under the Lease, the Master Agreement and the other Operative Documents assuming that such documents were enforced in accordance with their terms (and without giving effect to any discharge or limitation thereon resulting or arising by reason of the bankruptcy or insolvency of the Lessee), plus all actual and reasonable costs of enforcing this Guaranty.

         By way of extension but not in limitation of any of its other obligations hereunder, the Guarantor stipulates and agrees that in the event any foreclosure proceedings are commenced and result in the entering of a foreclosure judgment, any such foreclosure judgment, to the extent related to the Liabilities, shall be treated as part of the Liabilities, and the Guarantor unconditionally guarantees the full and prompt payment of such judgment.

         SECTION 2. Bankruptcy. The Guarantor agrees that, in the event of the dissolution, bankruptcy or insolvency of the Guarantor, or the inability or failure of the Guarantor generally to pay debts as they become due, or an assignment by the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Funding Parties forthwith the full amount which would be payable hereunder by the Guarantor if all Liabilities were then due and payable.

         SECTION 3. Right of Set-Off. To secure all obligations of the Guarantor hereunder, each Funding Party shall have a right to set-off, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the Guarantor hereunder against any and all balances, credits, deposits, accounts or moneys of or in the Guarantor's name now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, any Funding Party or any agent or bailee for any Funding Party, and apply any such amounts toward the payment of the Liabilities then due in such order as the Agent may elect in accordance with the Operative Documents.

         SECTION 4. Continuing Guaranty. This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty of prompt and complete payment and performance (and not merely of collection), and shall remain in full force and effect (notwith-standing, without limitation, the dissolution of the Guarantor) until the termination of the Commitments and the full and final payment of all of the Liabilities.

         SECTION 5. Reinstatement. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied to any of the Liabilities is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Guarantor), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application had not been made.

         SECTION 6. Certain Actions. The Funding Parties may, from time to time at their discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain (i) a security interest in the Lessee's interests in the Lease and (ii) a lien or a security interest hereafter granted by any Person upon or in any property, in each case to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor (including, without limitation, the Lessor) with respect to any of the Liabilities; (d) release or fail to perfect its Lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release or compromise any obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantor for payment of any of the Liabilities, regardless of whether the Agent or any other Person shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this clause
(e) being hereby expressly waived by the Guarantor).

         SECTION 7. Application. Any amounts received by any Funding Party from whatever source on account of the Liabilities shall be applied by it toward the payment of such of the Liabilities, and in such order of application, as is set forth in the Operative Documents.

         SECTION 8. Waiver. The Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

         SECTION 9. Assignment. Subject to Section 6 of the Master Agreement, each Funding Party may, from time to time, whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every such immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were such Funding Party.

         SECTION 10. Miscellaneous. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon any Funding Party except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Funding Party's rights or the Guarantor's obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of the Lessee or the Lessor or anyone else to assert any claim or defense (other than final payment) as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Guarantor hereunder. The Guarantor's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

         This Guaranty shall be binding upon the Guarantor and upon the Guarantor's successors and permitted assigns; and all references herein to the Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person; provided that the Guarantor shall not assign its obligations hereunder without the prior written consent of the Funding Parties.

         Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         The Guarantor: (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Georgia sitting in Fulton County, Georgia, the courts of the United States of America for the Northern District of Georgia, and appellate courts from any thereof; (b) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by delivering a copy thereof to it at its address set forth below or at such other address of which the other parties to the Master Agreement shall have been notified in accordance with the Documentary Conventions; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right of the Funding Parties to sue in any other jurisdiction.

         All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in the Documentary Conventions. The initial address for notices to each Guarantor is set forth below.

         THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                       AARON RENTS, INC.



                                       By:
                                          --------------------------------------
                                          Name Printed: Gilbert L. Danielson
                                          Title: Chief Financial Officer


                                       Address: 309 East Paces Ferry Road, N.E.
                                                Atlanta, Georgia 30305

                                Table of Contents

                                                                                                               Page
SECTION 1.            Guaranty...................................................................................1

SECTION 2.            Bankruptcy.................................................................................2

SECTION 3.            Right of Set-Off...........................................................................2

SECTION 4.            Continuing Guaranty........................................................................2

SECTION 5.            Reinstatement..............................................................................3

SECTION 6.            Certain Actions............................................................................3

SECTION 7.            Application................................................................................3

SECTION 8.            Waiver.....................................................................................3

SECTION 9.            Assignment.................................................................................3

SECTION 10.           Miscellaneous..............................................................................4


                                      -i-